UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

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Soliciting Material Pursuant to §240.14a-12

CONOCOPHILLIPS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ConocoPhillips

set for GROWTH

2014 PROXY STATEMENT

March 28, 2014

Dear Fellow Stockholder:

I invite you to join the ConocoPhillips Board of Directors, executives, employees and your fellow stockholders at our 2014 Annual Meeting of Stockholders. The meeting will take place at the Omni Houston Hotel at Westside, 13210 Katy Freeway, Houston, Texas 77079, on Tuesday, May 13, 2014, at 9:00 a.m. CDT. The attached Notice of Annual Meeting of Stockholders and Proxy Statement provide information about the business to be conducted at the meeting.

Enhanced stockholder communications

My fellow board members and I were very pleased with the positive feedback we received after redesigning our proxy statement last year. This year, we have further enhanced the transparency of the information provided to you. This Proxy Statement demonstrates our ongoing commitment to provide information about our company as clearly as possible.

You will find detailed information about the qualifications of our director candidates and why we believe they are the right people to help in shaping the direction of our company, starting on page 28. We have also continued to enhance the Compensation Discussion and Analysis that begins on page 39 to show how our executive compensation is linked to performance and to clearly explain our compensation philosophy and practices.

We are once again offering an Annual Meeting website for stockholders that, among other things, will enable you to learn more about our company, vote your proxy and listen to a live audio webcast of the meeting. We encourage you to visit this site at www.conocophillips.com/annualmeeting.

Every vote is important – please vote right away

Your vote is very important to us and to our business. Prior to the meeting, I encourage you to sign and return your proxy card, use telephone or Internet voting, or visit the Annual Meeting website so that your vote is registered. Instructions on how to vote begin on page 12.

Our values and commitment

We run our business under a set of guiding principles that we call our SPIRIT Values – Safety, People, Integrity, Responsibility, Innovation and Teamwork. These principles set the tone for how we behave with all our stakeholders, internally and externally. They are shared by everyone in our organization, distinguish us from competitors and are a source of pride. I invite you to attend our Annual Meeting and learn more about these values and our company.

Thank you for your continued trust and confidence in ConocoPhillips.

Ryan M. Lance

Chairman and Chief Executive Officer

PARTICIPATE IN THE FUTURE OF CONOCOPHILLIPS

CAST YOUR VOTE RIGHT AWAY

Your vote is very important to us and to our business. Please cast your vote right away on all of the proposals to ensure your shares are represented.

If you are a beneficial owner and do not give your broker instructions on how to vote your shares, the broker will return the proxy card to us without voting on proposals not considered “routine.” This is known as a broker non-vote. Only the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2014 is considered to be a routine matter. Your broker may not vote on any non-routine matters without instructions from you.

Proposals requiring your vote

		More Information	Board Recommendation	Votes Required for Approval
PROPOSAL 1	Election of Directors	Page 28	FOR each Nominee	Affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the proposal
PROPOSAL 2	Ratification of Independent Registered Public Accounting Firm	Page 34	FOR
PROPOSAL 3	Advisory Approval of the Compensation of the Company’s Named Executive Officers	Page 38	FOR
PROPOSAL 4	Approval of 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips	Page 70	FOR
PROPOSALS 5-6	Stockholder Proposals	Pages 75-78	AGAINST each Proposal

Vote right away

Even if you plan to attend our Annual Meeting in person, please read this proxy statement carefully and vote right away using any of the following methods. In all cases, have your proxy card or voting instruction card in hand and follow the instructions.

By Internet using your computer	By Internet using a tablet or smartphone	By telephone	By mailing your proxy card

Visit 24/7 www.proxyvote.com	Scan this QR code 24/7 to vote with your mobile device (may require free software)	Dial toll-free 24/7 (800) 690-6903	Cast your ballot, sign your proxy card and send by mail in the enclosed postage-paid envelope

If you hold your ConocoPhillips stock in a brokerage account (that is, in “street name”), your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your proxy card or voting instruction card carefully. If you plan to vote in person at the Annual Meeting and you hold your ConocoPhillips stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

If you hold your stock through ConocoPhillips’ employee benefit plans, please see “Questions and Answers About the Annual Meeting and Voting” for information about voting.

Visit our Annual Meeting website

Visit 24/7 www.conocophillips.com/annualmeeting

•Watch a special message for our stockholders from Ryan Lance, our Chairman and CEO.

•Review and download this proxy statement and our Annual Report.

•Listen to a live audio webcast of the Annual Meeting.

•Sign up for electronic delivery of future Annual Meeting materials to save money and reduce ConocoPhillips’ impact on the environment.

Attend our 2014 Annual Meeting of Stockholders

Date and Time:	9:00 a.m. (CDT) on Tuesday, May 13, 2014
Location:	Omni Houston Hotel at Westside
13210 Katy Freeway
Houston, Texas 77079
(281) 558-8338
Record Date:	March 14, 2014
DIRECTIONS FROM DOWNTOWN HOUSTON
•Take I-10 West 3 miles past Sam Houston Tollway.
•Exit Eldridge Parkway, Exit 753A.
•Turn right (north) on Eldridge Parkway.
•The hotel will be immediately on your left.

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 13, 2014

9:00 a.m. (CDT)

Omni Houston Hotel at Westside, 13210 Katy Freeway, Houston, Texas 77079

The Annual Meeting of Stockholders of ConocoPhillips (the “Company”) will be held on Tuesday, May 13, 2014, at 9:00 a.m. (CDT) at the Omni Houston Hotel at Westside, 13210 Katy Freeway, Houston, Texas 77079, for the following purposes:

1.	To elect Directors to serve until the 2015 Annual Meeting (page 28);

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014 (page 34);

3.	To provide an advisory approval of the compensation of our Named Executive Officers (page 38);

4.	To approve the 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips (page 70);

5.	To consider and vote on two stockholder proposals (pages 75 through 78); and

6.	To transact any other business properly coming before the meeting.

Only stockholders of record at the close of business on March 14, 2014 will be entitled to receive notice of and to vote at the Annual Meeting. For instructions on voting, please refer to the notice you received in the mail or, if you requested a hard copy of the proxy statement, on your enclosed proxy card. A list of stockholders entitled to vote at the meeting will be available for inspection by any stockholder at the offices of the Company in Houston, Texas during ordinary business hours for a period of 10 days prior to the meeting. This list also will be available to stockholders at the meeting.

March 28, 2014

By Order of the Board of Directors

Janet Langford Kelly

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 13, 2014: This proxy statement and our 2013 Annual Report are available at www.conocophillips.com/annualmeeting.

We urge each stockholder to promptly sign and return the enclosed proxy card or to use telephone or Internet voting. See “Questions and Answers About the Annual Meeting and Voting” for information about voting by telephone or Internet, how to revoke a proxy and how to vote shares in person.

6	ConocoPhillips 2014 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s 2013 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

2014 Annual Meeting of Stockholders

• Date and Time:	May 13, 2014, 9:00 a.m. (CDT)
• Location:	Omni Houston Hotel at Westside 13210 Katy Freeway Houston, Texas 77079
• Record Date:	March 14, 2014
• Voting:	Stockholders as of the record date are entitled to vote by Internet at www.proxyvote.com; by telephone at (800) 690-6903; by completing and returning their proxy card or voting instruction card; or in person at the Annual Meeting. If you hold your stock in street name or through ConocoPhillips’ employee benefit plans, please see “Questions and Answers About the Annual Meeting and Voting” for more information about voting.

Voting Matters and Board Recommendations

Board Recommendation
PROPOSAL 1	Election of Directors	FOR each Nominee
PROPOSAL 2	Ratification of Independent Registered Public Accounting Firm	FOR
PROPOSAL 3	Advisory Approval of the Compensation of the Company’s Named Executive Officers	FOR
PROPOSAL 4	Approval of 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips	FOR
PROPOSALS 5 - 6	Stockholder Proposals	AGAINST each Proposal

Governance Highlights

The Company is committed to maintaining good corporate governance as a critical component of our success in driving sustained stockholder value. The Board of Directors continually monitors emerging best practices in governance to best serve the interests of the Company’s stockholders, including:

•	Annual election of all directors

•	Majority vote standard in uncontested elections
→	Each director must be elected by a majority of votes cast

•	Active stockholder engagement
→	ConocoPhillips regularly engages with its stockholders to better understand their perspectives

•	Transparent public policy engagement

•	Long-standing commitment to sustainability

•	Independent Board
→	Our Board comprises all independent directors, except our CEO

•	Independent Lead Director

•	Independent Board committees
→	Each of the Audit and Finance, Human Resources and Compensation, Directors’ Affairs and Public Policy committees is made up entirely of independent directors

•	Executive sessions of independent directors held at each regularly scheduled Board meeting

•	Stock ownership guidelines for directors and executives
→	Significant requirements strongly link the interests of the Board and management with those of stockholders

•	Prohibition on pledging and hedging for directors and executives
→	Company policies prohibit our directors and executives from pledging of or hedging or trading in derivatives of the Company’s stock

•	Clawback policy
→	Executives’ incentives are subject to a clawback that applies in the event of certain financial restatements

ConocoPhillips 2014 Proxy Statement	7

Director Nominees (page 30)

Name	Age	Director Since	Experience/Occupation	Independent (Yes/No)	Committee Memberships(1)	Other Boards
Richard L. Armitage	68	2006	President of Armitage International; former U.S. Deputy Secretary of State; served as Assistant U.S. Secretary of Defense for International Security Affairs and held a wide variety of high ranking U.S. diplomatic positions	Yes	•DAC •PPC	•ManTech International Corporation
Richard H. Auchinleck(2)	62	2002	Served as President and CEO of Gulf Canada Resources Limited and as COO of Gulf Canada; served as CEO for Gulf Indonesia Resources Limited	Yes	•Exec •HRCC •DAC*	•Enbridge Commercial Trust(3) •Telus Corporation(3)
Charles E. Bunch	64	Nominated February 2014	Chairman and CEO of PPG Industries, Inc.; served as President, COO, EVP and SVP of PPG Industries, Inc.	Yes		•PPG Industries, Inc. •PNC Financial Services Group
James E. Copeland, Jr.	69	2004	Served as CEO of Deloitte & Touche; served as Senior Fellow for Corporate Governance with the U.S. Chamber of Commerce and as a Global Scholar with the Robinson School of Business at Georgia State University	Yes	•AFC* •Exec	•Equifax Inc. •Time Warner Cable Inc.
Jody L. Freeman	50	2012	Archibald Cox Professor of Law at Harvard Law School and founding director of the Harvard Law School Environmental Law and Policy Program; served as a professor of Law at UCLA Law School; served as an independent consultant to the National Commission on the Deepwater Horizon Oil Spill and Offshore Drilling and as a counselor for energy and climate change in the White House	Yes	•PPC
Gay Huey Evans	59	2013	Former Vice Chairman of the Board and Non-Executive Chairman, Europe, of the International Swaps and Derivatives Association, Inc.; former Vice Chairman, Investment Banking and Investment Management at Barclays Capital; served as head of governance of Citi Alternative Investments (EMEA) and President of Tribeca Global Management (Europe) Ltd., both part of Citigroup; served as director of the markets division and head of the capital markets sector at the U.K. Financial Services Authority; previously held various senior management positions with Bankers Trust	Yes	•AFC	•Aviva plc.(3)(4) •Itau BBA International Limited(3)(4) •Falcon Private Wealth Ltd.(3)(4) •The Financial Reporting Council(3)(4)
Ryan M. Lance	51	2012	Chairman and CEO of ConocoPhillips	No	•Exec*
Robert A. Niblock	51	2010	Chairman, President and CEO of Lowe’s Companies, Inc.; served as VP and Treasurer, SVP, EVP and CFO of Lowe’s; formerly with accounting firm Ernst & Young	Yes	•AFC	•Lowe’s Companies, Inc.
Harald J. Norvik	67	2005	Chairman of Aschehoug ASA and Vice Chairperson of Petroleum Geo-Services ASA; served as Chairman and a partner at Econ Management AS; served as Chairman, President & CEO of Statoil	Yes	•Exec •HRCC •PPC*	•Petroleum Geo-Services ASA(3) •Aschehoug ASA(3)(4)
William E. Wade, Jr.	71	2006	Served as President of Atlantic Richfield Company as well as other management positions	Yes	•Exec •HRCC* •DAC
(1)	Full committee names are as follows:
AFC – Audit and Finance Committee
Exec – Executive Committee
HRCC – Human Resources and Compensation Committee
DAC – Committee on Directors’ Affairs
PPC – Public Policy Committe
* – denotes committee chairperson
(2)	Lead Director
(3)	Not a U.S. based company
(4)	Not required to file periodic reports under the Securities Exchange Act of 1934

Executive Officers

Name	Age	Position
Ryan M. Lance	51	Chairman of the Board and Chief Executive Officer
Jeffrey W. Sheets	56	Executive Vice President, Finance and Chief Financial Officer
Matthew J. Fox	53	Executive Vice President, Exploration and Production
Alan J. Hirshberg	52	Executive Vice President, Technology and Projects
Donald E. Wallette, Jr.	55	Executive Vice President, Commercial, Business Development and Corporate Planning
Janet L. Kelly	56	Senior Vice President, Legal, General Counsel and Corporate Secretary
Andrew D. Lundquist	53	Senior Vice President, Government Affairs
Ellen DeSanctis	57	Vice President, Investor Relations and Communications
Sheila Feldman	59	Vice President, Human Resources and Real Estate and Facilities Services
Glenda M. Schwarz	48	Vice President and Controller

8	ConocoPhillips 2014 Proxy Statement

Stock Performance Graph

This graph shows the cumulative total shareholder return for ConocoPhillips’ common stock in each of the five years from December 31, 2008 to December 31, 2013. The graph also compares the cumulative total returns for the same five-year period with the S&P 500 Index and our performance peer group of companies consisting of BP, Chevron, ExxonMobil, Royal Dutch Shell, Total, Anadarko, Apache, BG Group plc, Devon and Occidental, weighted according to the respective peer’s stock market capitalization at the beginning of each annual period. The comparison assumes $100 was invested on December 31, 2008, in ConocoPhillips stock, the S&P 500 Index and ConocoPhillips’ performance peer group and assumes that all dividends were reinvested.

FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

FIVE YEARS ENDED DECEMBER 31, 2013

		December 31
	Initial	2009	2010	2011	2012	2013
ConocoPhillips	$100.0	$102.9	$142.9	$158.5	$173.0	$219.7
Performance Peer Index	$100.0	$113.5	$122.2	$132.5	$127.2	$150.6
S&P 500	$100.0	$126.4	$145.5	$148.6	$172.3	$228.2
(Performance Peer Index) - BP; Chevron; ExxonMobil; Royal Dutch Shell; Total; Anadarko; Apache; BG Group plc; Devon; Occidental

2013 Business Performance and Compensation Highlights

In our first full year as an independent exploration and production (“E&P”) company since the spinoff of Phillips 66 in 2012, performance was strong in a broad number of areas and senior officer compensation was commensurate with that performance.

Business Performance Highlights

Operational:

•	Best-in-class employee safety rates.

•	Achieved a 179 percent organic reserve replacement ratio from reserve additions of approximately 1.1 billion barrels of oil equivalent (BBOE).

•	Grew year-end 2013 reserves 3 percent to 8.9 BBOE.

•	Produced 1,545 thousand barrels of oil equivalent per day (MBOED), achieving our production target despite five months of curtailed production from Libya.

•	Made significant progress on major growth projects.

•	Continued to grow our exploration program, with three successes in the deepwater Gulf of Mexico.

Financial:

•	Achieved first place for Total Shareholder Return relative to our 10 performance peers (calculated using 20 day average share price at beginning and end of the performance period).

•	Reported $9.2 billion in full-year earnings, or $7.38 per share. Excluding special items, full-year adjusted earnings were $7.1 billion, or $5.70 per share.

•	Maintained a strong balance sheet; A+ credit rating; and ended the year with $6.5 billion of cash and short-term investments.

Strategy:

•	Increased our dividend by 4.5 percent.

•	Remain on track to deliver both 3 to 5 percent compound annual production and cash margin growth.

•	Improved cash margins 9 percent year over year based on normalized prices.

•	Completed non-core asset dispositions that generated $10.2 billion in proceeds.

Organic reserve replacement ratio excludes sales and purchases.

Production includes continuing and discontinued operations.

Use of non-GAAP financial information—This proxy statement includes financial measures that are not presented in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures are included to help facilitate comparisons of company operating performance across periods and with peer companies. A reconciliation determined in accordance with U.S. GAAP is shown in Appendix A and at www.conocophillips.com/nongaap.

ConocoPhillips 2014 Proxy Statement	9

Compensation Highlights

Our executive compensation programs are designed to align pay with performance and to align the economic interests of executives and stockholders. Consistent with this design, almost 90% of the CEO’s pay and almost 84% of the Named Executive Officers’ (“NEO”) pay is performance based, with stock-based long-term incentives comprising the largest portion of performance-based pay. The elements of total compensation are base pay, annual cash incentives and long-term incentives. Long-term incentives consist equally of performance share units and stock options. The mix of 2014 target pay for our current Named Executive Officers is shown in the graphs below.

Based on the performance of the Company, we paid out performance-based programs as follows (see “Process for Determining Executive Compensation” on page 44 and “2013 Executive Compensation Analysis and Results” on page 49):

Annual Incentive: 2013 Variable Cash Incentive Program (VCIP)

The VCIP payout is calculated using the following formula, subject to HRCC approval and discretion to set the award:

ELIGIBLE EARNINGS	X	TARGET PERCENTAGE FOR THE SALARY GRADE	X	(50% OF CORPORATE PERFORMANCE ADJUSTMENT	+	50% OF AWARD UNIT PERFORMANCE ADJUSTMENT	)	+	ANY INDIVIDUAL PERFORMANCE ADJUSTMENT

Corporate Performance – 165% of target for each of our Named Executive Officers

Award Unit Performance – 141.4% of target for each of our Named Executive Officers

Individual Performance – Adjustments of between 10% and 20% for each of our Named Executive Officers

Long-Term Incentive: Performance Share Program (PSP)

In connection with the spinoff of Phillips 66 in 2012, we concluded two performance periods in progress under our PSP earlier than had been anticipated. We settled a pro rata portion of the PSP VIII and IX awards based on pre-spin performance and established new performance periods that began following the spinoff. While the normal program timing would have provided for a payout at the end of the 36 month performance period for PSP IX, the truncation of the program resulted in a pro rata portion of PSP IX being paid in 2012. However, the truncation also meant that only the balance of the program was paid out in 2014. In 2012, the HRCC approved new performance periods and performance metrics for PSP IX Tail running from May 2012 – December 2013 and for PSP X running from May 2012 – December 2014 (the HRCC delayed the commencement of this performance period until after the spinoff, however, we still consider the program period for PSP X to provide compensation for the period beginning in January 2012).

10	ConocoPhillips 2014 Proxy Statement

The HRCC determined that performance merited the following base awards as a percent of pro rata target awards:

•	PSP IX Tail Results: May 2012 – December 2013

Corporate Performance – 170% of target for each of our Named Executive Officers

Individual Performance – Adjustments of between 10% and 17.5% for each of our Named Executive Officers

To assist with determining the appropriate payouts for the 2013 VCIP and PSP IX Tail, the HRCC received comprehensive performance updates from senior management in July and October 2013 and twice in February 2014. The HRCC’s view is that the combination of appropriate targets and relative metrics, periodic reviews and updates during the performance period and rigorous evaluation of actual performance leads to appropriate payout decisions. The HRCC believes that multiple metrics more appropriately drive the desired short- and long-term performance, versus a few simple performance metrics.

2013 Executive Compensation Summary (page 54)

Set forth below is the 2013 compensation for our current Named Executive Officers:

Name and Principal Position	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
R.M. Lance
Chairman and Chief
Executive Officer	$1,666,667	$6,791,925	$5,790,510	$4,618,667	$3,584,523	$985,123	$23,437,415
J.W. Sheets
Executive Vice President,
Finance, and Chief
Financial Officer	880,933	1,735,819	1,480,050	1,351,422	1,629,147	152,148	7,229,520
M.J. Fox
Executive Vice President,
Exploration &
Production	1,227,533	2,823,958	2,407,680	2,002,770	342,287	211,184	9,015,413
A.J. Hirshberg
Executive Vice President,
Technology & Projects	1,025,833	2,022,024	1,724,580	1,621,925	195,369	205,554	6,795,286
D.E. Wallette, Jr.
Executive Vice President,
Commercial, Business
Development and
Corporate Planning	814,050	1,747,530	1,272,150	1,260,717	2,830,080	857,701	8,782,228

Response to the 2013 Say on Pay Vote

At our 2013 Annual Meeting, approximately 82% of stockholders who cast an advisory vote on the Company’s say on pay proposal voted in favor of the Company’s executive compensation programs. Throughout the past year, we have engaged in dialogue with our largest stockholders about various corporate governance topics, including executive compensation, and have received strong, positive feedback. The HRCC values these discussions and encourages stockholders to provide feedback about our executive compensation programs as described under “Communications with the Board of Directors” on page 18.

Based on the results of the 2013 vote and our ongoing dialogue with stockholders, as well as a consideration of evolving best practices, the HRCC made certain changes to our programs, including adoption of an anti-pledging policy and double trigger change in control provisions beginning with option awards granted in 2014 and performance share programs beginning in 2014.

Important Dates for 2015 Annual Meeting of Stockholders (page 79)

•	Stockholder proposals submitted for inclusion in our 2015 proxy statement pursuant to SEC Rule 14a-8 must be received by November 28, 2014.
•

Notice of stockholder proposals to nominate a person for election as a director or to introduce an item of business at the 2015 Annual Meeting of Stockholders outside Rule 14a-8 must be received no earlier than January 12, 2015 and no later than February 11, 2015.

ConocoPhillips 2014 Proxy Statement	11

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is soliciting my vote?

The Board of Directors of ConocoPhillips is soliciting your vote at the 2014 Annual Meeting of ConocoPhillips’ stockholders.

Who is entitled to vote?

You may vote if you were the record owner of ConocoPhillips common stock as of the close of business on March 14, 2014. Each share of common stock is entitled to one vote. As of March 14, 2014, we had 1,227,552,662 shares of common stock outstanding and entitled to vote. There is no cumulative voting.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of March 14, 2014, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered a stockholder of record with respect to those shares. If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” or “street name” holder of those shares.

What is a broker non-vote?

Applicable rules permit brokers to vote shares held in street name on routine matters when the brokers have not received voting instructions from the beneficial owner on how to vote those shares. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners on how to vote those shares. Shares that are not voted on non-routine matters are called broker non-votes. Broker non-votes will have no effect on the vote for any matter properly introduced at the meeting.

What routine matters will be voted on at the Annual Meeting?

The ratification of Ernst & Young LLP as our independent registered public accounting firm for 2014 is the only routine matter to be presented at the Annual Meeting on which brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions.

12	ConocoPhillips 2014 Proxy Statement

What non-routine matters will be voted on at the Annual Meeting?

The non-routine matters to be presented at the Annual Meeting on which brokers are not allowed to vote unless they have received specific voting instructions from beneficial owners are:

•	The election of directors;

•	The advisory approval of the compensation of the Company’s Named Executive Officers;

•	The approval of the 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips;

•	Stockholder proposal relating to report on lobbying expenditures; and

•	Stockholder proposal relating to greenhouse gas reduction targets.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are included in determining whether a quorum is present. Broker non-votes will have no effect on the vote for any matter properly introduced at the meeting, however, abstentions will have the same effect as a vote “AGAINST.”

What are my voting choices for each of the proposals to be voted on at the 2014 Annual Meeting of Stockholders and how does the Board recommend that I vote my shares?

		More Information	Voting Choices and Board Recommendation
PROPOSAL 1	Election of Directors	Page 28

•vote in favor of all nominees;

•vote in favor of specific nominees;

•vote against all nominees;

•vote against specific nominees;

•abstain from voting with respect to all nominees; or

•abstain from voting with respect to specific nominees.

The Board recommends a vote FOR each of the nominees.

PROPOSAL 2	Ratification of Independent Registered Public Accounting Firm	Page 34	•vote in favor of the ratification; •vote against the ratification; or •abstain from voting on the ratification. The Board recommends a vote FOR the ratification.
PROPOSAL 3	Advisory Approval of the Compensation of the Company’s Named Executive Officers	Page 38

•vote in favor of the advisory proposal;

•vote against the advisory proposal; or

•abstain from voting on the advisory proposal.

The Board recommends a vote FOR the advisory approval of executive compensation.

PROPOSAL 4	Approval of 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips	Page 70	•vote in favor of the plan; •vote against the plan; or •abstain from voting on the plan. The Board recommends a vote FOR the plan.
PROPOSAL 5	Stockholder Proposal - Report on Lobbying Expenditures*	Page 75	•vote in favor of the proposal; •vote against the proposal; or •abstain from voting on the proposal. The Board recommends a vote AGAINST the stockholder proposal.
PROPOSAL 6	Stockholder Proposal - Greenhouse Gas Reduction Targets*	Page 77	•vote in favor of the proposal; •vote against the proposal; or •abstain from voting on the proposal. The Board recommends a vote AGAINST the stockholder proposal.
*	We will provide the name, address and share ownership of the stockholders submitting these proposals, along with the information for any co-filers, promptly upon a stockholder’s request.

ConocoPhillips 2014 Proxy Statement	13

How many votes are needed to approve each of the proposals?

Each of the director nominees and all proposals submitted require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. As an advisory vote, the proposal to approve executive compensation is not binding upon the Company. However, the Human Resources and

Compensation Committee, which is responsible for designing and administering the Company’s executive compensation programs, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions.

How do I vote?

Stockholders of Record: You can vote either in person at the meeting or by proxy. Persons who vote by proxy need not, but are entitled to, attend the meeting. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

This proxy statement, the accompanying proxy card and the Company’s 2013 Annual Report are being made available to the Company’s stockholders on the Internet at www.proxyvote.com through the notice and access process.

Vote your shares as follows – in all cases, have your proxy card in hand:

Vote over the Internet 24/7 at www.proxyvote.com	Dial toll-free 24/7 (800) 690-6903

Vote using your tablet or smartphone	If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

Beneficial Stockholders: If you hold your ConocoPhillips stock in a brokerage account (that is, in “street name”), your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your proxy card or voting instruction card carefully. Please note that brokers may not vote your shares on the election of directors, compensation matters or stockholder proposals in the absence of your specific instructions as to how to vote. Please provide your voting instructions so your vote can be counted on these matters.

If you plan to vote in person at the Annual Meeting and you hold your ConocoPhillips stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

How do I vote if I hold my stock through ConocoPhillips’ employee benefit plans?

If you hold your stock through ConocoPhillips’ employee benefit plans, you must do one of the following:

•	Vote over the Internet (instructions are in the email sent to you or on the notice and access form);

•	Vote by telephone (instructions are on the notice and access form); or
•	If you received a hard copy of your proxy materials, fill out the enclosed voting instruction card, date and sign it, and return it in the enclosed postage-paid envelope.

You will receive a separate voting instruction card for each employee benefit plan under which you hold stock. Please pay close attention to the deadline for returning your voting instruction card to the plan trustee. The voting deadline for each plan is set forth on the voting instruction card. Please note that different plans may have different deadlines.

How can I revoke my proxy?

You can revoke your proxy by sending written notice of revocation of your proxy to our Corporate Secretary so that it is received prior to the close of business on May 12, 2014.

14	ConocoPhillips 2014 Proxy Statement

Can I change my vote?

Yes. You can change your vote at any time before the polls close at the Annual Meeting. You can do this by:

•	Voting again by telephone or over the Internet prior to 11:59 p.m. EDT on May 12, 2014;

•	Signing another proxy card with a later date and returning it to us prior to the meeting; or

•	Voting again at the meeting.

Who counts the votes?

We have hired Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast by ballot, and Jim Gaughan of Carl T. Hagberg and Associates has been appointed to act as Inspector of Election.

When will the Company announce the voting results?

We will announce the preliminary voting results at the Annual Meeting of Stockholders. The Company will report the final results on our website and in a Current Report on Form 8-K filed with the SEC within four days following the meeting.

Will my shares be voted if I do not provide my proxy and do not attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted.

If you hold your shares in street name, your broker has the authority to vote your shares for certain routine matters even if you do not provide the broker with voting instructions. Only the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2014 is considered to be a routine matter.

If you do not give your broker instructions on how to vote your shares, the broker will return the proxy card without voting on proposals not considered routine. This is known as a broker non-vote. Without instructions from you, the broker may not vote on any proposals other than the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2014.

As more fully described on your proxy card, if you hold your shares through certain ConocoPhillips employee benefit plans and do not vote your shares, your shares (along with all other shares in the plan for which votes are not cast) may be voted pro rata by the trustee in accordance with the votes directed by other participants in the plan who elect to act as a fiduciary entitled to direct the trustee of the applicable plan on how to vote the shares.

What if I am a stockholder of record and return my proxy but do not vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted “FOR” each of the director nominees listed on the card, “FOR” the ratification of Ernst & Young LLP as ConocoPhillips’ independent registered public accounting firm, “FOR” the approval of the compensation of our Named Executive Officers, “FOR” the approval of the 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips and “AGAINST” each of the stockholder proposals.

What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank or broker by the deadline provided in the materials you receive from your bank or broker. If you do not provide voting instructions to your bank or broker, whether your shares can be voted by such person depends on the type of item being considered for vote. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners on how to vote those shares. The ratification of Ernst & Young LLP as our independent registered public accounting firm for 2014 is the only routine matter to be presented at the Annual Meeting on which brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters to be presented at the meeting. If any matters are properly brought before the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

ConocoPhillips 2014 Proxy Statement	15

Who can attend the Annual Meeting?

Stockholders of record at the close of business on March 14, 2014 may attend the Annual Meeting. No cameras, recording equipment, laptops, tablets, cellular telephones, smartphones or other similar equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting, and security measures will be in effect to provide for the safety of attendees. You will need a photo ID to gain admission.

Do I need a ticket to attend the Annual Meeting?

Yes, you will need an admission ticket or proof of ownership of ConocoPhillips stock to enter the meeting. If your shares are registered in your name, you will find an admission ticket attached to the proxy card sent to you. If your shares are in the name of your broker or bank or you received your materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All stockholders will be required to present valid picture identification.

IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN CONOCOPHILLIPS STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

Does the Company have a policy about directors’ attendance at the Annual Meeting?

Pursuant to the Corporate Governance Guidelines, directors are expected to attend the Annual Meeting of Stockholders. All of the persons who were serving as directors at the time attended the 2013 Annual Meeting of Stockholders.

How can I access ConocoPhillips’ proxy materials and annual report electronically?

This proxy statement, the accompanying proxy card and the Company’s 2013 Annual Report are being made available to the Company’s stockholders on the Internet at www.proxyvote.com through the notice and access process. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you own ConocoPhillips stock in your name, you can choose this option and save us the cost of producing and mailing these documents by checking the box for electronic delivery on your proxy card, or by following the instructions provided when you vote by telephone or over the Internet. If you hold your ConocoPhillips stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

If you choose to view future proxy statements and annual reports over the Internet, you will receive a Notice of Internet Availability next year in the mail containing the Internet address to use to access our proxy statement and annual report. Your choice will remain in effect unless you change your election following the receipt of a Notice of Internet Availability. You do not have to elect Internet access each year. If you later change your mind and would like to receive paper copies of our proxy statements and annual reports, you can request both by phone at (800) 579-1639, by email at sendmaterial@proxyvote.com and through the Internet at www.proxyvote.com. You will need your 12-digit control number located on your Notice of Internet Availability to request a package. You will also be provided with the opportunity to receive a copy of the proxy statement and annual report in future mailings.

We also encourage you to visit our Annual Meeting website at www.conocophillips.com/annualmeeting that, among other things, will enable you to learn more about our Company, vote your proxy, listen to a live audio webcast of the meeting and elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

Why did my household receive a single set of proxy materials?

SEC rules permit us to deliver a single copy of an annual report and proxy statement to any household not participating in electronic proxy material delivery at which two or more stockholders reside if we believe the stockholders are members of the same family. This benefits both you and the Company, as it eliminates duplicate mailings that stockholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus or information statements. Each stockholder will continue to receive a separate proxy card or voting instruction card. Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by phone at (800) 579-1639, through the Internet at www.proxyvote.com, by email at sendmaterial@proxyvote.com, or by writing to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.

16	ConocoPhillips 2014 Proxy Statement

Will my vote be kept confidential?

The Company’s Board of Directors has a policy that all stockholder proxies, ballots and tabulations that identify stockholders are to be maintained in confidence. No such document will be available for examination, and the identity and vote of any stockholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the stockholder vote. The policy also provides that inspectors of election for stockholder votes must be independent and cannot be employees of the Company. Occasionally, stockholders provide written comments on their proxy card that may be forwarded to management.

What is the cost of this proxy solicitation?

Our Board of Directors has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by email, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies. In addition, we have hired Alliance Advisors to assist us in soliciting proxies, which it may do by mail, telephone or in person. We anticipate paying Alliance Advisors a fee of $20,000, plus expenses.

CORPORATE GOVERNANCE MATTERS

The Committee on Directors’ Affairs and our Board annually review the Company’s governance structure to take into account changes in SEC and New York Stock Exchange (“NYSE”) rules, as well as current best practices. Our Corporate Governance Guidelines, posted on the Company’s Internet site under the “Governance” caption and available in print upon request (see “Available Information” on page 79), address the following matters, among others:

•	Director qualifications;

•	Director responsibilities;

•	Board committees;

•	Director access to officers;

•	Employees and independent advisors;

•	Director compensation;

•	Director orientation and continuing education;

•	Chief Executive Officer (“CEO”) evaluation and management succession planning;

•	Board performance evaluations;

•	Stock ownership and holding requirements for directors and management; and

•	Policies prohibiting hedging and pledging.

The Corporate Governance Guidelines also contain director independence standards, which are consistent with the standards set forth in the NYSE listing standards, to assist the Board in determining the independence of the Company’s directors. The Board has determined that each director nominee, except Mr. Lance, meets the standards regarding independence set forth in the Corporate Governance Guidelines and is free of any material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In making such determination, the Board specifically considered the fact that many of our director nominees are directors, retired officers and stockholders of companies with which we conduct business. In addition, some of our director nominees serve as employees of, or consultants to, companies that do business with ConocoPhillips and its affiliates (as further described in “Related Party Transactions” on page 21). In all cases, the Board determined that the nature of the business conducted and the interest of the director nominee by virtue of such position were immaterial both to the Company and to the director nominee.

ConocoPhillips 2014 Proxy Statement	17

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors maintains a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties may write or call our Board of Directors by contacting our Corporate Secretary, Janet Langford Kelly, as provided below:

Write to: ConocoPhillips Board of Directors c/o Janet Langford Kelly, Corporate Secretary ConocoPhillips P.O. Box 4783 Houston, TX 77210-4783	•Call: (281) 293-3030
•Email: boardcommunication@conocophillips.com
•Annual Meeting Website: www.conocophillips.com/annualmeeting

Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to its duties and responsibilities be excluded, such as: business solicitations or advertisements; junk mail and mass mailings; new product suggestions; product complaints; product inquiries; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. Any communication that is filtered out is made available to any outside director upon request.

Recognizing that director attendance at the Company’s Annual Meeting can provide the Company’s stockholders with an opportunity to communicate with Board members about issues affecting the Company, the Company actively encourages its directors to attend the Annual Meeting of Stockholders. In 2013, all of the Company’s directors attended the Annual Meeting.

BOARD LEADERSHIP STRUCTURE

BOARD OVERVIEW

•	Chairman of the Board and Chief Executive Officer: Ryan M. Lance

•	Lead Director: Richard H. Auchinleck

•	Active engagement by all Directors

•	9 of our 10 Director Nominees are independent

•	All members of the Audit and Finance Committee, Committee on Directors’ Affairs, Human Resources and Compensation Committee and Public Policy Committee are independent

Our Board believes that continuing to combine the position of Chairman and CEO is in the best interests of the Company and its stockholders, and that the strong presence of engaged independent directors ensures independent oversight.

18	ConocoPhillips 2014 Proxy Statement

Chairman and CEO Roles

ConocoPhillips is focused on the Company’s corporate governance practices and values, believing that independent board oversight is an essential component of strong corporate performance and enhances stockholder value. While the Board retains the authority to separate the positions of Chairman and CEO if it deems appropriate in the future, the Board currently believes it is in the best interests of the Company’s stockholders to combine them. Doing so places one person in a position to guide the Board in setting priorities for the Company and in addressing the risks and challenges the Company faces. The Board believes that, while its independent directors bring a diversity of skills and perspectives to the Board, the Company’s CEO, by virtue of his day-to-day involvement in managing the Company, is best suited to perform this unified role.

The Board believes there is no single organizational model that is the best and most effective in all circumstances. As a consequence, the Board periodically considers whether the offices of Chairman and CEO should be combined and who should serve in such capacities. The Board has considered whether the offices of Chairman and CEO should be combined and concluded that doing so continues to be in the best interests of the Company and its stockholders. The Board will continue to reexamine its corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company’s needs.

Independent Director Leadership

The Board believes that its current structure and processes encourage its independent directors to be actively involved in guiding the work of the Board. The Chairs of the Board’s committees establish their agendas and review their committee materials in advance, communicating directly with other directors and members of management as each deems appropriate. Moreover, each director is free to suggest agenda items and to raise matters at Board and committee meetings that are not on the agenda.

Our Corporate Governance Guidelines require that the independent directors meet in executive session at every meeting. The Board has designated the Chairman of the Committee on Directors’ Affairs, who must be an independent director, as the Lead Director. Richard H. Auchinleck currently serves in this role. As Lead Director, Mr. Auchinleck presides at executive sessions of the independent directors. Each executive session may include, among other things, (1) a discussion of the performance of the Chairman and CEO, (2) matters concerning the relationship of the Board with the management directors and other members of senior management, and (3) such other matters as the non-employee directors deem appropriate. No formal action of the Board is taken at these meetings, although the non- employee directors may subsequently recommend matters for consideration by the full Board. The Board may invite guest attendees for the purpose of making presentations, responding to questions by the directors, or providing counsel on specific matters within their areas of expertise. In addition to chairing the executive sessions, Mr. Auchinleck leads the discussion with our CEO following the independent directors’ executive sessions, participates in the discussion of CEO performance with the Human Resources and Compensation Committee, and ensures that the Board’s self-assessments are done annually.

Each year, the Board completes a self-evaluation and Mr. Auchinleck discusses the results of the self-evaluation with the full Board and, individually, with each director. This allows for direct feedback by independent directors and enables Mr. Auchinleck to speak on their behalf in conversations with management about the Board’s role and informational needs. Mr. Auchinleck is also available to meet during the year with individual directors about any other areas of interest or concern they may have.

ConocoPhillips 2014 Proxy Statement	19

BOARD RISK OVERSIGHT

While the Company’s management is responsible for the day-to-day management of risks to the Company, the Board has broad oversight responsibility for the Company’s risk management programs. In this oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by the Company’s management are functioning as intended, and that necessary steps are taken to foster a culture of risk-adjusted decision-making throughout the organization. In carrying out its oversight responsibility, the Board has delegated to individual Board committees certain elements of its oversight function. In this context, the Board delegated authority to the Audit and Finance Committee to coordinate oversight of the Company’s risk management programs among the Board’s committees. As part of this authority, the Audit and Finance Committee regularly discusses the Company’s risk assessment and risk management policies to ensure that our risk management programs are functioning properly. Additionally, the Chairman of the Audit and Finance Committee meets with the Chairs of the other Board committees and management each year to discuss the Board’s oversight of the Company’s risk management programs. The Board receives regular updates from its committees on individual categories of risk, including strategy, reputation, operations, people, technology, investment, political/legislative/regulatory and market. Such updates incorporate, among other things, the following risk areas:

The Board exercises its oversight function with respect to all material risks to the Company, which are identified and discussed in the Company’s public filings with the SEC.

SUCCESSION PLANNING AND LEADERSHIP DEVELOPMENT

On an ongoing basis, the Board plans for succession to the position of CEO and other senior management positions, and the Committee on Directors’ Affairs oversees this succession planning process. The Human Resources and Compensation Committee assists in succession planning, as necessary, and reviews and makes recommendations to the Board regarding people strategies and initiatives such as leadership development. To assist the Board, the CEO periodically provides the Board with an assessment of senior executives and their potential to succeed to the position of CEO, as well as perspective on potential candidates from outside the Company. In addition, the CEO periodically provides the Board with an assessment of potential successors to other key positions. Succession planning and leadership development remain top priorities of the Board and management.

20	ConocoPhillips 2014 Proxy Statement

CODE OF BUSINESS ETHICS AND CONDUCT

ConocoPhillips has adopted a worldwide Code of Business Ethics and Conduct which applies to all directors, officers and employees, including the CEO and CFO. Our Code of Business Ethics and Conduct is designed to help directors, officers and employees resolve ethical issues in an increasingly complex global business environment and covers topics such as conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, payments to government personnel, anti-boycott laws, U.S. embargos and sanctions, compliance procedures, employee complaint procedures, expectations for supervisors, investigating concerns, social media and money laundering. In accordance with good corporate governance practices, we periodically review and revise as necessary the Code of Business Ethics and Conduct. Our Code of Business Ethics and Conduct is posted on our Internet site under the “Governance” caption. Stockholders may also request printed copies of our Code of Business Ethics and Conduct by following the instructions located under “Available Information” on page 79.

RELATED PARTY TRANSACTIONS

Our Code of Business Ethics and Conduct requires that all directors and executive officers promptly bring to the attention of the Company any transaction or relationship that arises and of which he or she becomes aware that reasonably could be expected to constitute a related party transaction. Recommended contacts for disclosure are the General Counsel and, in the case of directors, the Chairman of the Committee on Directors’ Affairs or, in the case of executive officers, the Chairman of the Audit and Finance Committee. Any such transaction or relationship is reviewed by the Company’s management and the appropriate Board committee to ensure that it does not constitute a conflict of interest and is reported appropriately. Additionally, the Committee on Directors’ Affairs conducts an annual review of related party transactions between each of our directors and the Company (and its subsidiaries) and makes recommendations to the Board regarding the continued independence of each Board member. In 2013, there were no related party transactions in which the Company (or a subsidiary) was a participant and in which any director or executive officer (or their immediate family members) had a direct or indirect material interest. The Committee on Directors’ Affairs also considered relationships which, while not constituting related party transactions where a director had a direct or indirect material interest, nonetheless involved transactions between the Company and a company with which a director is affiliated, whether through employment status or by virtue of serving as director. Included in its review were ordinary course of business transactions with companies employing a director, including ordinary course of business transactions with Lowe’s Companies, Inc., of which Mr. Niblock serves as Chairman of the Board, President and Chief Executive Officer. The Committee on Directors’ Affairs determined that there were no transactions impairing the independence of any director.

PUBLIC POLICY ENGAGEMENT

Legislators and regulators govern all aspects of our industry and hold the power to either facilitate or hinder our success. ConocoPhillips’ senior leadership and Board of Directors encourage involvement in activities that advance the Company’s goals and improve the communities where we work and live. As a company, we engage in activities that include direct lobbying, making contributions to candidates and political organizations from our corporate treasury and our employee political action committee, or Spirit PAC, and membership in trade associations. The Public Policy Committee of the Board of Directors has approved policies and guidelines to help ensure corporate compliance with local, state and federal laws that govern corporate involvement in activities of a political or public policy nature, and all of these activities are carefully managed by the Company’s Government Affairs division in order to yield the best business result for ConocoPhillips and to demonstrate compliance with the various reporting rules. To learn more about our political contribution activity and view our disclosures related to candidates, political organizations and trade associations, please visit www.conocophillips.com/sustainable-development/our-approach/living-by-our-principles/policies.

ConocoPhillips 2014 Proxy Statement	21

SUSTAINABILITY

For ConocoPhillips, Sustainable Development is about conducting our business to promote economic growth, a healthy environment and vibrant communities, now and into the future. We believe that this approach will enable us to deliver long-term value and satisfaction to our shareholders and our stakeholders. Sustainable Development is fully aligned with our vision to be the E&P company of choice for all stakeholders by pioneering a new standard of excellence, and with our SPIRIT Values (Safety, People, Integrity, Responsibility, Innovation and Teamwork). ConocoPhillips has been honored for our sustainable development success. We were named one of the 100 Best Corporate Citizens by Corporate Responsibility Magazine, included in the Dow

Jones Sustainability North America Index for the seventh consecutive year, and achieved improvement in our environmental disclosure and performance score from the Carbon Disclosure Project. Sustainable Development governance includes direction and oversight from the Public Policy Committee of the Board of Directors and senior leadership. The Public Policy Committee oversees our position on public policy issues, including climate change, and on matters that may impact our reputation as a responsible corporate citizen, including sustainable development actions and reporting. To learn more about Sustainable Development at ConocoPhillips, please view our Sustainable Development Report by visiting www.conocophillips.com/susdev.

BOARD MEETINGS AND COMMITTEES

The Board of Directors met seven times in 2013. Each director attended at least 75% of the aggregate of:

•	The total number of meetings of the Board (held during the period for which he or she has been a director); and

•	The total number of full committee meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

The Board has five standing committees: the Audit and Finance Committee; the Executive Committee; the Human Resources and Compensation Committee; the Committee on Directors’ Affairs; and the Public Policy Committee. The Board has determined that all of the members of the Audit and Finance Committee, the Human Resources and Compensation Committee, the Committee on Directors’ Affairs and the Public Policy Committee are “independent” directors within the meaning of the SEC’s regulations, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. Each committee conducts a self-evaluation of its performance on an annual basis. The charters for our Audit and Finance Committee, Executive Committee, Human Resources and Compensation Committee, Committee on Directors’ Affairs and Public Policy Committee can be found on ConocoPhillips’ website at www.conocophillips.com under the “Governance” caption. Stockholders may also request printed copies of our Board committee charters by following the instructions located under “Available Information” on page 79.

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The current membership and primary responsibilities of the committees are summarized below:

Committee	Members	Primary Responsibilities	Number of Meetings in 2013
Audit and Finance	James E. Copeland, Jr.* Gay Huey Evans Robert A. Niblock

•Discusses with management, the independent auditors, and the internal auditors the integrity of the Company’s accounting policies, internal controls, financial statements, financial reporting practices, and select financial matters, covering the Company’s capital structure, financial risk management, retirement plans and tax planning.

•Reviews, and coordinates the review by other committees of, significant corporate risk exposures and steps management has taken to monitor, control and report such exposures.

•Monitors the qualifications, independence and performance of our independent auditors and internal auditors.

•Monitors our compliance with legal and regulatory requirements and corporate governance, including our Code of Business Ethics and Conduct.

•Maintains open and direct lines of communication with the Board and our management, internal auditors, independent auditors and the global compliance and ethics organization.

•Assists the Board in fulfilling its oversight of enterprise risk management, particularly with regard to market based risks, financial reporting, effectiveness of the Company’s compliance programs, information systems and cybersecurity, commercial trading and procurement.

11
Executive	Ryan M. Lance* Richard H. Auchinleck James E. Copeland, Jr. Harald J. Norvik William E. Wade, Jr.	•Exercises the authority of the full Board between Board meetings on all matters other than (1) those matters expressly delegated to another committee of the Board, (2) the adoption, amendment or repeal of any of our By-Laws and (3) matters which cannot be delegated to a committee under statute or our Certificate of Incorporation or By-Laws.	—
Human Resources and Compensation	William E. Wade, Jr.* Richard H. Auchinleck Harald J. Norvik	•Oversees our executive compensation policies, plans, programs and practices and reviews the Company’s retention strategies. •Assists the Board in discharging its responsibilities relating to the fair and competitive compensation of our executives and other key employees. •Annually reviews the performance (together with the Lead Director) and sets the compensation of the CEO. •Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with the Company’s compensation programs and practices and retention strategies.	8
Directors’ Affairs	Richard H. Auchinleck* Richard L. Armitage William E. Wade, Jr.

•Selects and recommends director candidates to the Board to be submitted for election at the Annual Meeting and to fill any vacancies on the Board.

•Recommends committee assignments to the Board.

•Reviews and recommends to the Board compensation and benefits policies for our non-employee directors.

•Monitors the orientation and continuing education programs for directors.

•Conducts an annual assessment of the qualifications and performance of the Board.

•Reviews and reports to the Board annually on succession planning for the CEO and senior management.

•Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with the Company’s governance policies and procedures.

8
Public Policy	Harald J. Norvik* Richard L. Armitage Jody L. Freeman

•Advises the Board on current and emerging domestic and international public policy issues.

•Assists the Board in the development and review of policies and budgets for charitable and political contributions.

•Reviews and makes recommendations to the Board on, and monitors the Company’s compliance with, its policies, programs and practices with regard to, among other things, health, safety and environmental protection and government relations.

•Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with social, political, safety and environmental, and public policy aspects of the Company’s business and the communities in which it operates.

6
*	Committee Chairperson

NOMINATING PROCESSES OF THE COMMITTEE

ON DIRECTORS’ AFFAIRS

The Committee on Directors’ Affairs comprises three non-employee directors, all of whom are independent under NYSE listing standards and our Corporate Governance Guidelines. The Committee on Directors’ Affairs identifies, investigates and recommends director candidates to the Board with the goal of creating balance of knowledge, experience and diversity. Generally, the Committee on Directors’ Affairs identifies candidates through business and organizational contacts of the directors and management and often through third-party search firms. Our By-Laws permit stockholders to nominate director candidates for election at a stockholder meeting whether or not such nominee is submitted to and evaluated by the Committee on Directors’ Affairs. Stockholders who wish to submit nominees for election at an annual or special meeting of stockholders should follow the procedures described on page 79. The Committee on Directors’ Affairs will consider director candidates recommended by stockholders. If a stockholder wishes to recommend a candidate for nomination by the Committee on Directors’ Affairs, he or she should follow the same procedures set forth above for nominations to be made directly by the stockholder. In addition, the stockholder should provide such other information as it may deem relevant for the Committee on Directors’ Affairs’ evaluation. Candidates recommended by the Company’s stockholders are evaluated on the same basis as candidates recommended by the Company’s directors, CEO, other executive officers, third-party search firms or other sources.

Mohd H. Marican resigned from the Board effective July 10, 2013. Charles E. Bunch was nominated to the Board of Directors on February 19, 2014, to fill the resulting vacancy. Potential candidates were solicited from directors and management and a third-party search firm, SpencerStuart. The Board interviewed several candidates who were evaluated based on the established criteria for persons to be nominated. The Board believes Mr. Bunch meets the established criteria and is well qualified for election to the Board. Mr. Bunch is a new nominee for election to the Board this year. His nomination was recommended by the Committee on Directors’ Affairs and approved by the Board.

ConocoPhillips 2014 Proxy Statement	23

NON-EMPLOYEE DIRECTOR COMPENSATION

The primary elements of our non-employee director compensation program consist of an equity compensation program and a cash compensation program.

Objectives and Principles

Compensation for directors is reviewed annually by the Committee on Directors’ Affairs and set upon approval of the Board of Directors. The Board’s goal in designing directors’ compensation is to provide a competitive package that will enable it to attract and retain highly skilled individuals with relevant experience and that reflects the time and talent required to serve on the board of a complex, multinational corporation. The Board seeks to provide sufficient flexibility in the form of delivery to meet the needs of different individuals while ensuring that a substantial portion of directors’ compensation is linked to the long-term success of ConocoPhillips. In furtherance of ConocoPhillips’ commitment to be a socially responsible member of the communities in which it participates, the Board believes that it is appropriate to extend ConocoPhillips’ matching gift program to charitable contributions made by individual directors as more fully described below.

Equity Compensation

In 2013, non-employee directors received an annual grant of restricted stock units with an aggregate value of $170,000 on the date of grant. Effective 2014, the Board of Directors approved a $50,000 increase in the value of future grants. The restricted stock units are fully vested at grant, but contain restrictions on transfer under their terms and conditions. Prior to the grant, each director may elect the schedule on which the restrictions lapse and unrestricted Company stock is to be distributed, provided that restrictions on the units issued to a non-employee director will lapse in the event of retirement, disability, death, or a change of control, unless the director has elected to defer receipt of the shares until a later date. Directors forfeit the units if, prior to the lapse of restrictions, the Board finds sufficient cause for forfeiture (although no such finding can be made after a change of control). Before the restrictions lapse, directors cannot sell or otherwise transfer the units, but the units are credited with dividend equivalents in the form of additional restricted stock units. When restrictions lapse, directors will receive unrestricted shares of Company stock as settlement of the restricted stock units.

Restricted stock units granted to directors who are not residents of the United States may have modified terms to comply with laws and tax rules that apply to them. Thus, the restricted stock units granted to Messrs. Auchinleck and Norvik have slightly modified terms responsive to the tax laws of their home countries (Canada and Norway, respectively), the most important difference being that the restrictions lapse only in the event of retirement, death, or loss of office.

Cash Compensation

In 2013, each non-employee director received $115,000 annual cash compensation. Non-employee directors serving in certain specified committee positions also received the following additional cash compensation:

•	Lead Director—$50,000

•	Chair of the Audit and Finance Committee—$25,000

•	Chair of the Human Resources and Compensation Committee—$20,000

•	Chair of the other committees—$10,000

•	All other Audit and Finance Committee members—$10,000

•	All other Human Resources and Compensation Committee members—$7,500

As part of its review in 2013, the Committee on Directors’ Affairs considered, among other factors, market competitiveness of directors’ compensation, based on studies prepared by Frederic W. Cook & Co., Inc., an outside consultant retained by the Committee. As a result of such review, effective January 2014, the Board of Directors approved a decrease in $15,000 for the Lead Director and implemented a $5,000 fee for each member, other than the Chair, of the Committee on Directors’ Affairs and Public Policy Committee. The

Committee on Directors’ Affairs assessed the engagement with Frederic W. Cook & Co., Inc. using the guidelines provided in SEC rules and concluded that the work of the consultant did not raise any conflict of interest.

The total annual cash compensation is payable in monthly installments. Directors may elect, on an annual basis, to receive all or part of their cash compensation in unrestricted stock or in restricted stock units (such unrestricted stock or restricted stock units are issued on the last business day of the month valued using the average of the high and the low market prices of ConocoPhillips common stock on such date), or to have the amount credited to the director’s deferred compensation account. The restricted stock units issued in lieu of cash compensation are subject to the same restrictions as the annual restricted stock units granted since 2005 and described above under “Equity Compensation.” Due to differences in the tax laws of other countries, the Board, at its July 1, 2003 meeting, approved modification of the compensation for directors who are taxed under the laws of other countries. Effective in 2004, Canadian directors (currently, Mr. Auchinleck) were able to elect to receive cash compensation either in cash or in restricted stock units, redeemable only upon retirement, death, or loss of office. Effective in 2007, Norwegian directors (currently, Mr. Norvik) receive compensation that would otherwise have been received as cash only as restricted stock units.

24	ConocoPhillips 2014 Proxy Statement

Deferral of Compensation

Directors can elect to defer their cash compensation into the Deferred Compensation Program for Non-Employee Directors of ConocoPhillips (“Director Deferral Plan”). Deferred amounts are deemed to be invested in various mutual funds and similar investment choices (including ConocoPhillips common stock) selected by the director from a list of investment choices available under the Director Deferral Plan. Mr. Auchinleck (from Canada) and Mr. Norvik (from Norway) do not have the opportunity to defer cash compensation in this manner.

Compensation deferred prior to January 1, 2003, by former directors of Conoco Inc. and Phillips Petroleum Company continues to be deferred and is deemed to be invested in various mutual funds as selected by the director. The deferred amounts may be paid as a lump sum or as installment payments following retirement from the Board.

The future payment of any compensation deferred by non-employee directors of ConocoPhillips after January 1, 2003, and by former directors of Phillips Petroleum Company prior to January 1, 2003, may be funded in a grantor trust designed for this purpose. The future payment of any cash compensation deferred by former directors of Conoco Inc. prior to January 1, 2003, is not funded.

Directors’ Matching Gift Program

All active and retired directors are eligible to participate in the Directors’ Annual Matching Gift Program. This program provides a dollar-for-dollar match of a gift of cash or securities, up to a maximum of $15,000 per donor for active directors and $7,500 per donor for retired directors during any one calendar year, to charities and educational institutions, excluding religious, political, fraternal, or athletic organizations, that are tax-exempt under Section 501(c)(3) of the Internal Revenue Code of the United States or meet similar requirements under the applicable law of other countries.

Other Compensation

Spouses and significant others of directors and executive officers attend certain meetings at the encouragement of the Board. The Company’s reimbursement of the cost of such attendance is treated by the Internal Revenue Service as income, and as such is taxable to the recipient. The Board believes that such costs are expenses of creating a collegial environment that enhances the effectiveness of the Board, and therefore the Company reimburses directors for the out of pocket cost of the travel. However, in May 2013, the Committee on Directors’ Affairs eliminated gross-ups to directors of the resulting income taxes. Amounts representing the reimbursements are contained in the All Other Compensation column of the Non-Employee Director Compensation Table.

Stock Ownership

Directors are expected to own as much Company stock as the amounts of the annual equity grants during their first five years on the Board. Directors are expected to reach this level of target ownership within five years of joining the Board. Actual shares of stock, restricted stock, or restricted stock units, including deferred stock units, may be counted in satisfying the stock ownership guidelines. The holdings of each of our directors currently meet or exceed the guidelines.

ConocoPhillips 2014 Proxy Statement	25

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
R.L. Armitage	$115,000	$170,055	$-	$-	$-	$3,000	$288,055
R.H. Auchinleck	182,500	170,055	-	-	-	5,580	358,135
J.E. Copeland, Jr.	140,000	170,055	-	-	-	20,759	330,813
J.L. Freeman	115,000	170,055	-	-	-	8,248	293,303
G. Huey Evans(5)	104,167	-	-	-	-	14,275	118,442
M.H. Marican(6)	72,917	170,055	-	-	-	-	242,972
R. A. Niblock	125,000	170,055	-	-	-	30,000	325,055
H.J. Norvik	132,500	170,055	-	-	-	11,181	313,736
W.K. Reilly(7)	47,916	170,055	-	-	-	55,569	273,540
W.E. Wade, Jr.	135,000	170,055	-	-	-	30,000	335,055
(1)

Reflects 2013 annual cash compensation of $115,000 payable to each non-employee director. In 2013, non-employee directors serving in specified committee positions also received the following additional cash compensation:      Lead Director— $50,000

Chair of the Audit and Finance Committee—$25,000
Chair of the Human Resources and Compensation Committee—$20,000
Chair of any other committee—$10,000
Each other Audit and Finance Committee member—$10,000
Each other Human Resources and Compensation Committee member—$7,500

Amounts shown include prorated amounts attributable to committee reassignments which may occur during the year. Amounts shown in the Fees Earned or Paid in Cash column include any amounts that were voluntarily deferred to the Director Deferral Plan, received in ConocoPhillips common stock, or received in restricted stock units. Messrs. Auchinleck, Niblock and Norvik received 100% of their cash compensation in restricted stock units in 2013 with an aggregate grant date fair value as shown in the table. Mr. Wade elected to receive 25% of his cash compensation in restricted stock units that had an aggregate grant date fair value of $33,750 with the remainder of his cash compensation deferred into the Director Deferral Plan. All other directors received their cash compensation in cash or deferred such amounts into the Director Deferral Plan.

(2)

Amounts represent the aggregate grant date fair value of stock awards. Under our non-employee director compensation program, each non-employee director received a 2013 annual grant of restricted stock units with an aggregate value of $170,000 on the date of grant based on the average of the high and low price for our common stock, as reported on the NYSE on such date, or if such date is a non-trading date, the last preceding trading date. These grants are made in whole shares with fractional share amounts rounded up, resulting in a grant of shares with a value of $170,055 on January 15, 2013 to each person who was a director on that date.

(3)	The following table reflects, for each director, the aggregate number of stock awards outstanding as of December 31, 2013:

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)
R.L. Armitage	18,995
R.H. Auchinleck	76,887
J.E. Copeland, Jr.	36,451
J.L. Freeman	3,021
G. Huey Evans	-
M.H. Marican	5,651
R. A. Niblock	12,669
H.J. Norvik	36,195
W.K. Reilly	48,074
W.E. Wade, Jr.	25,333

The following table lists vesting of director stock awards in 2013:

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
R.L. Armitage	-	$ -
R.H. Auchinleck	-	-
J.E. Copeland, Jr.	-	-
J.L. Freeman	-	-
G. Huey Evans	-	-
M.H. Marican	-	-
R.A. Niblock	-	-
H.J. Norvik	-	-
W.K. Reilly(a)	10,631	777,724
W.E. Wade, Jr.	-	-
(a)

Mr. Reilly received restricted stock and restricted stock unit awards for his service as a director of ConocoPhillips from 2002 — 2013. As permitted by the terms and conditions of the awards, Mr. Reilly elected to receive certain awards in the form of unrestricted shares six months after separation from service and other awards in annual installments.

26	ConocoPhillips 2014 Proxy Statement

(4)	The following table reflects, for each director, the items contained in All Other Compensation:

Name	Tax Reimbursement Gross-Up(a) ($)	Meeting Travel Reimbursements & Meeting Perquisites(b)(c) ($)	Matching Gift Amounts(d) ($)	Total ($)
R.L. Armitage	$-	$-	$3,000	$3,000
R.H. Auchinleck	2,008	3,572	-	5,580
J.E. Copeland, Jr.	1,286	1,973	17,500	20,759
J.L. Freeman	-	1,248	7,000	8,248
G. Huey Evans	-	-	14,275	14,275
M.H. Marican	-	-	-	-
R.A. Niblock	-	-	30,000	30,000
H.J. Norvik	4,653	6,528	-	11,181
W.K. Reilly(c)	20,184	20,384	15,000	55,569
W.E. Wade, Jr.	-	-	30,000	30,000
(a)

The amounts shown are for payments by the Company relating to certain taxes incurred by the director. These primarily occur when the Company requests spouses or other guests to accompany the director to Company functions, including Board and committee meetings, and as a result, the director is deemed to make a personal use of Company assets (for example, when a spouse accompanies a director on a Company aircraft or when a spouse accompanies a director and the commercial air travel cost is paid or reimbursed by the Company) or when a retirement presentation is made to a retiring director. In such circumstances, if the director is imputed income in accordance with the applicable tax laws, the Company will generally reimburse the director for the increased tax costs. All such tax reimbursements have been included above, regardless of whether the corresponding perquisite or personal benefit is required to be reported pursuant to SEC rules and regulations. Such travel is no longer subject to reimbursement for the increased tax costs.

(b)

The amounts shown for Messrs. Auchinleck, Copeland, Freeman, Norvik, and Reilly are primarily for payments by the Company relating to travel costs when the Company requests spouses or other guests to accompany the director to Company functions, and as a result, the director is deemed to make a personal use of Company assets.

(c)	Included in this amount for Mr. Reilly is a retirement gift valued at $10,855.

(d)

The Company maintains a Matching Gift Program under which we match certain gifts by directors to charities and educational institutions, excluding religious, political, fraternal, or athletic organizations, that are tax-exempt under Section 501(c)(3) of the Internal Revenue Code of the United States or meet similar requirements under the applicable law of other countries. For directors, the program matches up to $15,000 with regard to each program year. Administration of the program can cause more than $15,000 to be paid in a single fiscal year of the Company, due to processing claims from more than one program year in that single fiscal year. The amounts shown are for the actual payments by the Company in 2013. Mr. Lance is eligible for the program as an executive of the Company, rather than as a director. Information on the value of matching gifts for Mr. Lance is shown on the Summary Compensation Table on page 54 and the notes to that table.

(5)

Ms. Huey Evans was elected to the Board effective March 7, 2013. The amounts in the tables above include her prorated compensation reflecting the portion of 2013 in which she served as a director. She received cash compensation beginning March 2013. She received no equity compensation for 2013, as she did not join the Board until after the grant date for equity compensation in January 2013.

(6)	Mr. Marican resigned from the Board effective July 10, 2013. The amounts in the tables above include his prorated compensation reflecting the portion of 2013 in which he served as a director.

(7)	Mr. Reilly retired from the Board effective May 14, 2013. The amounts in the tables above include his prorated compensation reflecting the portion of 2013 in which he served as a director.

ConocoPhillips 2014 Proxy Statement	27

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

What am I voting on?

You are voting on a proposal to elect nominees to a one-year term as directors of the Company.

What is the makeup of the Board of Directors and how often are the members elected?

Our Board of Directors currently has nine members. Mr. Marican resigned from the Board effective July 10, 2013. The Committee on Directors’ Affairs evaluated the current size and composition of the Board in considering whether to nominate a candidate to replace Mr. Marican. The Committee on Directors’ Affairs determined that a 10 member Board comprised of nine independent directors and the Company’s CEO is appropriate and in the best interests of the Company and its stockholders. Accordingly, the Committee on Directors’ Affairs initiated a search for Mr. Marican’s replacement, consulting members of the Board and management as well as a third-party search firm, SpencerStuart, to identify potential candidates. Mr. Bunch was identified and recommended by SpencerStuart as a qualified candidate for election to fill the current vacancy. The Committee on Directors’ Affairs and the Board reviewed Mr. Bunch as a candidate for election to the Board and determined to nominate him as a director.

Directors are elected at the Annual Meeting of Stockholders every year. Any director vacancies created between annual stockholder meetings (such as by a current director’s death, resignation or removal for cause or an increase in the number of directors) may be filled by a majority vote of the remaining directors then in office. Any director appointed in this manner would hold office until the next election. If a vacancy results from an action of our stockholders, only our stockholders would be entitled to elect a successor. Under the Company’s Corporate Governance Guidelines, a director should not, as a general matter, stand for re-election after his or her 72nd birthday.

What if a nominee is unable or unwilling to serve?

This is not expected to occur, as all director nominees have previously consented to serve. However, should a director become unable or unwilling to serve and the Board does not elect to reduce the size of the Board, shares represented by proxies may be voted for a substitute nominated by the Board of Directors.

How are directors compensated?

Please see our discussion of director compensation beginning on page 24.

28	ConocoPhillips 2014 Proxy Statement

What criteria were considered by the Committee on Directors’ Affairs in selecting the nominees?

In selecting the 2014 nominees for director, the Committee on Directors’ Affairs sought candidates who possess the highest personal and professional ethics, integrity and values, and are committed to representing the long-term interests of all the Company’s stakeholders. In addition to reviewing a candidate’s background and accomplishments, the Committee on Directors’ Affairs reviewed candidates for director in the context of the current composition of the Board and the evolving needs of the Company’s businesses. The Committee on Directors’ Affairs also considered the number of boards on which the candidate already serves. It is the Board’s policy that at all times at least a substantial majority of its members meets the standards of independence promulgated by the SEC and the NYSE, and as set forth in the Company’s Corporate Governance Guidelines. The Committee on Directors’ Affairs also seeks to ensure that the Board reflects a range of talents, ages, skills, diversity, and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, leadership, and oil and gas related industries, sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. The Board seeks to maintain a diverse membership, but does not have a separate policy on diversity. The Board also requires that its members be able to dedicate the time and resources necessary to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings.

The following are some of the key qualifications and skills the Committee on Directors’ Affairs considered in evaluating the director nominees. The table and individual biographies below provide additional information about each nominee’s specific experiences, qualifications and skills.

•

CEO or senior officer experience. We believe that directors with CEO or senior officer experience provide the Company with valuable insights. These individuals have a demonstrated record of leadership qualities and a practical understanding of organizations, processes, strategy, risk and risk management and the methods to drive change and growth. Through their service as top leaders at other organizations, they also bring valuable perspectives on common issues affecting both their company and ConocoPhillips.

•

Financial reporting experience. We believe that an understanding of finance and financial reporting processes is important for our directors. The Company measures its operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to the Company’s success. We seek to have a number of directors who qualify as audit committee financial experts, and we expect all of our directors to be financially knowledgeable.

•

Industry experience. We seek to have directors with leadership experience as executives or directors or experience in other capacities in the energy industry. These directors have valuable perspective on issues specific to the Company’s business.

•

Global experience. As a global energy company, the Company’s future success depends, in part, on its success in growing its businesses outside the United States. Our directors with global business or international experience provide valued perspective on our operations.

•

Environmental/Regulatory experience. The perspective of directors who have experience within the environmental regulatory field is valued as we implement policies and conduct operations in order to ensure that our actions today will not only provide the energy needed to drive economic growth and social well-being, but also secure a stable and healthy environment for tomorrow. With the energy industry so heavily regulated and directly affected by governmental actions and decisions, the Company recognizes that directors with government experience offer valuable insight in this regard.

	Armitage	Auchinleck	Bunch	Copeland	Freeman	Huey Evans	Lance	Niblock	Norvik	Wade
CEO/Senior Officer Experience		✓	✓	✓			✓	✓	✓	✓
Financial Reporting Experience			✓	✓		✓		✓
Industry Experience		✓			✓		✓		✓	✓
Global Experience	✓	✓	✓	✓		✓	✓		✓	✓
Environmental/Regulatory Experience	✓				✓	✓			✓

The lack of a ‘✓’ for a particular item does not mean that the director does not possess that qualification, characteristic, skill or experience. We look to each director to be knowledgeable in these areas, however, the ‘✓’ indicates that the item is a specific qualification, characteristic, skill or experience that the director brings to the Board.

ConocoPhillips 2014 Proxy Statement	29

Who are this year’s nominees?

The following directors are standing for annual election this year to hold office until the 2015 Annual Meeting of Stockholders. Included below is a listing of each nominee’s name, age, tenure and qualifications.

Richard L. Armitage

Age: 68
Director since: March 2006
ConocoPhillips Committees: Committee on Directors’
Affairs; Public Policy Committee
Other current directorships: ManTech International
Corporation

Mr. Armitage has served as President of Armitage International since March 2005. He is a former U.S. Deputy Secretary of State and held a wide variety of high ranking U.S. diplomatic positions from 1989 to 1993 including: Special Mediator for Water in the Middle East; Special Emissary to King Hussein of Jordan during the 1991 Gulf War; and Ambassador, directing U.S. assistance to the newly independent states of the former Soviet Union. He served as Assistant U.S. Secretary of Defense for International Security Affairs from 1983 to 1989. He serves on the board of ManTech International Corporation and previously served on the board of Transcu, Ltd. and is a member of The American Academy of Diplomacy as well as a member of the Board of Trustees of the Center for Strategic Studies.

Skills and Qualifications:

Mr. Armitage’s experience in a wide range of high ranking diplomatic positions qualify him to provide valuable insight and expertise in the context of the Company’s global operations with substantial governmental interface. Mr. Armitage has specific expertise in many of the Company’s key operating regions. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

Richard H. Auchinleck, Lead Director

Age: 62
Director since: August 2002
ConocoPhillips Committees: Executive Committee;
Human Resources and Compensation Committee;
Committee on Directors’ Affairs (Chair)
Other current directorships: Enbridge Commercial
Trust(1); Telus Corporation(1)

Mr. Auchinleck began his service as a director of Conoco Inc. in 2001 prior to its merger with Phillips Petroleum Company in 2002. He served as President and Chief Executive Officer of Gulf Canada Resources Limited from 1998 until its acquisition by Conoco in 2001. Prior to his service as CEO, he was Chief Operating Officer of Gulf Canada from 1997 to 1998 and Chief Executive Officer for Gulf Indonesia Resources Limited from 1997 to 1998. Mr. Auchinleck currently serves on the boards of Enbridge Income Fund Holdings Inc. and Telus Corporation.

Skills and Qualifications:

Mr. Auchinleck has served as a director of ConocoPhillips and its predecessors since Gulf Canada Resources was acquired by Conoco in 2001. His extensive experience in the industry and as a CEO of an energy company provides him with valuable insights into the Company’s business. In addition, Mr. Auchinleck has extensive industry experience in Canada, the location of many key Company assets and operations. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

(1)	Not a U.S. based company.

Charles E. Bunch

Age: 64
Director Nominee
Other current directorships: PPG Industries, Inc.;
PNC Financial Services Group

Mr. Bunch has served as Chairman and Chief Executive Officer of PPG Industries, Inc. since 2005. He was President and Chief Operating Officer of PPG from July 2002 until he was elected President and Chief Executive Officer in March 2005 and Chairman and Chief Executive Officer in July 2005. Before becoming President and Chief Operating Officer, he was Executive Vice President of PPG from 2000 to 2002 and Senior Vice President, Strategic Planning and Corporate Services, of PPG from 1997 to 2000. Mr. Bunch has a 34-year history with PPG, holding positions in finance and planning, marketing, and general management in the United States and Europe. He currently serves on the board of PNC Financial Services Group and is a member of the University of Pittsburgh’s board of trustees. He previously served as a director of H.J. Heinz Company and as chairman of the Federal Reserve Bank of Cleveland, the National Association of Manufacturers, and the American Coatings Association.

Skills and Qualifications:

Mr. Bunch has not previously served as a director of the Company. The Committee on Directors’ Affairs values his experience as a director and CEO in a highly-regulated industry as well as his management and finance experience. Additionally, Mr. Bunch has a strong background in management development and compensation. His international business experience with global issues facing a large, multinational public company allows him to provide the Board with valuable operational and financial expertise. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

James E. Copeland, Jr.

Age: 69
Director since: February 2004
ConocoPhillips Committees: Audit and Finance
Committee (Chair); Executive Committee
Other current directorships: Equifax Inc.;
Time Warner Cable Inc.

Mr. Copeland served as Chief Executive Officer of Deloitte & Touche and Deloitte Touche Tohmatsu from 1999 to 2003. Mr. Copeland formerly served as Senior Fellow for Corporate Governance with the U.S. Chamber of Commerce and as a Global Scholar with the Robinson School of Business at Georgia State University. Mr. Copeland is currently a member of the boards of Equifax Inc., Time Warner Cable Inc. and BASS, LLC, and previously served on the board of Coca Cola Enterprises from 2003 to 2008.

Skills and Qualifications:

As the former CEO of one of the “Big Four” accounting firms, Mr. Copeland provides a wealth of financial and accounting expertise. In addition, Mr. Copeland’s experience as a CEO at a large global corporation allows him to provide valuable insights on managing a global business. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

30	ConocoPhillips 2014 Proxy Statement

Jody L. Freeman

Age: 50
Director since: July 2012
ConocoPhillips Committees: Public Policy Committee

Ms. Freeman is the Archibald Cox Professor of Law at Harvard Law School and founding director of the Harvard Law School Environmental Law and Policy Program. Before joining the Harvard faculty in 2005, Ms. Freeman was a professor of Law at UCLA Law School from 1995 to 2005. Ms. Freeman formerly served as an independent consultant to the National Commission on the Deepwater Horizon Oil Spill and Offshore Drilling in 2010 and as a counselor for energy and climate change in the White House from 2009 to 2010. Ms. Freeman is a member of the Administrative Conference of the United States and the American College of Environmental Lawyers.

Skills and Qualifications:

Ms. Freeman’s expertise in environmental law and policy, and her unique experiences in shaping federal environmental policy, especially in matters critical to the Company’s operations, enable her to provide valuable insight into the Company’s policies and practices. The Board believes her experience and expertise in these matters make her well qualified to serve as a member of the Board.

Gay Huey Evans

Age: 59
Director since: March 2013
ConocoPhillips Committees: Audit and Finance
Committee
Other current directorships: Aviva plc.(1)(2);
Itau BBA International Limited(1)(2);
Falcon Private Wealth Ltd.(1)(2);
The Financial Reporting Council(1)(2)

Ms. Huey Evans was formerly Vice Chairman of the Board and Non-Executive Chairman, Europe, of the International Swaps and Derivatives Association, Inc. from 2011 to 2012. She was former Vice Chairman, Investment Banking and Investment Management at Barclays Capital from 2008 to 2010. She was previously head of governance of Citi Alternative Investments (EMEA) from 2007 to 2008 and President of Tribeca Global Management (Europe) Ltd. from 2005 to 2007, both part of Citigroup. From 1998 to 2005, she was director of the markets division and head of the capital markets sector at the U.K. Financial Services Authority. She previously held various senior management positions with Bankers Trust Company in New York and London. She currently serves as a non-executive director of Aviva plc., Itau BBA International Limited, Falcon Private Wealth Ltd. and The Financial Reporting Council and previously served on the board of The London Stock Exchange Group plc.

Skills and Qualifications:

Ms. Huey Evans’ in-depth knowledge of, and insight into, global capital markets from her extensive experience in the financial services industry brings valuable expertise to the Company’s businesses. The Board believes her experience and expertise in these matters make her well qualified to serve as a member of the Board.

(1)	Not a U.S. based company.
(2)	Not required to file periodic reports under the Securities Exchange Act of 1934.

Ryan M. Lance

Age: 51
Director since: April 2012
ConocoPhillips Committees: Executive Committee
(Chair)

Mr. Lance was appointed Chairman and Chief Executive Officer in April 2012, having previously served as Senior Vice President, Exploration and Production — International from May 2009. Prior to that he served as President, Exploration and Production — Asia, Africa, Middle East and Russia/Caspian since April 2009, having previously served as President, Exploration and Production — Europe, Asia, Africa and the Middle East since September 2007. Prior thereto, he served as Senior Vice President, Technology commencing in February 2007, and prior to that served as Senior Vice President, Technology and Major Projects commencing in 2006. He served as President, Downstream Strategy, Integration and Specialty Businesses from 2005 to 2006.

Skills and Qualifications:

Mr. Lance’s service as Chairman and Chief Executive Officer of ConocoPhillips makes him well qualified to serve both as a director and Chairman of the Board. Mr. Lance’s extensive experience in the industry as an executive in our exploration and production businesses, and as the global representative of ConocoPhillips, make his service as a director invaluable to the Company. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

Robert A. Niblock

Age: 51
Director since: February 2010
ConocoPhillips Committees: Audit and Finance
Committee
Other current directorships: Lowe’s Companies, Inc.

Mr. Niblock is Chairman, President and Chief Executive Officer of Lowe’s Companies, Inc. He has served as Chairman and CEO of Lowe’s Companies, Inc. since January 2005 and he reassumed the title of President in 2011, after having served in that role from 2003 to 2006. Mr. Niblock became a member of the board of directors of Lowe’s when he was named Chairman and CEO-elect in 2004. Mr. Niblock joined Lowe’s in 1993 and, during his career with the company, has served as Vice President and Treasurer, Senior Vice President, and Executive Vice President and CFO. Before joining Lowe’s, Mr. Niblock had a nine-year career with accounting firm Ernst & Young. Mr. Niblock is a member of the board of directors of the Retail Industry Leaders Association, and has served as its Secretary since 2012 and served as its chairman in 2008 and 2009. He has been a member of the Association since 2003 and served as vice chairman in 2006 and 2007.

Skills and Qualifications:

Mr. Niblock became a member of the Board in 2010. The Committee on Directors’ Affairs valued his experience as a CEO and in financial reporting matters. Mr. Niblock’s experience as an actively-serving CEO of a large public company allows him to provide the Board with valuable operational and financial expertise. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

ConocoPhillips 2014 Proxy Statement	31

Harald J. Norvik

Age: 67
Director since: July 2005
ConocoPhillips Committees: Executive Committee;
Human Resources and Compensation Committee;
Public Policy Committee (Chair)
Other current directorships: Petroleum Geo-Services
ASA(1); Aschehoug ASA(1)(2)

Mr. Norvik currently serves as Chairman of Aschehoug ASA and as Vice Chairperson of Petroleum Geo-Services ASA. He is also on the board of Deep Ocean Group and Umoe ASA. He was Chairman and a partner at Econ Management AS from 2002 to 2008 and was a strategic advisor there from 2008 to 2010. He served as Chairman of the Board of Telenor ASA from 2007 to 2012, and as Chairman, President & CEO of Statoil from 1988 to 1999.

Skills and Qualifications:

As a former CEO of an international energy corporation, Mr. Norvik brings valuable experience and expertise in industry and operational matters. In addition, Mr. Norvik provides valuable international perspective as a citizen of Norway, a country in which the Company has significant operations. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

(1)	Not a U.S. based company.
(2)	Not required to file periodic reports under the Securities Exchange Act of 1934.

William E. Wade, Jr

Age: 71
Director since: March 2006
ConocoPhillips Committees: Executive Committee;
Human Resources and Compensation Committee
(Chair); Committee on Directors’ Affairs

Mr. Wade served as a director of Burlington Resources Inc. from 2001 through the time of its acquisition by ConocoPhillips in 2006. Mr. Wade served as President of Atlantic Richfield Company from 1998 to 1999 and Executive Vice President of Atlantic Richfield Company from 1993 to 1998. Prior to this, he served in a series of management positions with Atlantic Richfield Company beginning in 1968.

Skills and Qualifications:

Mr. Wade’s extensive experience in senior management within the industry and in areas of significant Company operations makes him well qualified to serve as a member of the Board. Mr. Wade’s prior service as a director of Burlington Resources Inc. also provides him with valuable insights into the assets acquired as part of the acquisition of that company. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

What vote is required to approve this proposal?

Each nominee requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

What if a director nominee does not receive a majority of votes cast?

Our By-Laws require directors to be elected by the majority of the votes cast with respect to such director (i.e., the number of votes cast “for” a director must exceed the number of votes cast “against” that director). If a nominee who is serving as a director is not elected at the Annual Meeting and no one else is elected in place of that director, then, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, under our By-Laws, the holdover director is required to tender his or her resignation to the Board. The Committee on Directors’ Affairs then would consider the resignation and recommend to the Board whether to accept or reject the tendered resignation, or whether some other action should be taken. The Board of Directors would then make a decision whether to accept the resignation taking into account the recommendation of the Committee on Directors’ Affairs. The director who tenders his or her resignation will not participate in the Board’s decision. The Board is required to disclose publicly (by a news release, filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

What does the Board recommend?

THE BOARD RECOMMENDS YOU VOTE “FOR” EACH NOMINEE STANDING FOR ELECTION AS DIRECTOR.

32	ConocoPhillips 2014 Proxy Statement

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee (the “Audit Committee”) assists the Board in fulfilling its responsibility to provide independent, objective oversight for ConocoPhillips’ financial reporting functions and internal control systems.

The Audit Committee currently comprises three non-employee directors. The Board has determined that the members of the Audit Committee satisfy the requirements of the NYSE as to independence, financial literacy and expertise. The Board has determined that at least one member, James E. Copeland, Jr., is an audit committee financial expert as defined by the SEC. The responsibilities of the Audit Committee are set forth in the written charter adopted by ConocoPhillips’ Board of Directors and last amended on December 6, 2013, and which is available on our website www.conocophillips.com under the caption “Governance.” Pursuant to its charter, the Audit Committee’s responsibilities include the following:

•

Discussing with management, the independent auditors, and the internal auditor the integrity of the Company’s accounting policies, internal controls, financial statements, financial reporting practices, and select financial matters, covering the Company’s capital structure, financial risk management, retirement plans and tax planning.

•	Reviewing significant corporate risk exposures, and steps management has taken to monitor, control and report such exposures.

•	Reviewing the qualifications, independence and performance of the Company’s independent auditors and internal auditors.

•	Reviewing the Company’s overall direction and compliance with legal and regulatory requirements and its policies, including its Code of Business Ethics and Conduct.

•	Maintaining open and direct lines of communication with the Board and Company’s management, Compliance and Ethics Office, internal auditors and independent auditors.

Management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles, or GAAP, and for developing, maintaining and evaluating the Company’s internal control over financial reporting and other control systems. The independent registered public accountant is responsible for auditing the annual financial statements prepared by management, assessing the Company’s internal control over financial reporting, and expressing an opinion with respect to each.

One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of the Company’s financial statements. The following report summarizes certain of the Audit Committee’s activities in this regard for 2013.

Review with Management. The Audit Committee has reviewed and discussed with management the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which included a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures presented in the financial statements. The Audit Committee also discussed management’s assessment of the effectiveness of the Company’s internal control over financial reporting, as of December 31, 2013, included in the financial statements.

Discussions with Internal Audit. The Audit Committee reviewed the Company’s internal audit plan and discussed the results of internal audit activity throughout the year. The Audit Committee met with the company’s General Auditor at every in-person meeting, both with and without company management present.

Discussions with Independent Registered Public Accounting Firm. The Audit Committee met throughout the year with Ernst & Young LLP (“E&Y”), the Company’s independent registered public accounting firm, including meeting with E&Y at each in-person meeting without the presence of management. The Audit Committee has discussed with E&Y the matters required to be discussed by standards of the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has received the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB, and has discussed with that firm its independence from ConocoPhillips. In addition, the Audit Committee considered the non-audit services provided to the Company by E&Y, and concluded that the auditor’s independence has been maintained.

Recommendation to the ConocoPhillips Board of Directors. Based on its review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2013.

THE CONOCOPHILLIPS AUDIT AND FINANCE COMMITTEE

James E. Copeland, Jr, Chairman

Gay Huey Evans

Robert A. Niblock

ConocoPhillips 2014 Proxy Statement	33

PROPOSAL TO RATIFY THE APPOINTMENT

OF ERNST & YOUNG LLP

What am I voting on?

You are voting on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2014. The Audit and Finance Committee has appointed Ernst & Young to serve as the Company’s independent registered public accounting firm.

What are the Audit and Finance Committee’s responsibilities with respect to the independent registered public accounting firm?

The Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit and Finance Committee has appointed Ernst & Young to serve as the Company’s independent registered public accounting firm for fiscal year 2014.

The Audit and Finance Committee has the authority to determine whether to retain or terminate the independent auditor. Neither the lead audit partner nor the reviewing audit partner perform audit services for the Company for more than five consecutive fiscal years. The Audit and Finance Committee reviews the experience and qualifications of the senior members of the independent auditor’s team and is directly involved in the appointment of the lead audit partner. The Audit and Finance Committee is also responsible for determination and approval of the audit engagement fees and other compensation associated with the retention of the independent auditor.

The Audit and Finance Committee has evaluated the qualifications, independence and performance of Ernst & Young and believes that the continued retention of Ernst & Young to serve as the Company’s independent registered public accounting firm is in the best interests of the Company’s stockholders.

What services does the independent registered public accounting firm provide?

Audit services of Ernst & Young for fiscal year 2013 included an audit of our consolidated financial statements, an audit of the effectiveness of the Company’s internal control over financial reporting, and services related to periodic filings made with the SEC. Additionally, Ernst & Young provided certain other services as described in the response to the next question. In connection with the audit of the 2013 financial statements, we entered into an engagement agreement with Ernst & Young that sets forth the terms by which Ernst & Young will perform audit services for us. That agreement is subject to alternative dispute resolution procedures.

34	ConocoPhillips 2014 Proxy Statement

How much was the independent registered public accounting firm paid for 2013 and 2012?

Ernst & Young’s fees for professional services totaled $16.8 million for 2013 and $18.1 million for 2012. Ernst & Young’s fees for professional services included the following:

•

Audit Fees—fees for audit services, which related to the fiscal year consolidated audit, the audit of the effectiveness of internal controls, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits and related accounting consultations, were $13.7 million for 2013 and $14.4 million for 2012.

•

Audit-Related Fees—fees for audit-related services, which consisted of audits in connection with proposed or consummated dispositions, benefit plan audits, other subsidiary audits, special reports, and related accounting consultations, were $2.7 million for 2013 and $3.3 million for 2012. Approximately $0.6 million of 2013 asset disposition-related fees are expected to be reimbursed by the purchaser.

•	Tax Fees—fees for tax services, which consisted of tax compliance services and tax planning and advisory services, were $0.4 million for 2013 and $0.5 million for 2012.

•	All Other Fees—fees for other services were negligible in 2013 and 2012.

The Audit and Finance Committee has considered whether the non-audit services provided to ConocoPhillips by Ernst & Young impaired the independence of Ernst & Young and concluded they did not.

The Audit and Finance Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by Ernst & Young to the Company. The policy (a) identifies the guiding principles that must be considered by the Audit and Finance Committee in approving services to ensure that Ernst & Young’s independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth pre-approval requirements for all permitted services. Under the policy, all services to be provided by Ernst & Young must be pre-approved by the Audit and Finance Committee. The Audit and Finance Committee has delegated authority to approve permitted services to its Chair. Such approval must be reported to the entire committee at the next scheduled Audit and Finance Committee meeting.

Will a representative of Ernst & Young be present at the meeting?

Yes, one or more representatives of Ernst & Young will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the stockholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If the appointment of Ernst & Young is not ratified, the Audit and Finance Committee will reconsider the appointment.

What does the Board recommend?

THE AUDIT AND FINANCE COMMITTEE RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.

ConocoPhillips 2014 Proxy Statement	35

ROLE OF THE HUMAN RESOURCES AND COMPENSATION

COMMITTEE

Authority and Responsibilities

The Human Resources and Compensation Committee (the “HRCC” or “Committee”) is responsible for providing independent, objective oversight for ConocoPhillips’ executive compensation programs and determining the compensation of anyone who meets our definition of a “Senior Officer.” Currently, our internal guidelines define a Senior Officer as an employee who is a senior vice president or higher, an executive who reports directly to the CEO, or any other employee considered an officer under Section 16(b) of the Securities Exchange Act of 1934. As of December 31, 2013, the Company had 17 Senior Officers. All of the officers shown in the compensation tables that follow are Senior Officers. In addition, the HRCC acts as plan administrator of the compensation programs and certain of the benefit plans for Senior Officers and as an avenue of appeal for current and former Senior Officers regarding disputes over compensation and certain benefits.

One of the HRCC’s responsibilities is to assist the Board in its oversight of the integrity of the Company’s executive compensation practices and programs as described in the “Compensation Discussion and Analysis” beginning on page 39 of this proxy statement, which summarizes certain of the HRCC’s activities during 2013 and 2014 concerning compensation earned during 2013 as well as any significant actions regarding compensation taken after the fiscal year end.

A complete listing of the authority and responsibilities of the HRCC is set forth in the written charter adopted by the Board and last amended on May 14, 2013, which is available on our website www.conocophillips.com under the caption “Governance.” Although the Committee’s charter permits it to delegate authority to subcommittees or other Board committees, the Committee made no such delegations in 2013.

Members

The HRCC currently consists of three members. The members of the HRCC and the member to be designated as Chair, like the members and Chairs of all of the Board committees, are reviewed and recommended annually by the Committee on Directors’ Affairs to the full Board. The Board of Directors has final approval of the committee structure of the Board. The only pre-existing requirements for service on the HRCC are that members must meet the independence requirements for “non-employee” directors under the Securities Exchange Act of 1934, for “independent” directors under the NYSE listing standards, and for “outside” directors under the Internal Revenue Code.

Meetings

The HRCC holds regularly scheduled meetings in association with each regular Board meeting and meets by teleconference between such meetings as necessary to discharge its duties. The HRCC reserves time at each regularly scheduled meeting to review matters in executive session with no members of management or management representatives present except as specifically requested by the HRCC. Additionally, the HRCC meets with the Lead Director at least annually to evaluate the performance of the CEO. In 2013, the HRCC had six regularly scheduled meetings and two meetings via teleconference. More information regarding the HRCC’s activities at such meetings can be found in the “Compensation Discussion and Analysis” beginning on page 39.

Continuous Improvement

The HRCC is committed to a process of continuous improvement in exercising its responsibilities. To that end, the HRCC also:

•	Receives ongoing training regarding best practices for executive compensation;

•

Regularly reviews its responsibilities and governance practices in light of ongoing changes in the legal and regulatory arena and trends in corporate governance, which review is aided by the Company’s management and consultants, independent compensation consultants, and, when deemed appropriate, independent legal counsel;

•	Annually reviews its charter and proposes any desired changes to the Board of Directors;
•	Annually conducts a self-assessment of its performance that evaluates the effectiveness of its actions and seeks ideas to improve its processes and oversight; and

•	Regularly reviews and assesses whether the Company’s executive compensation programs are having the desired effects and do not encourage an inappropriate level of risk.

36	ConocoPhillips 2014 Proxy Statement

HUMAN RESOURCES AND COMPENSATION COMMITTEE

REPORT

Review with Management. The Human Resources and Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” presented in this proxy statement starting on page 39. Members of management with whom the HRCC discussed the “Compensation Discussion and Analysis” included the Company’s Chief Executive Officer, Chief Financial Officer and Vice President, Human Resources and Real Estate and Facilities Services.

Discussion with Independent Executive Compensation Consultant. The HRCC has discussed with Frederic W. Cook & Co., Inc. (“FWC”), an independent executive compensation consulting firm, the executive compensation programs of the Company, as well as specific compensation decisions made by the HRCC. FWC was retained directly by the HRCC, independent of the management of the Company. The HRCC has received written disclosures from FWC confirming no other work has been performed for the Company by FWC other than that related to non-employee director compensation, has discussed with FWC its independence from ConocoPhillips, and believes FWC to have been independent of management.

Discussion with Independent Executive Compensation Consultant. The HRCC has discussed with Frederic W. Cook & Co., Inc. (“FWC”), an independent executive compensation consulting firm, the executive compensation programs of the Company, as well as specific compensation decisions made by the HRCC. FWC was retained directly by the HRCC, independent of the management of the Company. The HRCC has received written disclosures from FWC confirming no other work has been performed for the Company by FWC, has discussed with FWC its independence from ConocoPhillips, and believes FWC to have been independent of management.

THE CONOCOPHILLIPS HUMAN RESOURCES AND COMPENSATION COMMITTEE

William E. Wade, Jr., Chairman

Richard H. Auchinleck

Harald J. Norvik

HUMAN RESOURCES AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2013, none of our executive officers served as (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on our Human Resources and Compensation Committee, (2) a director of another entity, one of whose executive officers served on our Human Resources and Compensation Committee or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as one of our directors. In addition, none of the members of our Human Resources and Compensation Committee (1) was an officer or employee of the Company or any of our subsidiaries during the year ended December 31, 2013, (2) was formerly an officer or employee of the Company or any of our subsidiaries, or (3) had any other relationship requiring disclosure under applicable rules.

ConocoPhillips 2014 Proxy Statement	37

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

What am I voting on?

Stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the stockholders approve the compensation of ConocoPhillips’ Named Executive Officers as described in the Compensation Discussion and Analysis section and in the tabular disclosures regarding Named Executive Officer compensation (together with the accompanying narrative disclosures) in this proxy statement.

ConocoPhillips is providing stockholders with the opportunity to vote on an advisory resolution, commonly known as “Say on Pay,” considering approval of the compensation of ConocoPhillips’ Named Executive Officers.

The Human Resources and Compensation Committee, which is responsible for the compensation of our executive officers, has overseen the development of a compensation program designed to attract, retain and motivate executives who enable us to achieve our strategic and financial goals. The Compensation Discussion and Analysis and the tabular disclosures regarding Named Executive Officer compensation, together with the accompanying narrative disclosures, allow you to view the trends in compensation and application of our compensation philosophies and practices for the years presented.

The Board of Directors believes that ConocoPhillips’ executive compensation program aligns the interests of our executives with those of our stockholders. Our compensation program is guided by the philosophy that the Company’s ability to responsibly deliver energy and to provide sustainable value is driven by superior individual performance. The Board believes that a company must offer competitive compensation to attract and retain experienced, talented and motivated employees. In addition, the Board believes employees in leadership roles within the organization are motivated to perform at their highest levels by making performance-based pay a significant portion of their compensation. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are aligned with Company and individual performance, are appropriate in value and have benefited the Company and its stockholders.

What is the effect of this resolution?

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the HRCC and the Board will take the outcome of the vote into account when considering future executive compensation arrangements.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

What does the Board recommend?

THE BOARD RECOMMENDS YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

38	ConocoPhillips 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of the compensation of our Named Executive Officers and describes the objectives and principles underlying the Company’s executive compensation programs, the compensation decisions we have recently made under those programs, and the factors we considered in making those decisions.

Executive Overview

Our Named Executive Officers for 2013 were:

Name	Position
Ryan M. Lance	Chairman and CEO
Jeffrey W. Sheets	EVP, Finance and CFO
Matthew J. Fox	EVP, Exploration & Production
Alan J. Hirshberg	EVP, Technology & Projects
Donald E. Wallette, Jr.	EVP, Commercial, Business Development and Corporate Planning

Overview of Our Compensation Programs

Our executive compensation has four primary elements, as shown in the chart below:

Element	Salary	Variable Cash Incentive Program	Performance Shares	Stock Options

Purpose	Base level of compensation	Incentive to drive short-term performance	Incentive to drive long-term performance	Incentive to drive long-term performance and stock price growth

Target/Target Shares Set by	Fixed $	Fixed % of Salary	Dividend Discount Model	Black-Scholes

Form of Delivery	Cash	Cash	Target Shares/Cash	Options

Company/Award Unit Performance	N/A	0% to 200%	0% to 200%	100%

Individual Adjustment	Discretion	Discretion	Discretion	Discretion

How Our Performance Affected Our Pay

We achieved strong financial and operating performance in 2013. Our long-term strategy as an independent E&P company is focused on the following key priorities which we believe will continue to drive value for our stockholders: (1) maintain a relentless focus on safety and execution; (2) offer a compelling dividend; (3) deliver 3 to 5 percent compound annual production growth; (4) deliver 3 to 5 percent compound annual cash margin growth and (5) achieve ongoing improvements in financial returns.

Our compensation programs are designed to reward executives for performance consistent with the Company’s long-term strategy, to attract and retain high quality talent and to align compensation with the long-term interests of our stockholders. As a result, our executive compensation programs closely tie pay to performance.

ConocoPhillips 2014 Proxy Statement	39

Annual Incentive – Variable Cash Incentive Program (VCIP)

The VCIP payout is calculated using the following formula for all Senior Officers, subject to HRCC approval and discretion to set the award:

ELIGIBLE EARNINGS	X	TARGET PERCENTAGE FOR THE SALARY GRADE	X	(50% OF CORPORATE PERFORMANCE ADJUSTMENT	+	50% OF AWARD UNIT PERFORMANCE ADJUSTMENT	)	+	ANY INDIVIDUAL PERFORMANCE ADJUSTMENT

Based on the Company’s strong performance, we paid out VCIP as follows:

Corporate Performance – 165% of target for each of our Named Executive Officers

Award Unit Performance – 141.4% of target for each of our Named Executive Officers

Individual Performance – Adjustments of between 10% and 20% for each of our Named Executive Officers

Long-Term Incentive – Performance Share Program (PSP)

In connection with the spinoff of Phillips 66 in 2012, we concluded two performance periods in progress under our PSP earlier than had been anticipated at the establishment of the regularly scheduled three-year performance periods. We settled a pro rata portion of the PSP awards based on pre-spin performance and established new performance periods that began following the spinoff. While the normal program timing would have provided for a payout at the end of the 36 month performance period for PSP IX, the truncation of the program resulted in a pro rata portion of PSP IX being paid in 2012. However, the truncation also meant that only the balance of the program was paid out in 2014. In 2012, the Committee approved new performance periods and performance metrics for PSP IX Tail running from May 2012 – December 2013 and for PSP X running from May 2012 – December 2014 (the HRCC delayed the commencement of this performance period until after the spinoff, however, we still consider the program period for PSP X to provide compensation for the period beginning in January 2012).

For the PSP IX Tail performance period (May 2012 – Dec 2013), the Company delivered very strong results against the approved metrics. The Committee determined that performance merited the following base awards as a percent of pro rata target awards:

•	PSP IX Tail Results: May 2012 – December 2013

Corporate Performance – 170% of target for each of our Named Executive Officers

Individual Performance – Adjustments of between 10% and 17.5% for each of our Named Executive Officers

(See “Process for Determining Executive Compensation” on page 44 and “2013 Executive Compensation and Analysis and Results” on page 52)

2013 Say on Pay Vote Result and Engagement

At our 2013 Annual Meeting, approximately 82% of stockholders who cast an advisory vote on the Company’s say on pay proposal voted in favor of the Company’s executive compensation programs. Since then, the Company actively engaged in dialogue with a significant number of large stockholders to better understand stockholder views regarding the Company’s compensation programs. The Company is committed to maintaining regular dialogue with its investors designed to:

•	Solicit their feedback on executive compensation and governance-related matters;

•	Evaluate the Company’s compensation programs; and

•	Report stockholder views directly to the HRCC and Board.

As a result of this engagement process, the Company learned the following:

•	Stockholders are generally pleased with the Company’s compensation programs and believe such programs are well-aligned with long-term company performance; and

•	Stockholders emphasized the continued importance of transparency and readability of the Company’s disclosure in the proxy statement.

The Committee values these discussions and also encourages stockholders to provide feedback about our executive compensation programs as described under “Communications with the Board of Directors.”

The HRCC carefully considered the views of these stockholders. The deliberations of the HRCC were informed by conversations the Company had with its investors as well as proxy advisory firms following the 2013 advisory vote on executive compensation, current market practices and general investor concern over certain pay practices. Resulting changes to our programs included:

•	The adoption of an anti-pledging policy; and

•	The adoption of double trigger change in control provisions beginning with option awards granted in 2014 and performance share programs beginning in 2014.

We have also incorporated feedback on the importance of transparent and readable disclosure in drafting this proxy statement.

40	ConocoPhillips 2014 Proxy Statement

Our Compensation and Governance Practices

Our executive compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of our business. Below is a summary of compensation practices we have adopted, and a list of problematic pay practices that we avoid.

WHAT WE DO
✓	Pay for Performance: We align executive compensation with corporate, award unit and individual performance on both a short-term and long-term basis. The majority of our target total direct compensation for Senior Officers comprises variable compensation through our annual incentive bonuses and long-term incentive compensation. Actual total direct compensation varies based on the extent of achievement of, among other things, safety, operational and financial performance goals and stock performance.
✓	Stock Ownership Guidelines: Our Stock Ownership Guidelines require executives to own stock and/or have an interest in restricted stock units valued at a multiple of base salary, ranging from 1.8 times salary for lower-level executives to 6 times salary for the CEO. All of our current Named Executive Officers meet or exceed these requirements.
✓	Mitigation of Risk: Our compensation plans have provisions designed to mitigate undue risk, including caps on the maximum level of payouts, clawback provisions, varied performance measurement periods, and multiple performance metrics. In addition, the Board and management perform an annual risk assessment to identify potential undue risk created by our incentive plans. We do not believe any of our compensation programs create risks that are reasonably likely to have a material adverse impact on the Company.
✓	Clawback Policy: Executives’ incentives are subject to a clawback that applies in the event of certain financial restatements. This is in addition to provisions contained in our award documents pursuant to which we can suspend their right to exercise, refuse to honor the exercise of awards already requested, or cancel awards granted if an executive engages in any activity we determine is detrimental to the Company.
✓	Independent Compensation Consultant: The Committee retained Frederic W. Cook & Co., Inc. (“FWC”) to serve as its independent executive compensation consultant. During 2013, FWC provided no other services to the Company other than those related to non-employee director compensation.
✓	Double Trigger: Beginning with option awards granted in 2014 and performance share programs beginning in 2014, equity awards will not vest in the event of a change in control unless also accompanied by a qualifying termination of employment.

WHAT WE DON’T DO
✗	No Excise Tax Gross-Ups for Future Change in Control Plan Participants: In 2012, we eliminated excise tax gross-ups for future participants in our Change in Control Severance Plan.
✗	No Current Payment of Dividend Equivalents on Unvested Long-Term Incentives: Dividend equivalents on unvested restricted stock units are only paid out to the extent that the underlying award is ultimately earned.
✗	No Repricing of Underwater Stock Options: Our plans do not permit us to reprice or exchange underwater options without stockholder approval.
✗	No Pledging, Hedging, Short Sales, or Derivative Transactions: Company policies prohibit our directors and executives from pledging of or hedging or trading in derivatives of the Company’s stock.
✗	No Employment Agreements for Our Named Executive Officers: All compensation for these officers is established by the Committee.

Philosophy and Objectives of Our Executive Compensation Program

Our Goals

Our goals are to attract, retain, and motivate high-quality employees and to maintain high standards of principled leadership so that we can responsibly deliver energy to the world and provide sustainable value for our stakeholders, now and in the future.

Our Philosophy

We believe that:

•	Our ability to responsibly deliver energy and to provide sustainable value is driven by superior individual performance.

•	A company must offer competitive compensation to attract and retain experienced, talented, and motivated employees.
•	Employees in leadership roles within the organization are motivated to perform at their highest levels when performance-based pay is a significant portion of their compensation.

•	The use of judgment by the Human Resources and Compensation Committee plays an important role in administering effective executive compensation programs.

ConocoPhillips 2014 Proxy Statement	41

Our Principles

To achieve our goals, we implement our philosophy through the following guiding principles:

•	Establish target compensation levels that are competitive with those of other companies with whom we compete for executive talent;

•	Create a strong link between executive pay and Company performance;

•	Encourage prudent risk taking by our executives;

•	Motivate performance by rewarding specific individual accomplishments in determining compensation;

•	Retain talented individuals; and

•	Integrate all elements of compensation into a comprehensive package that aligns goals, efforts, and results throughout the organization.

Components of Executive Compensation

Our four primary executive compensation programs are designed to provide a target value for compensation that is competitive with our peers and will attract and retain the talented executives necessary to manage a large and complex organization such as ConocoPhillips.

Base Salary

Base salary is a major component of the compensation for all of our salaried employees, although it becomes a smaller component as a percentage of total targeted compensation as an employee rises through the ConocoPhillips salary grade structure. Base salary is important to give an individual financial stability for personal planning purposes. There are also motivational and reward aspects to base salary, as base salary can be increased or decreased to account for considerations such as individual performance and time in position. The position-benchmarking exercise we conduct considers peer market data from the Company’s compensation consultant that, along with the Company’s recommendations, is reviewed with the Committee and its independent compensation consultant. See “Peers and Benchmarking” on page 45 for a discussion of this process.

The table below shows the base salary for each Named Executive Officer earned during the years ended 2012 and 2013:

Name	12/31/2012	12/31/2013
R.M. Lance	$1,258,667	$1,666,667
J.W. Sheets	705,200	880,933
M.J. Fox	858,347	1,227,533
A.J. Hirshberg	909,000	1,025,833
D.E. Wallette	617,150	814,050

The increases in base pay approved by the Committee for Messrs. Lance, Fox, Hirshberg and Wallette are linked to their expanded leadership roles following the spinoff and, along with Mr. Sheets, reflect increases that align their respective positions’ base pay and total compensation to the market in accordance with our compensation philosophy. The position-benchmarking exercise we conduct considers peer market data from the Company’s compensation consultant that, along with the Company’s recommendations, is reviewed with the Committee and its independent compensation consultant.

Mr. Lance became Chairman and CEO, and the other Named Executive Officers became executive vice presidents, on May 1, 2012, the first day following the repositioning of the Company as an independent exploration and production company. In setting the CEO’s 2013 target compensation, and that of the other Named Executive Officers, the Committee considered current market data from the Company’s compensation consultant that it then reviewed with the Committee’s independent compensation consultant. See “Peers and Benchmarking” on page 45 for a discussion of this process.

42	ConocoPhillips 2014 Proxy Statement

Performance-Based Pay Programs

Annual Incentive

The Variable Cash Incentive Program (“VCIP”) is an annual incentive program that is broadly available to our employees throughout the world, and it is our primary vehicle for recognizing Company, award unit, and individual performance for the past year. We believe that having an annual “at risk” compensation element for all employees, including executives, gives them a financial stake in the achievement of our business objectives and therefore motivates them to use their best efforts to ensure the achievement of those objectives. We believe that measuring and rewarding performance on an annual basis in a compensation program is appropriate because we measure and report our business accomplishments annually. We also believe that one year is a time period over which all participating employees can have the opportunity to establish and achieve their specified goals. The base award is weighted equally for corporate and award unit performance for the Named Executive Officers. See “Process for Determining Executive Compensation – Developing Performance Measures” beginning on page 46 for details regarding performance criteria. The HRCC has discretion to adjust the base award up or down based on individual performance and makes its decision on individual performance adjustments based on the input of the CEO for all Named Executive Officers.

Long-Term Incentives

Our primary long-term incentive compensation programs for executives are the Performance Share Program (“PSP”) and the Stock Option Program.

Our programs target approximately 50% of the long-term incentive award in the form of restricted stock units awarded under the PSP and 50% in the form of stock options.

•

Performance Share Program—PSP rewards executives based on the performance of the Company and their individual performance over a three-year period. Each year the Committee establishes a three-year performance period over which it compares the performance of the Company with that of its performance-measurement peer group using pre-established criteria. Thus, in any given year, there are three overlapping performance periods. Use of a multi-year performance period helps to focus management on longer-term results. This was modified for program periods that included 2012, because of the repositioning of the Company as an independent E&P company following the spinoff of Phillips 66. See “Long Term Incentive: Performance Share Program (PSP)” beginning on page 50 for details regarding these modifications. After the spinoff, the Committee determined that future distributions under PSP should be made in cash rather than stock consistent with market practice.

Each executive’s individual award under the PSP is subject to a potential positive or negative performance adjustment at the end of the performance period. Although the HRCC maintains final discretion to adjust compensation in accordance with any extraordinary circumstances that may arise, and has done so in the past, program guidelines generally result in an award range between zero to 200 percent of target. Final awards are based on the Committee’s evaluation of the Company’s performance relative to the established metrics (discussed below under “Process for Determining Executive Compensation – Developing Performance Measures”) and of each executive’s individual performance. The Committee considers input from the CEO with respect to Senior Officers, including all Named Executive Officers other than himself. Targets for participants whose salary grades are changed during a performance period are prorated for the period of time such participant remained in each respective salary grade.

•

Stock Option Program—The Stock Option Program is designed to maximize medium- and long-term stockholder value. The practice under this program is to set option exercise prices at not less than 100 percent of the Company stock’s fair market value at the time of the grant. Because the option’s value is derived solely from an increase in the Company’s stock price, the value of a stockholder’s investment in the Company must appreciate before an option holder receives any financial benefit from the option. Options under our program have three-year vesting provisions and ten-year terms in order to incentivize our executives to increase the Company’s share price over the long term.

The combination of the PSP and the Stock Option Program, along with our Stock Ownership Guidelines described elsewhere in this proxy statement, provides a comprehensive package of medium- and long-term compensation incentives for our executives that align their interests with those of our long-term stockholders.

•

Off-Cycle Awards—ConocoPhillips may make awards outside the PSP or the Stock Option Program (off-cycle awards). Off-cycle awards (also commonly referred to as “ad hoc” or “special purpose” awards) are granted outside the context of our regular compensation programs. Currently, off-cycle awards are granted to certain incoming executive personnel, typically on the first day of employment, for one or more of the following reasons: (1) to induce an executive to join the Company (occasionally replacing compensation the executive will lose by leaving the prior employer); (2) to induce an executive of an acquired company to remain with the Company for a certain period of time following the acquisition; or (3) to provide a pro rata equity award to an executive who joins the Company during an ongoing performance period for which he or she is ineligible under the standard PSP or Stock Option Program provisions. In these cases, the HRCC has sometimes approved a shorter period for restrictions on transfers of restricted stock units than those issued under the PSP or Stock Option Program. Pursuant to the Committee’s charter, any off-cycle awards to Senior Officers must be approved by the HRCC. In 2013, no off-cycle awards were made to any of our Named Executive Officers.

ConocoPhillips 2014 Proxy Statement	43

Process for Determining Executive Compensation

Our executive compensation programs take into account marketplace compensation for executive talent; internal pay equity with our employees; past practices of the Company; corporate, award unit and individual results and the talents, skills and experience that each individual executive brings to ConocoPhillips. Our Named Executive Officers each serve without an employment agreement. We provided offer letters to each of Messrs. Fox and

Hirshberg as an incentive to accept employment and in recognition of foregone compensation from prior employers. A discussion of these letters is set forth on page 64 under “Other Arrangements” and beginning on page 54 under note 3 to the Summary Compensation Table. All compensation for these officers is set by the Committee as described below.

Risk Assessment

The Company has considered the risks associated with each of its executive and broad-based compensation programs and policies. As part of the analysis, the Company considered the performance measures used and described under the section entitled “Performance Criteria” beginning on page 47, as well as the different types of compensation, varied performance measurement periods and extended vesting schedules utilized under each incentive compensation program for both executives and other employees. As a result of this review, the Company has concluded the risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. As part of the Board’s oversight of the Company’s risk management programs, the HRCC conducts an annual review of the risks associated with the Company’s executive and broad-based compensation programs. The HRCC and its independent compensation consultant as well as the Company’s compensation consultant noted their agreement with management’s conclusion that the risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Human Resources and Compensation Committee

The Committee reviews and determines compensation for the CEO and for our Senior Officers. The Committee annually reviews and establishes performance goals and objectives relevant to the compensation of the CEO and Senior Officers, and evaluates whether those goals and objectives have been achieved for purposes of determining the performance-based compensation of the CEO and Senior Officers. Performance goals and objectives established by the Committee are consistent with corporate objectives related to business strategy, leadership and other corporate matters established by the Board. Directors are encouraged to provide their views on CEO leadership to the Chair of the Committee at any time, and, more formally, once each year the Chair of the Committee speaks with each director concerning that director’s views on the performance of the CEO. The Committee meets annually with the Lead Director with respect to the evaluation of the CEO, which the Chair of the Committee and the Lead Director then discuss with the CEO.

The HRCC has approved various metrics to be reviewed in connection with our performance-based compensation, VCIP and PSP compensation plans. Because the HRCC believes that no single metric effectively captures the many factors needed to make the company successful, both in the short- and long-term, it has approved the measures discussed in this proxy statement. The HRCC engages in a rigorous review of the Company’s performance in light of those metrics and more broadly. At four separate HRCC meetings in 2013 and early 2014, the HRCC met with the CEO and other members of management to hear reports on the Company’s progress on ongoing performance periods. After receiving a detailed review of the metrics, members of the HRCC determined the payouts based on actual performance tempered with judgement based on their knowledge and experience. The use of judgment in this process is paramount, for without it, the numbers would not be evaluated in their proper context. In the complex business environment in which the Company operates, the HRCC understands that meeting, exceeding or falling short of a particular metric may be due to factors other than the efforts of the employees of the Company. The members of the HRCC believe that it is their responsibility to the Company and its stockholders to exercise judgment and discretion in determining payouts under the performance programs of the Company.

Management

The Company’s Human Resources department supports the Committee in the execution of its responsibilities. The Company’s Vice President, Human Resources and Real Estate and Facilities Services supervises the development of the materials for each Committee meeting, including market data, individual and Company performance metrics and compensation recommendations for consideration by the Committee. The CEO considers performance and makes individual recommendations to the Committee on base salary, annual incentive and long-term equity compensation with respect to Senior Officers, including all Named Executive Officers other than himself. The Committee reviews, discusses, modifies and approves, as appropriate, these compensation recommendations. No member of the management team, including the CEO, has a role in determining his or her own compensation.

44	ConocoPhillips 2014 Proxy Statement

Compensation Consultants

As set forth in its charter, which can be found on our website, the Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of the Chairman, the CEO and the Senior Officers, and has sole authority to approve such consultant’s fees and other retention terms. The foregoing authority includes the authority to retain, terminate and obtain advice and assistance from external legal, accounting or other advisors and consultants.

The Committee retained Frederic W. Cook & Co., Inc. (“FWC”) to serve as its independent executive compensation consultant in 2013. The Committee has adopted specific guidelines for outside compensation consultants, which (1) require that work done by such consultants for the Company at management’s request be approved in advance by the Committee; (2) require a review of the advisability of replacing the independent consultant after a period of five years and (3) prohibit the Company from employing any individual who worked on the Company’s account for a period of one year after leaving the employ of the independent consultant. FWC has provided an annual attestation of its compliance with these guidelines. Separately, management retained Mercer to, among other things, assist it in compiling compensation data, conducting analyses, providing consulting services, and supplementing internal resources for market analysis.

The Committee considered whether any conflict of interest exists with either FWC or Mercer in light of SEC rules. The Committee assessed the following factors relating to each consultant in its evaluation: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee; (5) any Company stock owned by the individual consultants involved in the engagement and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Both FWC and Mercer provided the Committee with appropriate assurances addressing such factors. Based on such information, the Committee concluded that the work of each of the consultants did not raise any conflict of interest. The Committee also took into consideration all factors relevant to FWC’s independence from management, including those specified in Section 303A.05(c) of the NYSE Listed Company Manual and determined that FWC is independent, and performs no services for the Company other than those related to non-employee director compensation.

Peers and Benchmarking

With the assistance of our outside compensation consultants, we set target compensation by referring to multiple relevant compensation surveys that include, but are not limited to, large energy companies. We then compare that information to our salary grade targets (both for base salary and for incentive compensation) and make any changes needed to bring the cumulative target for each salary grade to broadly the 50th percentile for similar positions as indicated by the survey data.

For our Named Executive Officers, we conduct benchmarking, using available data, for each individual position. For example, although we determine targets by benchmarking against other large, publicly held energy companies, in setting targets for our executives, we also consider broader categories, such as mid-sized, publicly held energy companies and other large, publicly held companies outside the energy industry. This position benchmarking exercise considers peer market data from the Company’s compensation consultant, Mercer, after which, the Committee’s independent consultant, FWC, reviews and independently advises on the conclusions reached as a result of this benchmarking. The Committee uses the results of these sources of compensation information as a factor in setting compensation structure and targets relating to our Named Executive Officers.

The HRCC uses two separate categories of primary peer groups in designing our compensation programs: the compensation peer group and the performance peer group. ConocoPhillips utilizes compensation peer groups in setting compensation targets because these companies are broadly reflective of the industry in which it competes for business opportunities and executive talent, and because we believe these peers provide a good indicator of the current range of executive compensation. Performance peers are those companies in our industry in relation to which we believe we can best measure performance concerning financial and business objectives and opportunities. The companies chosen as compensation and performance peers have the following characteristics that led to their selection: complex organizations; publicly traded (and not directed by a government or governmental entity); very large market capitalization; very large production and reserves; competitors for exploration prospects and competitors for the same talent pool of potential employees.

Compensation and Performance Peers

The following table shows the companies that we currently consider our peers, together with their market capitalization and production:

Company Name	Symbol	Market Cap ($B) As of 12/31/2013(1)	2012 Production (MBOED)(2)	Compensation Peer	Performance Peer
Exxon Mobil Corporation	XOM	442	4,239	✓	✓
Chevron Corporation	CVX	240	2,610	✓	✓
Royal Dutch Shell plc	RDSA	234	3,262	✓	✓
BP plc	BP	151	3,331	✓	✓
TOTAL SA	TOT	146	2,300		✓
ConocoPhillips	COP	87	1,578
Occidental Petroleum	OXY	77	766	✓	✓
BG Group	BG.L	73	659		✓
Anadarko Petroleum Corporation	APC	40	732	✓	✓
Apache Corporation	APA	34	779	✓	✓
Devon Energy	DVN	25	682	✓	✓
Fortune 100 Industrials (for CEO & staff executives)				✓

(1)	Source: Bloomberg.
(2)	Based on publicly available information.

ConocoPhillips 2014 Proxy Statement	45

•	Setting Compensation Targets – Compensation Peer Group

At the February 2013 HRCC meeting, in setting total compensation targets and targets within each individual program, the HRCC used the compensation peer group indicated in the table above for benchmarking purposes. The HRCC also utilized a second group of peer companies for benchmarking the compensation of ConocoPhillips’ Named Executive Officers which are noted in the table above. In addition, for the CEO and staff executive positions, the HRCC considers other Fortune 100 non-financial companies when setting target compensation. Staff executive positions include executives who have duties not solely or primarily related to our operations, such as finance, legal, accounting and human resources.

•	Measuring Performance – Performance Peer Group

The HRCC believes our performance is best measured against both large independent E&P companies and the largest publicly held, international, integrated oil and gas companies against which we compete in our business operations. Therefore, for our performance-based programs, the Committee assessed our actual performance for a given period by using the performance peer group indicated in the table above.

Once an overall target compensation level is established, the Committee considers the weighting of each of our primary compensatory programs (Base Salary, VCIP, PSP and Stock Option Program) within the total targeted compensation, as discussed below under “Salary Grade Structure” and “Internal Pay Equity.”

Salary Grade Structure

Management, with the assistance of outside compensation consultants, thoroughly examines the scope and complexity of jobs throughout ConocoPhillips and studies the competitive compensation practices for such jobs. As a result of this work, management has developed a compensation scale under which all positions are designated with specific “salary grades.” For our executives, the base salary midpoint increases as the salary grade increases, but at a lesser rate than increases in target incentive compensation percentages. The result is an increased percentage of “at risk” compensation as the executive’s salary grade is increased. Any changes in compensation for our Senior Officers resulting from a change in salary grade are approved by the HRCC.

Internal Pay Equity

We believe our compensation structure provides a framework for an equitable compensation ratio between executives, with higher targets for jobs at salary grades having greater duties and responsibilities. Taken as a whole, our compensation program is designed so that the individual target level rises as salary grade level increases, with the portion of performance-based compensation rising as a percentage of total targeted compensation. One result of this structure is that an executive’s actual total compensation as a multiple of the total compensation of his or her subordinates is designed to increase in periods of above-target performance and decrease in times of below-target performance. In addition, the HRCC also reviews the compensation of Senior Officers periodically to ensure the equitable compensation of officers with similar levels of responsibilities.

Developing Performance Measures

We believe our performance metrics assess the performance of the Company relative to its strategy as an independent E&P company, focusing on the following key priorities that we believe will drive value for our stockholders:

•	Maintain a relentless focus on safety and execution;

•	Offer a compelling dividend;

•	Deliver 3 to 5 percent compound annual production growth;

•	Deliver 3 to 5 percent compound annual cash margin growth; and

•	Achieve ongoing improvements in financial returns.

Consistent with this focus, the HRCC has approved a balance of metrics, some of which measure performance relative to our peer group and some of which measure absolute metrics that are directly tied to the strategy. We have selected multiple metrics, as described herein, because we believe no single metric is sufficient to capture the performance we are seeking to drive, and any metric in isolation is unlikely to promote the well-rounded executive performance necessary to enable us to achieve long-term success. While the Committee reassesses performance metrics periodically, it has maintained the same metrics since the spinoff.

46	ConocoPhillips 2014 Proxy Statement

Performance Criteria

We use corporate and award unit performance criteria in determining individual payouts. In addition, our programs contemplate that the Committee will exercise discretion in assessing and rewarding individual performance. The HRCC considers all the elements described below before making a final determination. For VCIP and PSP, the HRCC approved certain metrics and the weight considered for each metric, consistent with our strategy and focus as an independent E&P company. This is reflected in the charts below. The HRCC assigned approximately the following weights to the measures under VCIP and PSP:

Corporate Performance Criteria

We utilize multiple measures of performance under our programs to ensure that no single aspect of performance is driven in isolation. For a discussion of the reconciliation of these measures with generally accepted accounting principles, refer to Appendix A and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Metrics:

The HRCC has approved certain corporate-level performance criteria to reflect the circumstances of the Company as an independent E&P company. The HRCC makes the determination, in judging how well the Company achieves these metrics, of the ultimate payout of our programs. For performance periods beginning or continuing after the repositioning, the performance measures are as follows:

•

Relative Total Shareholder Return—Total shareholder return (“TSR”) represents the percentage change in a company’s common stock price from the beginning of a period of time to the end of the stated period, and assumes common stock dividends paid during the stated period are reinvested into that common stock. We use a total shareholder return measure because it is the most tangible measure of the value we have provided to our stockholders during the relevant program period. We recognize that total shareholder return is not a perfect measure. It can be affected by factors beyond management’s control and by market conditions not related to the Company’s intrinsic performance. Shareholder return over the short-term can also fail to fully reflect the value of longer-term projects. We seek to mitigate the influence of industry-wide or market-wide conditions on stock price by using total shareholder return relative to our performance peer group. Consistent with market practice, for programs beginning in 2012 or later, this percentage is measured using a 20 trading day simple average prior to the beginning of a period of time and a 20 trading day simple average prior to the end of the stated period, and assumes common stock dividends paid during the stated period are reinvested.

•

Operational—This measure was adopted to focus on various operational elements. For VCIP, these include absolute targets for Production, Capital (with milestones), Operating & Overhead Costs, Direct Operating Efficiency (a measure of operational up-time), Reserve Replacement Ratio, and milestones for Exploration. For PSP, the elements include absolute targets for Production and Reserve Replacement Ratio. Although management may set internal targets for such elements in accordance with the budget and strategic plans, review of this measure and determination of performance success is made by the HRCC.

•

Financial—This measure comprises several financial measures. For VCIP, it includes review of cash and net income margins, both absolute and relative to peers, as well as ROCE (discussed below) and CROCE (discussed below), both absolute and in terms of relative improvement. For PSP, the elements include cash margins, both absolute and relative to peers, ROCE/CROCE, both absolute and relative to peers, and Production per Debt Adjusted Share, relative to peers. Although management may set internal targets for such elements in accordance with the budget and strategic plans, review of this measure and determination of performance success is made by the HRCC.

Relative Adjusted Return on Capital Employed—Our businesses are capital intensive, requiring large investments, in most cases over a number of years, before tangible financial returns are achieved. Therefore, we believe that a good indicator of long-term Company and management performance, both absolute and relative to our performance peer group, is the measure known as return on capital employed (“ROCE”). Relative ROCE is a measure of the profitability of our capital employed in our business compared with that of our peers. We calculate ROCE as a ratio, the numerator of which is net income plus after-tax interest expense, and the denominator of which is average capital employed (total equity plus total debt). In calculating ROCE, we adjust the net income of the Company and our peers for certain non-core earnings impacts.

Relative Improvement in Adjusted Cash Return on Capital Employed—Similar to ROCE, adjusted cash return on capital employed (“CROCE”) measures the Company’s performance in efficiently allocating its capital. However, while ROCE is based on adjusted net income, CROCE is based on cash flow, measuring the ability of the Company’s capital employed to generate cash. CROCE is calculated by dividing adjusted EBIDA (earnings before interest, depreciation and amortization, adjusted for non-core earnings impacts) by average capital employed (total equity plus total debt). Our improvement in CROCE is compared against that of our peers.

ConocoPhillips 2014 Proxy Statement	47

Production per Debt Adjusted Share—Production per share after adjusting for outstanding debt per share. The formula is:

Average (Total Production per Quarter) * 4 Average (Outstanding Shares + Debt Shares)	Debt Shares	= Outstanding Debt Quarter Ending Share Price

•

Strategic Plan and Initiatives—This measure contains several distinct elements. For VCIP, these include Organization (functional excellence), Culture (collaboration and retention), Asset Sales, Policies/Controls, and Relationships. For PSP, in addition to those elements, it also includes Governance, Diversity, Opportunity Capture, and Reputation. This measure is an analysis made by the HRCC of the Company’s progress in implementing its strategic plan over a given performance period.

•

Health, Safety, and Environmental (“HSE”)—We seek to be a good employer, good community member and good steward of the environmental resources we manage. Therefore, we incorporate multiple HSE metrics to comprehensively assess our performance.

Differences between the VCIP and PSP programs reflect the differences in the employee populations participating in the programs: VCIP is broadly based, with virtually all of our employees participating, while PSP is confined to senior management.

Award Unit Performance Criteria

There are approximately 43 discrete award units within the Company designed to measure performance and to reward employees according to business outcomes relevant to the award group. Although most employees participate in a single award unit designated for the operational or functional group to which such employee is assigned, a Senior Officer may participate in a blend of the results of more than one of these award units depending on the scope and breadth of his or her responsibilities over the performance period. Members of our executive leadership team, which includes all of the Named Executive Officers, are handled somewhat differently, with the results from all award units being blended together on a salary-weighted basis (that is, the proportion of the total salaries of employees in that award unit to the total salaries paid by the Company) to determine the expected payout for the award unit portion of VCIP, subject to the discretion of the HRCC to set the payout otherwise.

Performance criteria are goals consistent with the Company’s operating plan and include quantitative and qualitative metrics specific to each award unit, such as production, control of costs, health, safety and environmental performance, support of corporate initiatives, and various milestones set by management. At the conclusion of a performance period, management makes a recommendation based on the unit’s performance for the year against its performance criteria. The HRCC then reviews management’s recommendation regarding each award unit’s performance and has discretion to adjust any such recommendation in approving the final awards.

Individual Performance Criteria

Individual adjustments for our Named Executive Officers are approved by the HRCC, based on the recommendation of the CEO (other than for himself). The CEO’s individual adjustment is determined by the Committee taking into account the prior review of the CEO’s performance, which is conducted jointly by the HRCC and the Lead Director. The HRCC considers individual adjustments for each Named Executive Officer based on a subjective review of the individual’s personal leadership and contribution to the Company’s financial and operational success. The HRCC considers the totality of the executive’s performance in deciding on any individual adjustment.

Tax-Based Program Criteria

Our incentive programs are also designed to conform to the requirements of section 162(m) of the Internal Revenue Code, which allows for deductible compensation in excess of $1 million if certain criteria, including the attainment of pre-established performance criteria, are met. In order for a Named Executive Officer to receive any award under either VCIP or PSP, certain threshold criteria must be met. This tier of performance measure and methodology is designed to meet requirements for deductibility of these items of compensation under section 162(m) of the Internal Revenue Code. Pursuant to this tier, maximum payments for the performance period under VCIP and PSP are set, but they are subject to downward adjustment through the application of the generally applicable methodology for VCIP and PSP awards previously discussed, effectively establishing a ceiling for VCIP and PSP payments to each Named Executive Officer. Threshold performance criteria for VCIP and PSP differed, due primarily to the different lengths in the threshold performance periods that began after the repositioning.

For 2013 VCIP, the criteria required that the Company meet one of the following measures as a threshold to an award being made to any Named Executive Officer:

(1)	Among the top seven of eleven specified companies in total shareholder return;

(2)	Reserve replacement (normalized for the impact of assets sales and assumptions made in our budgeting process) of at least 100%; or

(3)

Cash from operations (normalized for the impact of asset sales and assumptions made in our budgeting process as to price for oil equivalents and excluding non-cash working capital) of at least $8.7 billion.

For PSP, the criteria for the 2012-2014 program period required that the Company meet one of the following measures as a threshold to an award being made to any Named Executive Officer:

(1)	Among the top seven of eleven specified companies in total shareholder return;

(2)	Reserve replacement (normalized for the impact of assets sales and assumptions made in our budgeting process) of at least 100%; or

(3)

Cash from operations (normalized for the impact of asset sales and assumptions made in our budgeting process as to price for oil equivalents and excluding non-cash working capital) of at least $31.5 billion.

For both the 2013 VCIP and the PSP 2012-2014 program period, the specified companies for comparison were ConocoPhillips, BP, Chevron, ExxonMobil, Royal Dutch Shell, Total, Anadarko, Apache, BG Group, Devon and Occidental.

The performance criteria for this purpose are set by the HRCC and may change from year to year, although the criteria must come from a list of possible criteria set forth in the stockholder-approved 2011 Omnibus Stock and Performance Incentive Plan. The award ceilings are also set by the HRCC each year, although they may not exceed limits set in the stockholder-approved 2011 Omnibus Stock and Performance Incentive Plan. Determination of whether the criteria are met is made by the HRCC after the end of each performance period. While this design is intended to preserve deductibility, the Committee reserves the right to grant non-deductible compensation and there is no guarantee that compensation payable pursuant to any of the Company’s compensation programs will ultimately be deductible.

48	ConocoPhillips 2014 Proxy Statement

2013 Executive Compensation Analysis and Results

The following is a discussion and analysis of the decisions of the HRCC in compensating our Named Executive Officers in 2013.

In determining performance-based compensation awards for our Named Executive Officers for performance periods concluding in 2013, the HRCC began by considering overall Company performance. The Committee then considered any adjustments to the awards under our three performance-based compensation programs (VCIP, PSP and Stock Option Program) in accordance with their terms and pre-established criteria, as the Committee retains the discretion to adjust awards based on its determination of appropriate payouts. As a result, the Committee made the following award decisions under the Company’s performance-based compensation programs.

Annual Incentive: 2013 Variable Cash Incentive Program (VCIP)

The VCIP payout is calculated using the following formula for all Senior Officers, subject to HRCC approval and discretion to set the award:

ELIGIBLE EARNINGS	X	TARGET PERCENTAGE FOR THE SALARY GRADE	X	(50% OF CORPORATE PERFORMANCE ADJUSTMENT	+	50% OF AWARD UNIT PERFORMANCE ADJUSTMENT	)	+	ANY INDIVIDUAL PERFORMANCE ADJUSTMENT

Corporate Performance

The VCIP program is designed to incentivize all employees worldwide to execute their duties in a way which achieves the Company’s approved strategy. The Company identified the following as the key priorities to achieve our strategy:

•	Maintain a relentless focus on safety and execution;
•	Offer a compelling dividend;
•	Deliver 3 to 5 percent compound annual production growth;
•	Deliver 3 to 5 percent compound annual cash margin growth; and
•	Achieve ongoing improvements in financial returns.

At the beginning of 2013, the Committee approved five corporate performance measures (Total Shareholder Return, Operational, Financial, Strategic Plan and Initiatives and Health, Safety and Environmental (“HSE)) by which it would judge performance. Each of the performance measures was given equal weight. Total Shareholder Return relative to peers is included to keep all employees focused on the importance of returns to stockholders. The metrics for Operational and Financial were those needed to deliver on our strategy of both 3 to 5 percent compound annual production and cash margin growth. The metrics for Strategic Plan and Initiatives included execution of key asset sales as well as establishing the culture needed to attract and retain the skills necessary to execute our work program. The metrics for HSE included both absolute metrics for employees and contractors and relative metrics to peers as well as metrics for environmental and process safety performance.

In determining award payouts under VCIP in 2013, the Committee met four times with management to review progress and performance against the measures and the approved metrics. The Committee considered the following quantitative and qualitative performance measures and made the following payout decisions:

Weights and Goals		Results
~ 20% Total Shareholder Return (“TSR”)	→	Ranked first in full-year TSR relative to our 10 performance peers (calculated using 20 day average share price).	→	200%
~ 20% Operational •Production •Capital •Operating & Overhead •Direct Operating Efficiency •Reserve Replacement Ratio •Exploration Milestones	→	Produced 1,545 thousand barrels of oil equivalent per day (MBOED), achieving our production target despite five months of curtailed production from Libya; Exceeded direct operating efficiency target; Achieved a 179 percent organic reserve replacement ratio from reserve additions of approximately 1.1 billion barrels of oil equivalent (BBOE), exceeding our target; Grew year-end 2013 reserves 3 percent to 8.9 BBOE; Exceeded exploration target with continued growth in our exploration program, including three successes in the deepwater Gulf of Mexico.	→	155%
~ 20% Financial •ROCE •CROCE •Cash/Net Income Margin	→	Exceeded all absolute targets; First in performance peer group relative percent cash margin improvement with cash margins improved 9 percent year over year based on normalized prices; Second in performance peer group relative percent net income margin improvement.	→	180%
~ 20% Strategic Plan •Asset Sales •Culture Enhancement (collaboration and retention) •Organizational and Functional Excellence •Policies/Controls •Stakeholder Relationships	→	Completed non-core asset dispositions that generated $10.2 billion in proceeds; Increased dividend by 4.5 percent; Expanded workforce and enhanced skills and capabilities to meet significant talent demands needed to support growth with successful staffing initiatives; Reduced attrition, including Petrotech skills.	→	200%
~ 20% Health, Safety and Environmental (“HSE”) •Total Recordable Rate •Lost Workday Rate •Process Safety	→	Achieved world-class safety performance, best-in-class employee rates (Total Employee Recordable Rate of 0.09) and recognized safety industry leader. Despite this performance, the Committee exercised negative discretion on this metric to reflect improvements it believes are needed in overall HSE performance.	→	90%
		Corporate Payout 165%

This compared with VCIP corporate performance for the prior six periods ranging from 70% to 180%.

Organic reserve replacement ratio excludes sales and purchases.

Production includes continuing and discontinued operations.

Use of non-GAAP financial information—This proxy statement includes financial measures that are not presented in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures are included to help facilitate comparisons of company operating performance across periods and with peer companies. A reconciliation determined in accordance with U.S. GAAP is shown in Appendix A and at www.conocophillips.com/nongaap.

ConocoPhillips 2014 Proxy Statement	49

Award Unit Performance

The award units were subject to the following metrics:

•	Operating Award Units – 30% Production, 30% Unit Cost, 25% Milestones/Strategic Corporate Initiatives and 15% HSE

•	Non-Operating Award Units – 60% Milestones/Strategic Corporate Initiatives, 15% Unit Cost, 10% Production and 15% HSE
•	Staff – 65% – 75% Milestones/Strategic Corporate Initiatives, 20% Award Unit Average and 5%—15% HSE

The Committee approved an average award unit payout of 141.4% of target for each of our Named Executive Officers. Award unit performance payouts for our 43 award units ranged from 70% to 180% in 2013.

Individual Performance Adjustments

Finally, the Committee considered individual adjustments for each Named Executive Officer’s 2013 VCIP award based upon a subjective review of the individual’s impact on the Company’s financial and operational success during the year. The Committee considered the totality of the executive’s performance in deciding the individual adjustments. Based on the foregoing, the Committee approved individual performance adjustments of between 10% and 20% for each of our Named Executive Officers. The individual adjustments for these officers reflect the Committee’s recognition of these individuals’ contributions to the strong 2013 operational performance of their respective operating or staff units.

Long-Term Incentive: Performance Share Program (PSP)

In connection with the spinoff of Phillips 66 in 2012, we concluded two performance periods in progress under our PSP earlier than had been anticipated at the establishment of the regularly scheduled three-year performance periods. We settled a pro rata portion of the PSP awards based on pre-spin performance and established new performance periods that began following the spinoff as shown in the diagram below:

For PSP IX, while the normal program timing would have provided for a payout at the end of the 36 month performance period, the truncation of the program resulted in a pro rata portion of PSP IX being paid in 2012. However, the truncation also meant that only the balance of the program was paid out in 2014. In 2012, the Committee approved new performance periods and performance metrics for PSP IX Tail running from May 2012 – December 2013 and for PSP X running from May 2012 – December 2014 (the HRCC delayed the commencement of this performance period until after the spinoff, however, we still consider the program period for PSP X to provide compensation for the period beginning in January 2012).

Corporate Performance

In determining award payouts under PSP IX Tail, the Committee met four times with management to review progress and performance against the measures and the approved metrics. The Committee considered the following quantitative and qualitative performance measures and made the following payout decisions:

Weights and Goals		Results
~ 40% Total Shareholder Return	→	Ranked first in TSR during the performance period relative to our 10 performance peers (calculated using 20 day average share price).	→	200%
~ 40% Operational/Financial •HSE •Production •Reserve Replacement Ratio •Cash Margins •ROCE/CROCE •Production per Debt Adjusted Share	→	Achieved world-class safety performance, best-in-class employee rates (Total Recordable Rate of 0.12) and recognized safety industry leader; Achieved strategic goal of 3 to 5 percent compound annual production growth; Achieved a 167 percent organic reserve replacement ratio (2-year average); Achieved financial metrics.	→	125%
~ 20% Strategic Plan •Culture, Organization, Governance, Diversity, Opportunity Capture, Reputation, Relationships, Policies/Controls, Asset Sales	→	Successfully completed the spinoff of Phillips 66 and established an independent ConocoPhillips; Successfully progressed strategy to deliver both 3 to 5 percent compound annual production and cash margin growth; Completed non-core asset dispositions that generated $12.4 billion in combined proceeds for 2012 and 2013; Increased dividend by 4.5 percent; Met significant talent demands needed to support growth; Reduced attrition, including Petrotech skills.	→	195%
		Corporate Payout 170%
This compared with three-year performance under PSP for the prior six periods ranging from 60% to 180%.

50	ConocoPhillips 2014 Proxy Statement

Individual Performance Adjustments

With respect to individual adjustments, similar to the 2013 VCIP program, the Committee considered PSP individual adjustments for each Named Executive Officer in recognition of the individual’s personal leadership and contribution to the Company’s financial and operational success over the performance period. Based on the foregoing, the Committee approved individual performance adjustments of between 10% and 17.5% for such Named Executive Officers. The HRCC limited each payout so that no executive received more than 200% of the prorated target award.

Long-Term Incentive: 2013 Stock Option Awards

Although the Committee retains discretion to adjust stock option awards by up to 30 percent from the specified target, the Committee did not elect to exercise such discretion with respect to the stock option awards granted in

February 2013. All awards under the Stock Option Program for 2013 were made at target.

2014 Target Compensation

In addition to determining the 2013 compensation payouts, the HRCC established the targets for 2014 compensation for our Named Executive Officers under our four primary compensation programs. As discussed under “Components of Executive Compensation” beginning on page 42, with the exception of salary, the targeted amounts shown below are performance-based and, therefore, actual amounts received under such programs, if any, may differ from these targets.

Name	Salary	2014 VCIP Target Value	2014 Stock Option Award Target Value	PSP XII (2014-2016) Target Value	Total 2014 Target Compensation
R.M. Lance	$1,700,000	$2,720,000	$5,790,000	$5,790,000	$16,000,000
J.W. Sheets	888,000	888,000	1,731,600	1,731,600	5,239,200
M.J. Fox	1,241,000	1,427,150	2,730,200	2,730,200	8,128,550
A.J. Hirshberg	1,096,000	1,260,400	2,016,301	2,389,185	6,761,886
D.E. Wallette	874,000	874,000	1,704,300	1,704,300	5,156,600

Other Executive Compensation and Benefits

Other Compensation and Personal Benefits

In addition to our four primary compensation programs, we provide our Named Executive Officers a limited number of additional benefits as described below. In order to provide a competitive package of compensation and benefits, we provide our Named Executive Officers with executive life insurance coverage and nonqualified benefit plans. We also provide other benefits that are designed primarily to promote a healthy work/life balance, to provide opportunities for developing business relationships, and to put a human face on our social responsibility programs. All such programs are approved by the HRCC.

•

Comprehensive Security Program—Because our executives face personal safety risks in their roles as representatives of a global E&P company, our Board of Directors has adopted a comprehensive security program for our executives.

•

Personal Entertainment—We purchase tickets to various cultural, charitable, civic, entertainment, and sporting events for business development and relationship-building purposes, as well as to maintain our involvement in communities in which the Company operates. Occasionally, our employees, including our executives, make personal use of tickets that would not otherwise be used for business purposes. We believe these tickets offer an opportunity to expand the Company’s networks at a very low or no incremental cost to the Company.

•

Tax Gross-Ups—Certain of the personal benefits received by our executives are deemed by the Internal Revenue Service to be taxable income to the individual. When we determine that such income is incurred for purposes more properly characterized as Company business than personal benefit, we provide further payments to the executive to reimburse the cost of the inclusion of such item in the executive’s taxable income. Most often, these tax gross-up payments are provided for travel by a family member or other personal guest to attend a meeting or function in furtherance of Company business, such as Board meetings, company-sponsored events, and industry and association meetings where spouses or other guests are invited or expected to attend.

•

Executive Life Insurance—We provide life insurance policies and/or death benefits for all of our U.S.-based salaried employees (at no cost to the employee) with a face value approximately equal to the employee’s annual salary. For each of our executives, we maintain an additional life insurance policy (at no cost to the executive) with a value equal to his or her annual salary. In addition to these two plans, we also provide our executives the option of purchasing group variable universal life insurance in an amount up to eight times their annual salaries. We believe this is a benefit valued by our executives that can be provided at no cost to the Company.

•

Defined Contribution Plans—We maintain the following nonqualified defined contribution plans for our executives. These plans allow deferred amounts to grow tax-free until distributed, while enabling the Company to utilize the money for the duration of the deferral period for general corporate purposes.

•

Voluntary Deferred Compensation Plans—The purpose of our voluntary nonqualified deferred compensation plans is to allow executives to defer a portion of their salary and annual incentive compensation so that such amounts are taxable in the year in which distributions are made.

•

Make-Up Plans—The purpose of our nonqualified defined contribution make-up plans is to provide benefits that an executive would otherwise lose due to limitations imposed by the Internal Revenue Code on qualified plans.

•

Defined Benefit Plans—We also maintain nonqualified defined benefit plans for our executives. The primary purpose of these plans is to provide benefits that an executive would otherwise lose due to limitations imposed by the Internal Revenue Code on qualified plans. With regard to our Named Executive Officers, the only such arrangement under which they are entitled to benefits of this type is the Key Employee Supplemental Retirement Plan (“KESRP”). The two such limitations that most frequently impact the benefits to employees are the limit on compensation that can be taken into account in determining benefit accruals and the maximum annual pension benefit. In 2013, the former limit was set at $255,000, while the latter was set at

ConocoPhillips 2014 Proxy Statement	51

$205,000. The KESRP determines a benefit without regard to such limits, and then reduces that benefit by the amount of benefit payable from the related qualified plan, the ConocoPhillips Retirement Plan. Thus, in operation the combined benefits payable from the related plans for the eligible employee equal the benefit that would have been paid if there had been no limitations imposed by the Internal Revenue Code. This design is common among our competitors and we believe the lack of such a plan would put the Company at a disadvantage in attracting and retaining talented executives. Further information on the KESRP is provided in the Pension Benefits narrative, table and notes beginning on page 60.

Severance Plans and Changes in Control

We maintain plans to address severance of our executives in certain circumstances as described under the heading “Executive Severance and Changes in Control” beginning on page 63. The structure and use of these plans are competitive within the industry and are intended to aid the Company in attracting and retaining executives. Under each of our severance and change in control plans, the executive must terminate from service with the Company in order to receive severance pay. Furthermore, after the repositioning, the HRCC approved an amendment to the change in control severance plan to limit to executives who had been participants in the plan prior to the repositioning any payment of excise tax gross-ups under the plan and to make executives who began participation in the plan after the repositioning ineligible for excise tax gross-ups under the plan. The HRCC chose to grandfather this provision for existing participants because, in the event of a change in control, the provisions of our long-term incentive pay through performance share units prior to the repositioning left those participants with the potential of a large excise tax due to the program design. The HRCC determined that it would be unfair should this burden suddenly be shifted to the participants. The post-spin design of PSP to use periodic cash payouts reduced the potential impact to participants and, therefore, the HRCC chose to no longer provide excise tax gross-ups in the event of a change in control to new participants. At its December 2013 meeting, the HRCC further amended the change in control severance plan to limit single trigger vesting of equity awards to awards not assumed by an acquirer and for program periods that began prior to 2014. Awards assumed by an acquirer made with regard to later program periods under PSP or the Stock Option Program will only vest upon the occurrence of both a change in control event and termination of employment of the employee (usually called a “double trigger”).

Broadly Available Plans

Our Named Executive Officers are eligible to participate in the same basic benefits package as our other U.S. salaried employees. This includes expatriate benefits, relocation services, and retirement, medical, dental, vision, life insurance, and accident insurance plans, as well as flexible spending arrangements for health care and dependent care expenses.

Executive Compensation Governance

Alignment of Interests—Stock Ownership and Holding Requirements

We place a premium on aligning the interests of executives with those of our stockholders. Our Stock Ownership Guidelines require executives to own stock and/or have an interest in restricted stock units valued at a multiple of base salary, ranging from 1.8 times salary for lower-level executives to six times salary for the CEO. Employees have five years from the date they become subject to these guidelines to comply. Holdings counted toward the guidelines include: (1) shares of stock owned individually or jointly, or in trusts controlled by the employee; (2) restricted stock and restricted stock units; (3) shares owned in qualified savings or stock ownership plans; (4) stock or units in nonqualified deferred compensation plans, whether vested or not and

(5) annual Performance Share Program target awards when approved by the Human Resources and Compensation Committee. Employees subject to the guidelines who have not reached the required level of stock ownership are expected to hold shares received upon vesting or earn-out of restricted stock, restricted stock units or performance shares (net of shares for taxes), and shares received upon exercise of stock options (net of shares tendered or withheld for payment of exercise price and shares for taxes), so that they meet their requirement in a timely manner. The multiple of equity held by each of our Named Executive Officers currently exceeds our established guidelines for his or her position.

Clawback Policy

In October 2012, the Committee approved a clawback policy providing that the Company shall recoup any incentive compensation (cash or equity) paid or payable to any executive by the Company to the extent such recoupment is required or contemplated by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Sarbanes-Oxley Act, or any other applicable law or listing standards, which allows the Board to recoup compensation paid in the event of certain business circumstances, including a financial restatement. This policy operates in addition to provisions already contained in our award documents supporting grants under PSP, the Stock Option Program, and other compensatory programs using Company equity pursuant to which we can suspend rights to exercise, refuse to honor the exercise of awards already requested, or cancel awards granted if an executive engages in any activity we determine is detrimental to the Company, including acts of misconduct, such as embezzlement, fraud, theft or disclosure of confidential information, or other acts that harm our business, reputation, or employees, as well as misconduct resulting in the Company having to prepare an accounting restatement. Once final rules are released regarding clawback requirements under the Dodd-Frank Act, we intend to review our policies and plans and, if necessary, amend them to comply with the new mandates. To date, no Named Executive Officers have been subject to reductions or withdrawals of prior grants or payouts of restricted stock, restricted stock units, or stock option awards.

52	ConocoPhillips 2014 Proxy Statement

Anti-Hedging and Anti-Pledging

The Company has a policy that prohibits our directors and executives from hedging or trading in derivatives of the Company’s stock. This policy was amended in 2013 to include a prohibition against pledging of company stock by directors or executives. This policy, together with the Stock Ownership Guidelines discussed above, helps to assure that our Named Executive Officers and other Senior Officers remain subject to the risks, as well as the rewards, of stock ownership.

Equity Grant Practices

When the Committee grants Performance Share Units, options, or other equity grants to its Named Executive Officers, the Committee uses an average of the stock’s high and low prices on the date of grant (or the preceding business day, if the markets are closed on the date of grant) to determine the value of the units or the exercise price of the options or other equity. Grants of

Performance Share Units and option grants are generally made at the HRCC’s February meeting (the date of which is determined at least a year in advance) or, in the case of new hires, on the date of commencement of employment or the date of Committee approval, whichever is later.

Statutory and Regulatory Considerations

In designing our compensatory programs, we take into account the various tax, accounting and disclosure rules associated with various forms of compensation. The HRCC also reviews and considers the deductibility of executive compensation under section 162(m) of the Internal Revenue Code and designs its deferred compensation programs with the intent that they comply with section 409A of the Internal Revenue Code. The Committee generally seeks to preserve tax deductions for executive compensation. Nonetheless, the Committee has awarded compensation that is not fully tax deductible when it believes such grants are in the best interests of our stockholders and reserves the right to do so in the future. There is no guarantee that compensation payable pursuant to any of the Company’s compensation programs will ultimately be deductible by the Company.

ConocoPhillips 2014 Proxy Statement	53

EXECUTIVE COMPENSATION TABLES

The following tables and accompanying narrative disclosures provide information concerning total compensation paid to the Chief Executive Officer and certain other officers of ConocoPhillips (the “Named Executive Officers”). Please also see our discussion of the relationship between the

“Compensation Discussion and Analysis” to these tables under “2013 Executive Compensation Analysis and Results” beginning on page 49. The data presented in the tables that follow include amounts paid to the Named Executive Officers by ConocoPhillips or any of its subsidiaries for 2013.

Summary Compensation Table

The Summary Compensation Table below reflects amounts earned with respect to 2013 and performance periods ending in 2013. We also provide 2014 target compensation for Named Executive Officers on page 51. We have excluded arrangements that are generally available to our U.S.-based salaried employees, such as our medical, dental, life and accident insurance, disability, and health savings and flexible spending account arrangements, since all of our Named Executive Officers are U.S.-based salaried employees. Based on the salary and total compensation amounts for Named Executive Officers for 2013 shown in the table below, salary accounted for approximately 16% of the total compensation of the Named Executive Officers and incentive compensation programs (stock awards, option awards, and non-equity incentive plan compensation) accounted for approximately 84%. For the CEO in 2013, salary accounted for approximately 11% of his total compensation and incentive compensation programs accounted for approximately 89% of his total compensation. These numbers reflect the emphasis placed by the Company on performance-based pay.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non- Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
R.M. Lance Chairman and CEO	2013	$1,666,667	$-	$6,791,925	$5,790,510	$4,618,667	$3,584,523	$985,123	$23,437,415
	2012	1,258,667	-	11,340,952	1,281,873	2,476,200	2,567,068	362,458	19,287,218
	2011	750,500	-	1,361,687	1,197,390	979,875	1,473,776	152,223	5,915,451
J.W. Sheets Executive Vice President, Finance, and CFO	2013	880,933		1,735,819	1,480,050	1,351,422	1,629,147	152,148	7,229,520
	2012	705,200	-	2,014,063	1,007,298	951,818	2,218,402	103,143	6,999,924
	2011	619,500	-	1,451,661	729,790	784,132	1,473,218	87,404	5,145,705
M.J. Fox Executive Vice President, Exploration & Production	2013	1,227,533		2,823,958	2,407,680	2,002,770	342,287	211,184	9,015,413
	2012	858,347	1,600,000	10,714,198	797,052	1,225,684	463,211	166,670	15,825,162
	2011	-	-	-	-	-	-	-	-
A.J. Hirshberg Executive Vice President, Technology & Projects	2013	1,025,833		2,022,024	1,724,580	1,621,925	195,369	205,554	6,795,286
	2012	909,000	-	2,838,884	1,281,873	1,211,964	1,571,923	141,549	7,955,193
	2011	750,500	-	1,361,687	1,197,390	1,039,990	5,407,899	176,618	9,934,084
D.E. Wallette, Jr. Executive Vice President, Commercial, Business Development & Corporate Planning	2013	814,050		1,747,530	1,272,150	1,260,717	2,830,080	857,701	8,782,228
	2012	617,150	-	2,725,364	516,201	823,513	1,777,876	776,532	7,236,636
	2011	-	-	-	-	-	-	-	-

(1)	Includes any amounts that were voluntarily deferred under the Company’s Key Employee Deferred Compensation Plan.

(2)

Because our primary short-term incentive compensation arrangement for salaried employees (the “Variable Cash Incentive Program” or “VCIP”) has mandatory performance measures that must be achieved before there is any payout to Named Executive Officers, amounts paid under VCIP are shown in the Non-Equity Incentive Plan Compensation column of the table, rather than the Bonus column. As an inducement to his employment, the HRCC approved a bonus payment to Mr. Fox of $1,600,000 upon his employment on January 1, 2012.

(3)

Amounts shown represent the aggregate grant date fair value of awards made under the Performance Share Program (“PSP”) during each of the years indicated, as determined in accordance with FASB ASC Topic 718. See the “Employee Benefit Plans” section of Note 19 in the Notes to Consolidated Financial Statements in the Company’s 2013 Annual Report on Form 10-K for a discussion of the relevant assumptions used in this determination.

The amounts shown for stock awards are from our PSP or for off-cycle awards. No off-cycle awards were granted to any of the Named Executive Officers during 2011 and 2013. The amounts shown for awards from PSP relate to the respective three-year performance periods that began in each of the years presented. Performance periods under PSP generally cover a three-year period and, as a new performance period has begun each year since the program commenced, there are three overlapping performance periods ongoing at any time.

Due to the spinoff in 2012, two ongoing performance periods (PSP VIII for the performance period January 2010 – December 2012 and PSP IX for the performance period January 2011 – December 2013) were terminated early and paid out on a pro rata basis. The performance program for the January 2012 – December 2014 period (PSP X) as well as the remaining prorated targets in the two performance program periods that were terminated early (PSP VIII for the performance period May 2012 – December 2012 and PSP IX for the performance period May 2012 – December 2013) were approved by the HRCC post-spin. Only promotional incremental targets associated with the post-spin PSP VIII and IX program periods for previously reported NEOs are included in the Stock Awards amount; for new NEO’s the full target is reported. For the 2013 PSP XI for the performance period January 2013 – December 2015, the full initial target as well as any promotional incremental targets are included in the Stock Awards amounts for all NEOs. Targets set for PSP VIII for the performance period May 2012 – December 2012, due to its short nature, paid out at target.

Amounts shown are targets set for awards for each year since it is most probable at the setting of the target for the applicable performance periods that targets will be achieved. If payout was made at maximum levels for company performance and excluding any individual adjustments, the amounts shown would double from the targets shown, although the value of the actual payout would be dependent upon the stock price at the time of the payout. If payout was made at minimum levels, the amounts would be reduced to zero. No adjustment is made to the target shown for prior years based upon any change in probability subsequent to the time the target is set. Changes to targets resulting from promotion or demotion of a Named Executive Officer are shown as awards in the year of the promotion or demotion, even though the awards may relate to a program period that began in an earlier year.

54	ConocoPhillips 2014 Proxy Statement

Actual payouts with regard to the remaining targets for PSP IX (May 2012 – December 2013, after the pro rata payout for January 2011 – April 2012), were approved by the HRCC at its February 2014 meeting, at which the Committee determined the payouts to be made to Senior Officers (including the Named Executive Officers) for the performance period that began in May 2012 and ended in December 2013. Those payouts were as follows (with values shown at fair market value on the date of payout): Mr. Lance, $7,713,702; Mr. Sheets, $1,980,321; Mr. Fox, $3,246,376; Mr. Hirshberg, $2,508,673; and Mr. Wallette, $1,803,637.

Historically, awards under PSP were settled in restricted stock or restricted stock units that will generally be forfeited if the employee is terminated prior to the end of the escrow period set in the award (except in the cases of termination due to death, layoff, or retirement, or after disability or a change in control). For target awards for program periods beginning in 2008 and earlier, the escrow period lasts until separation from service, except in the cases of termination due to death, layoff, or retirement, or after disability or a change in control, when the escrow period ends at the exceptional termination event. For target awards for program periods beginning in 2009 and later, the escrow period lasts five years from the settlement of the award (which would be more than eight years after the beginning of the program period, when measured including the performance period) unless the employee makes an election prior to the beginning of the program period to have the escrow period last until separation from service instead; except that in the cases of termination due to death, layoff, or retirement, or after disability or a change in control, the escrow period ends at the exceptional termination event. In the event of termination due to layoff or retirement after age 55 with five years of service, a value for the forfeited restricted stock or restricted stock units will generally be credited to a deferred compensation account for the employee for awards made prior to 2005; for later awards, restrictions lapse in the event of termination due to layoff or early retirement after age 55 with five years of service, unless the employee has elected to defer receipt of the stock until a later time. For programs beginning in 2012 and later, settlement will be made in cash rather than unrestricted shares.

Mr. Fox became an employee of ConocoPhillips on January 1, 2012. As an inducement to his employment, the HRCC approved the grant of 60,311 restricted stock units (valued at $4,399,989), effective on the date of employment, the restrictions on which lapse as to one-half of the units on the fourth anniversary of his employment, while the remainder lapse on the fifth anniversary of his employment. Termination for any reason other than layoff, death, or disability results in forfeiture to the extent the award is not vested.

On May 8, 2012, each Named Executive Officer who remained an active employee of the Company received grants during the year to reflect his or her increased duties and responsibilities. These awards were made as restricted stock units, used in lieu of stock options. The number of units and aggregate grant date fair value were as follows: Mr. Lance, 46,100 units, $2,471,421; Mr. Sheets, 1,908 units, $102,288; Mr. Fox, 10,703 units, $573,788; Mr. Hirshberg, 10,703 units, $573,788; and Mr. Wallette, 6,109 units, $327,503. The restrictions lapse on the third anniversary of the grant date. Termination for any reason other than retirement or layoff at least six months after the grant date, death, or disability results in forfeiture to the extent the award is not vested. A layoff between six months and one year from the grant date results in a pro-rated award. For Mr. Fox, an additional grant of 20,518 units (valued at $1,099,970) was made to provide value for certain compensation forgone due to his termination from his prior employer. The restrictions lapse on the third anniversary of the grant date. Termination for any reason other than layoff, death, or disability results in forfeiture to the extent the award is not vested.

(4)

Amounts represent the dollar amount recognized as the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718. See the “Employee Benefit Plans” section of Note 19 in the Notes to Consolidated Financial Statements in the Company’s 2013 Annual Report on Form 10-K for a discussion of the relevant assumptions used in this determination. All such options were awarded under the Company’s Stock Option Program. Options awarded to Named Executive Officers under that program generally vest in three equal annual installments beginning with the first anniversary from the date of grant and expire ten years after the date of grant. However, if a Named Executive Officer has attained the early retirement age of 55 with five years of service, the value of the options granted is taken in the year of grant or over the number of months until the executive attains age 55 with five years of service.

Option awards are made in February of each year at a regularly-scheduled meeting of the HRCC. Occasionally, option awards may be made at other times, such as upon the commencement of employment of an individual. In determining the number of shares to be subject to these option grants, the HRCC uses a Black-Scholes-Merton-based methodology to value the options.

(5)	Includes amounts paid under VCIP and amounts that were voluntarily deferred to the Company’s Key Employee Deferred Compensation Plan. See also note 2 above.

(6)

Amounts represent the actuarial increase in the present value of the Named Executive Officer’s benefits under all pension plans maintained by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Interest rate assumption changes have a significant impact on the pension values with periods of lower interest rates having the effect of increasing the actuarial values reported and vice versa.

(7)

As discussed in Compensation Discussion and Analysis beginning on page 39 of this proxy statement, ConocoPhillips provides its executives with a number of compensation and benefit arrangements. The tables below reflect amounts earned under those arrangements. We have excluded arrangements that are generally available to our U.S.-based salaried employees, such as our medical, dental, life and accident insurance, disability, and health savings and flexible spending account arrangements, since all of our Named Executive Officers are U.S.-based salaried employees. Certain of the amounts reflected below were paid in local currencies for Named Executive Officers with foreign compensation, which we value in this table in U.S. dollars using a monthly currency valuation for the month in which costs were incurred. All Other Compensation includes the following amounts, which were determined using actual cost paid by the Company unless otherwise noted:

Name		Personal Use of Company Aircraft(a) ($)	Home Security(b) ($)	Executive Group Life Insurance Premiums(c) ($)	Tax Reimbur- sement Gross- Up(d) ($)	Relo- cation(e) ($)	Expa- triate(f) ($)	Meeting Presentations & Meeting Travel Reimbursement(g) ($)	Matching Gift Program(h) ($)	Matching Contributions Under the Tax-Qualified Savings Plans(i) ($)	Company Contributions to Nonqualified Defined Contribution Plans(j) ($)
R.M. Lance	2013	$330,869	$94,591	$4,600	$14,151	$-	$305,108	$1,665	$-	$22,950	$211,188
	2012	91,048	29,507	3,474	6,752	-	97,780	752	15,500	31,671	85,974
	2011	-	-	1,351	8,199	-	51,000	-	200	32,372	59,101
J.W. Sheets	2013	-	-	4,546	9,580	-	-	1,665	15,000	22,950	98,408
	2012	-	-	1,946	5,761	-	-	-	15,000	31,619	48,817
	2011	-	-	1,710	5,213	-	-	-	13,500	32,255	34,726
M.J. Fox	2013	-	-	3,388	35,206	-	-	6,350	4,000	17,403	144,837
	2012	-	-	2,369	19,575	91,525	-	-	6,000	28,580	18,621
	2011	-	-	-	-	-	-	-	-	-	-
A.J. Hirshberg	2013	-	-	2,831	25,748	-	-	1,665	29,500	21,184	124,626
	2012	-	-	2,509	34,705	-	-	-	1,475	31,671	71,189
	2011	-	-	2,072	5,338	113,761	-	-	2,700	32,372	20,375
D.E. Wallette	2013	-	-	4,201	1,827	-	745,349	1,665	-	20,753	83,907
	2012	-	-	1,703	669	103,290	613,085	-	-	31,478	26,307
	2011	-	-	-	-	-	-	-	-	-	-
(a)

Upon Mr. Lance becoming the CEO, the Company’s Comprehensive Security Program required that Mr. Lance fly on Company aircraft, unless the Manager of Global Security determines that other arrangements represent an acceptable risk. Amounts in this column represent the approximate incremental cost to ConocoPhillips for personal use of the aircraft, including travel for any family member or guest. Approximate incremental cost has been determined by calculating the variable costs for each aircraft during the year, dividing that amount by the total number of miles flown by that aircraft, and multiplying the result by the miles flown for personal use during the year. However, where there were identifiable costs related to a particular trip—such as airport landing fees or food and lodging for aircraft personnel who remained at the location of the personal trip—those amounts are separately determined and included in the table above. The amounts shown include incremental costs reported associated with flights to the Company hangar or other locations without passengers (commonly referred to as “deadhead” flights) which related to the non-business use of the aircraft by a Named Executive Officer.

(b)

The use of a home security system is required as part of ConocoPhillips’ Comprehensive Security Program for certain executives and employees, including the Named Executive Officers, based on risk assessments made by the Company’s Manager of Global Security. Amounts shown represent the approximate incremental cost to

ConocoPhillips 2014 Proxy Statement	55

ConocoPhillips for the installation and maintenance of the home security system with features required by the Company in excess of the cost of a “standard” system typical for homes in the neighborhoods where the Named Executive Officers’ homes are located. The Named Executive Officer pays the cost of the “standard” system himself.

(c)

The amounts shown are for premiums paid by the Company for executive group life insurance provided by the Company, with a value equal to the employee’s annual salary. In addition, certain employees of the Company, including the Named Executive Officers, are eligible to purchase group variable universal life insurance policies for which the employee pays all costs, at no incremental cost to the Company.

(d)

The amounts shown are for payments by the Company relating to certain taxes incurred by the employee. These taxes arise primarily when the Company requests family members or other guests to accompany the employee to Company functions and, as a result, the employee is deemed to make a personal use of Company assets (for example, when a spouse accompanies an employee on a Company aircraft) or when a retirement presentation is made to an employee. The Company believes that such travel is appropriately characterized as a business expense and, if the employee has imputed income in accordance with the applicable tax laws, the Company will generally reimburse the employee for any increased tax costs.

(e)

These amounts reflect relocation expenses approved by the HRCC in connection with the hiring of Messrs. Fox and Hirshberg. Mr. Wallette relocated from Singapore to our Houston office in connection with his appointment as Executive Vice President, Commercial, Business Development and Corporate Planning in 2012. The amounts were calculated pursuant to the standard relocation policy of the Company.

(f)

Messrs. Lance and Wallette were previously on assignment in Singapore, and Mr. Fox was previously on assignment in Canada related to service prior to his re-joining the company in January 2012. These amounts reflect net expatriate benefits under our standard policies for such service outside the United States, and these amounts include payments for increased tax costs related to such expatriate assignments and benefits. Amounts shown in the table above also reflect amended tax equalization and similar payments under our expatriate services policies that were made to and from, or on behalf of, the Named Executive Officer that were paid or received during 2013 but apply to earnings of prior years, but which were unknown or not capable of being estimated with any reasonable degree of accuracy in prior years. These amounts are returned to the Company when they are known or received through the tax reporting and filing process. Not included in the table are amounts less than $0 that primarily relate to tax amounts returned to the Company in the normal course of the expatriate tax protection process that may relate to a prior period. The amounts noted for Mr. Fox would have been ($158,707) in 2013.

(g)

The amounts in this column represent the cost of presentations made to employees and their spouses at Company meetings and reimbursements for the cost of spousal attendance at such meetings. The amounts shown reflect invoiced cost to the Company.

(h)

The Company maintains a Matching Gift Program under which certain gifts by employees to qualified educational or charitable institutions are matched. For executives, the program matches up to $15,000 with regard to each program year. Administration of the program can cause more than $15,000 to be paid in a single fiscal year of the Company, due to processing claims from more than one program year in that single fiscal year. The amounts shown are for the actual payments by the Company during the year.

(i)

Under the terms of its tax-qualified defined contribution plans, the Company makes matching contributions and allocations to the accounts of its eligible employees, including the Named Executive Officers.

(j)

Under the terms of its nonqualified defined contribution plans, the Company makes contributions to the accounts of its eligible employees, including the Named Executive Officers. See the narrative, table, and notes to the Nonqualified Deferred Compensation Table for further information.

56	ConocoPhillips 2014 Proxy Statement

Grants of Plan-Based Awards Table

The Grants of Plan-Based Awards Table is used to show participation by the Named Executive Officers in the incentive compensation arrangements described below.

The columns under the heading Estimated Future Payouts Under Non-Equity Incentive Plan Awards show information regarding VCIP. The amounts shown in the table are those applicable to the 2013 program year using a minimum of zero and a maximum of 250 percent of VCIP target for each participant and do not represent actual payouts for that program year. Actual payouts for the 2013 program year were made in February 2014 and are shown in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.

The columns under the heading Estimated Future Payouts Under Equity Incentive Plan Awards show information regarding PSP. The amounts shown in the table are those set for 2013 compensation tied to the 2013 through 2015 program period under PSP (PSP XI) and do not represent actual payouts for that program year. Amounts also include awards or adjustments made in 2013 due to hiring or promotion of Named Executive Officers.

The All Other Option Awards column reflects option awards granted under the Stock Option Program. The option awards shown were granted on the same day that the target was approved. For the 2013 program year under the Stock Option Program, targets were set and awards granted at the regularly scheduled February 2013 meeting of the HRCC.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price Of Options Awards Average Price ($Sh)(4)	Exercise or Base Price Of Options Awards Closing Price ($Sh)(5)	Grant Date Fair Value of Stock and Options Awards(6) ($)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R.M. Lance		$-	$2,666,667	$6,666,667	-	-	-	-	-	$-	$-	$-
	02/05/2013	-	-	-	-	-	-	-	584,900	58.07745	57.72	5,790,510
	02/05/2013	-	-	-	-	116,946	233,892	-	-	-	-	6,791,925
J.W. Sheets		-	828,077	2,070,193	-	-	-	-	-	-	-	-
	02/05/2013	-	-	-	-	-	-	-	149,500	58.07745	57.72	1,480,050
	02/05/2013	-	-	-	-	29,888	59,776	-	-	-	-	1,735,819
M.J. Fox		-	1,190,707	2,976,769	-	-	-	-	-	-	-	-
	02/05/2013	-	-	-	-	-	-	-	243,200	58.07745	57.72	2,407,680
	02/05/2013	-	-	-	-	48,624	97,248	-	-	-	-	2,823,958
A.J. Hirshberg		-	964,283	2,410,709	-	-	-	-	-	-	-	-
	02/05/2013	-	-	-	-	-	-	-	174,200	58.07745	57.72	1,724,580
	02/05/2013	-	-	-	-	34,816	69,632	-	-	-	-	2,022,024
D.E. Wallette Jr		-	727,896	1,819,741	-	-	-	-	-	-	-	-
	02/05/2013	-	-	-	-	-	-	-	128,500	58.07745	57.72	1,272,150
	02/05/2013	-	-	-	-	25,688	51,376	-	-	-	-	1,491,894
	12/05/2013	-	-	-	-	151	302	-	-	-	-	10,681
	12/05/2013	-	-	-	-	1,931	3,862	-	-	-	-	136,589
	12/05/2013	-	-	-	-	3,614	7,228	-	-	-	-	255,636

(1)	The grant date shown is the date on which the HRCC approved the target awards.

(2)

Threshold and maximum awards are based on the program provisions under VCIP. Actual awards earned can range from zero to 200 percent of the target awards for corporate and award unit performance, with a further possible adjustment of up to 50 percent of the target awards for individual performance, although the HRCC has indicated that it does not expect to make an award that exceeds 200 percent of target. Amounts reflect estimated possible cash payouts under VCIP after the close of the performance period. The estimated amounts are calculated based on the applicable annual target and base salary for each Named Executive Officer in effect for the 2013 performance period. If threshold levels of performance are not met, then the payout can be zero. The HRCC also retains the authority to make awards under the program at its discretion, including awards greater than the maximum payout. Actual payouts under VCIP for 2013 are based on actual base salaries earned in 2013 and are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 54.

(3)

Threshold and maximum awards are based on the program provisions under the PSP. Actual awards earned can range from zero to 200 percent of the target awards. The HRCC retains the authority to make awards under the program at its discretion, including awards greater than the maximum payout. On February 5, 2013, the HRCC approved PSP XI, for the performance period from January 2013 to December 2015. The promotion approved for Mr. Wallette by the HRCC on December 5, 2013 and effective December 1, 2013 was, under the terms of PSP, taken into account in calculating the pro-rated increase to his target awards for the remaining performance period of PSP IX and the full performance periods for PSP X and PSP XI. Only the incremental promotional target units are shown for PSP IX and PSP X because the prior targets were previously disclosed as targets in 2012 under the stock awards column of the summary compensation table and would result in a double reporting if reported again in 2013. On July 10, 2012, the HRCC approved new programs for the remaining periods: 8 months for PSP VIII (May 2012 – December 2012), 20 months for PSP IX (May 2012- December 2013) and 36 months for PSP X (January 2012 – December 2014).

(4)

The exercise price is the average of the high and low prices of ConocoPhillips common stock, as reported on the NYSE, on the date of the grant (or on the last preceding date for which there was a reported sale, in the absence of any reported sales on the grant date). Accordingly, the option has no immediately realizable value on the grant date, and any potential payout reflects an increase in share price after the grant date. The Company’s stockholder-approved 2011 Omnibus Stock and Performance Incentive Plan provides for the use of such an average price in setting the exercise price on options, unless the HRCC directs otherwise. The immediate predecessor plans, the stockholder-approved 2004 and 2009 Omnibus Stock and Performance Incentive Plans, had the same provision. Grants made before May 13, 2009, were made under the 2004 Plan and grants made before May 11, 2011 but after May 12, 2009, were made under the 2009 Plan.

(5)	The closing price is the closing price of ConocoPhillips common stock, as reported on the NYSE, on the date of the grant.

(6)

For equity incentive plan awards, these amounts represent the grant date fair value at target level under PSP as determined pursuant to FASB ASC Topic 718. For option awards, these amounts represent the grant date fair value of the option awards using a Black-Scholes-Merton-based methodology to value the options. Actual value realized upon vesting of the PSP award or option exercise depends on market prices at the time of exercise. For other stock awards, these amounts represent the grant date fair value of the restricted stock or restricted stock unit awards determined pursuant to FASB ASC Topic 718. See the “Employee Benefit Plans” section of Note 19 in the Notes to Consolidated Financial Statements in the Company’s 2013 Annual Report on Form 10-K, for a discussion of the relevant assumptions used in this determination.

ConocoPhillips 2014 Proxy Statement	57

Outstanding Equity Awards at Fiscal Year End

The Outstanding Equity Awards at Fiscal Year End Table is used to show equity awards measured in Company stock held by the Named Executive Officers.

	Option Awards(1)						Stock Awards(6)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(12)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
R.M. Lance	23,061	-		-	$45.05	02/10/2016	-		$-	-	$-
	35,485	-		-	50.61	02/08/2017	-		-	-	-
	44,896	-		-	60.53	02/14/2018	-		-	-	-
	61,115	-		-	34.67	02/12/2019	-		-	-	-
	98,949				36.90	02/12/2020
	55,752	31,422	(3)	-	53.47	02/10/2021	-		-	-	-
	35,032	70,066	(4)	-	54.80	02/09/2022	-		-	-	-
	-	584,900	(5)		58.08	02/05/2023
	-	-		-	-	-	356,229	(7)	25,023,306	211,914	14,885,899
J.W. Sheets	22,741	-		-	36.47	02/04/2015	-		-	-	-
	15,746	-		-	45.05	02/10/2016	-		-	-	-
	17,386	-		-	50.61	02/08/2017	-		-	-	-
	17,127	-		-	60.53	02/14/2018	-		-	-	-
	43,146	-		-	34.67	02/12/2019	-		-	-	-
	46,578	-		-	36.90	02/12/2020	-		-	-	-
	33,979	19,152	(3)	-	53.47	02/10/2021	-		-	-	-
	27,528	55,058	(4)	-	54.80	02/09/2022	-		-	-	-
	-	149,500	(5)	-	58.08	02/05/2023	-		-	-	-
	-	-		-	-	-	172,540	(8)	12,120,072	58,217	4,089,453
M.J. Fox	21,782	43,566	(4)	-	54.80	02/09/2022	-		-	-	-
	-	243,200	(5)	-	58.08	02/05/2023	-		-	-	-
	-	-		-	-	-	152,676	(9)	10,724,726	91,848	6,451,863
A.J. Hirshberg	55,752	31,422	(3)	-	53.47	02/10/2021	-		-	-	-
	35,032	70,066	(4)	-	54.80	02/09/2022	-		-	-	-
	-	174,200	(5)	-	58.08	02/05/2023	-		-	-	-
	-	-		-	-	-	98,394	(10)	6,911,687	68,343	4,800,754
D.E. Wallette	11,370	-		-	36.47	02/04/2015	-		-	-	-
	7,619	-		-	45.05	02/10/2016	-		-	-	-
	13,624	-		-	50.61	02/08/2017	-		-	-	-
	13,377	-		-	60.53	02/14/2018	-		-	-	-
	28,121	-		-	34.67	02/12/2019	-		-	-	-
	31,311	-		-	36.90	02/12/2020	-		-	-	-
	22,005	12,402	(3)	-	53.47	02/10/2021	-		-	-	-
	14,107	28,215	(4)	-	54.80	02/09/2022	-		-	-	-
	-	128,500	(5)	-	58.08	02/05/2023	-		-	-	-
	-	-		-	-	-	95,890	(11)	6,735,793	54,813	3,850,339

(1)

All options shown in the table have a maximum term for exercise of ten years from the grant date. Under certain circumstances, the terms for exercise may be shorter, and in certain circumstances, the options may be forfeited and cancelled. All awards shown in the table have associated restrictions upon transferability.

(2)

The options shown in this column vested and became exercisable in 2013 or prior years (although under certain termination circumstances, the options may still be forfeited). Following the merger of Conoco Inc. and Phillips Petroleum Company, options become exercisable in one-third increments on the first, second, and third anniversaries of the grant date.

(3)	Represents the final one-third vesting of the February 10, 2011 grant, which became exercisable on February 10, 2014.

(4)	Represents the final two-thirds vesting of the February 9, 2012 grant, half of which became exercisable on February 9, 2014, and the remainder to become exercisable on February 9, 2015.

(5)

Represents the February 5, 2013 grant, one-third of which became exercisable on February 5, 2014, one-third of which will become exercisable on February 5, 2015, and the final third of which will become exercisable on February 5, 2016.

(6)

No stock awards were made to the Named Executive Officers in 2013 except as a long-term incentive award under the PSP (shown in the columns labeled “Stock Awards”) or pursuant to elections made by a Named Executive Officer to receive cash compensation in the form of restricted stock units. Amounts above include PSP awards for the performance period beginning after the repositioning that completed in December 2013 (PSP IX Tail), as follows: Mr. Lance, 117,833 shares; Mr. Sheets, 30,251 shares; Mr. Fox, 49,591 shares; Mr. Hirshberg, 38,322 shares; and Mr. Wallette, 27,552 shares. Stock awards shown in the columns entitled Number of Shares or Units of Stock That Have Not Vested and Market Value of Shares or Units of Stock That Have Not Vested continue to have restrictions upon transferability. Under the PSP, stock awards are made in the form of restricted stock units or restricted stock, the former having been used in the most recent awards. The terms and conditions of both are substantially the same, requiring restriction on transferability until separation from service from the Company, although for performance periods beginning in 2009, restrictions will lapse five years from the

58	ConocoPhillips 2014 Proxy Statement

anniversary of the grant date unless the employee has elected prior to the beginning of the performance period to defer the lapsing of such restrictions until separation from service from the Company. Except in cases where the five-year provision applies, forfeiture is expected to occur if the separation is not the result of death, disability, layoff, retirement after the executive has reached the age of 55 with five years of service, or after a change of control, although the HRCC has the authority to waive forfeiture. Restricted stock awards have voting rights and pay dividends. Restricted stock unit awards have no voting rights and pay dividend equivalents. Dividend equivalents, if any, on restricted stock units held are paid in cash or credited to each officer’s account in the form of additional stock units. Neither pays dividends or dividend equivalents at preferential rates. Restricted stock held by the Named Executive Officers prior to November 17, 2001, was converted to restricted stock units prior to the completion of the merger, with the original restrictions still in place. In addition to stock awards actually granted, the table reflects potential stock awards to Named Executive Officers under ongoing performance periods for the PSP, for the performance periods from May 2012 through December 2014 and January 2013 through December 2015. These are shown at target levels in the columns entitled Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested and Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested. There is no assurance that these awards will be granted at, below, or above target after the end of the relevant performance periods, as the determination of whether to make an actual grant and the amount of any actual grant for Named Executive Officers is within the discretion of the HRCC. Until an actual grant is made, these target awards have no voting rights and pay no dividends or dividend equivalents. Stock awards shown reflect the closing price of ConocoPhillips common stock, as reported on the NYSE, on December 31, 2013 ($70.65), the last trading day of 2013.

Amounts presented in Number of Shares or Units of Stock That Have Not Vested and Market Value of Shares or Units of Stock That Have Not Vested represent restricted stock and restricted stock unit awards granted with respect to prior periods. The plans and programs under which such grants were made provide that awards made in the form of restricted stock and restricted stock units be held in such form until the recipient retires. If such awards immediately vested upon completion of the relevant performance period, as we are informed by our compensation consultant is more typical for restricted stock programs, the amounts reflected in this column would be zero.

(7)

Includes 7,624 restricted shares for LTIP VIII – PSP I initial payout for which restrictions lapse at retirement; includes 5,834 restricted stock units for LTIP VIII – LTIP IX for which restrictions lapse at retirement; includes 106,204 restricted stock units related to grants for PSP I final payout – PSP VI for which restrictions lapse following separation from service; includes 99,538 restricted stock units related to grants for PSP VII – PSP IX for which restrictions lapse five years from grant date; includes 31,939 restricted stock units related to the PSP VIII Tail and PSP IX Tail grants for which restrictions lapse five years from grant date and that will be settled in cash; and includes 1,908 restricted stock units for which restrictions lapse on May 8, 2015. For certain awards, Mr. Lance has voluntarily elected to defer the lapsing of restrictions until separation from service. Subsequent elections may also impact the final timing of the payout of these awards.

(8)

Includes 5,724 restricted shares for LTIP X and PSP I initial payout for which restrictions lapse at retirement; includes 13,848 restricted stock units for LTIP VII – LTIP IX for which restrictions lapse at retirement; includes 61,433 restricted stock units related to grants for PSP I final payout – PSP VI for which restrictions lapse following separation from service; includes 66,429 restricted stock units related to grants for PSP VII – PSP IX for which restrictions lapse five years from grant date; includes 7,021 restricted stock units related to the PSP VIII Tail and PSP IX Tail grants for which restrictions lapse five years from grant date and that will be settled in cash; and includes 1,908 restricted stock units for which restrictions lapse on May 8, 2015. For certain awards, Mr. Sheets has voluntarily elected to defer the lapsing of restrictions until separation from service. Subsequent elections may also impact the final timing of the payout of these awards.

(9)

Includes 5,684 restricted stock units related to grants for PSP VIII and IX for which restrictions lapse five years from grant date; includes 59,435 restricted stock units related to the PSP VIII and IX Tail grants for which restrictions lapse five years from grant date and that will be settled in cash; includes 31,221 restricted stock units for which restrictions lapse on May 8, 2015; also includes 79,102 restricted stock units for which restrictions lapse 50 percent on January 1, 2016 and 50 percent on January 1, 2017. Subsequent elections may also impact the final timing of the payout of these awards.

(10)

Includes 63,407 restricted stock units related to grants for PSP VII – PSP IX for which restrictions lapse five years from grant date; includes 47,893 restricted stock units related to the PSP VIII Tail and PSP IX Tail grants for which restrictions lapse five years from grant date and that will be settled in cash; includes 4,687 restricted stock units for which restrictions lapse on May 8, 2015. Subsequent elections may also impact the final timing of the payout of these awards.

(11)

Includes 31,099 restricted stock units related to grants for PSP I final payout – PSP VI for which restrictions lapse following separation from service; includes 38,061 restricted stock units related to grants for PSP VII – PSP IX for which restrictions lapse five years from grant date; includes 33,269 restricted stock units related to the PSP VIII Tail and PSP IX Tail grants for which restrictions lapse five years from grant date and that will be settled in cash; and includes 6,109 restricted stock units for which restrictions lapse on May 8, 2015. For certain awards, Mr. Wallette has voluntarily elected to defer the lapsing of restrictions until separation from service. Subsequent elections may also impact the final timing of the payout of these awards.

(12)

Reflects potential stock awards under ongoing performance periods for the PSP, for the performance periods from May 2012 through December 2014 (Mr. Lance, 68,393 target units; Mr. Sheets, 28,329 target units; Mr. Fox, 43,224 target units; Mr. Hirshberg, 33,527 target units; and Mr. Wallette, 25,511 target units) and January 2013 through December 2015 (Mr. Lance, 116,946 target units; Mr. Sheets, 29,888 target units; Mr. Fox, 48,624 target units; Mr. Hirshberg, 33,816 target units; and Mr. Wallette, 29,302 target units). There is no assurance that these awards will be granted at, below, or above target after the end of the relevant performance periods, as the determination of whether to make an actual grant and the amount of any actual grant for Named Executive Officers is within the discretion of the HRCC.

ConocoPhillips 2014 Proxy Statement	59

Option Exercises and Stock Vested

The Option Exercises and Stock Vested Table is used to show equity awards measured in Company stock where there was an option exercised by or a stock award that vested to a Named Executive Officer.

		Option Awards		Stock Awards
Name	Security	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
R.M. Lance	COP	-	$-	-	$-
J.W. Sheets	COP	29,843	1,362,633	-	-
M.J. Fox	COP	-	-	-	-
A.J. Hirshberg	COP	-	-	64,195	4,526,389
D.E. Wallette	COP	-	-	-	-

Pension Benefits

ConocoPhillips maintains several defined benefit plans for its eligible employees. With regard to U.S.-based salaried employees, the defined benefit plan that is qualified under the Internal Revenue Code is the ConocoPhillips Retirement Plan (“CPRP”).

The CPRP is a non-contributory plan that is funded through a trust. The CPRP consists of eight titles, each one corresponding to a different pension formula and having numerous other differences in terms and conditions. Employees are eligible for current participation in only one title (although an employee may also have a frozen benefit under one or more other titles), and eligibility is based on heritage company and time of hire. Of the Named Executive Officers, Messrs. Lance, Sheets, and Wallette (having been employees of Phillips Petroleum Company) are eligible for, and vested in, benefits under Title I of the CPRP, and Messrs. Fox and Hirshberg are eligible for (and Mr. Fox is vested in) benefits under Title II. Titles I and III provide a final average earnings type of pension benefit for eligible employees payable at normal or early retirement from the Company. Under Title I, normal retirement occurs upon termination on or after age 65; early retirement can occur at age 55 with five years of service (or if laid off during or after the year in which the participant reaches age 50), while under Title III, early retirement can occur at age 55 with 10 years of service. Under Title I, early retirement benefits are reduced by five percent per year for each year before age 60 that benefits are paid, but for benefits that commence at or after age 60, the benefit is unreduced. Under Title III, early retirement benefits are reduced by 6.67 percent per year for each year before age 60, unless the participant has at least 85 points awarded, with one point awarded for each year of age and one point awarded for each year of service; there is no reduction for a participant with 85 points or whose benefits begin at or after age 60 (provided the participant is also at least age 55 and has at least 10 years of service at the time of retirement).

Messrs. Lance, Fox, and Hirshberg were not eligible for early retirement at the end of 2013. Under Titles I and III, employees become vested in the benefits after five years of service, and all of the Named Executive Officers are vested in their benefits thereunder. Under Title II, employees become vested in their benefits after three years of service. Messrs. Fox and Hirshberg are vested in their benefits under Title II. Titles I and II allow the employee to elect the form of benefit payment from among several annuity types or a single sum payment option, but all of the options are actuarially equivalent. Title III allows the employee to elect the form of benefit from among several annuity types, without a single payment option, but all options are actuarially equivalent.

Retirement benefits under Titles I and III are calculated as the product of 1.6 percent times years of credited service multiplied by the final annual eligible average compensation. Final annual eligible average compensation is calculated using the three highest consecutive years in the last 10 calendar years before retirement plus the year of retirement. For Title III, final annual eligible average compensation is calculated using the highest consecutive 36 months of compensation in the last 120 months of service prior to retirement. In each case, such benefits are reduced by the product of 1.5 percent of the annual primary Social Security benefit multiplied by years of credited service, although a maximum reduction limit of 50 percent may apply in certain cases. The formula below provides an illustration as to how the retirement benefits are calculated. For purposes of the formula, “pension compensation” denotes the final annual eligible average compensation described above.

60	ConocoPhillips 2014 Proxy Statement

[ 1.6% × Pension Compensation × Years of Credited Service] – [ 1.5% × Annual Primary SS Benefit × Years of Credited Service]

Eligible pension compensation generally includes salary and annual incentive compensation. However, under Title I, if an eligible employee receives layoff benefits from the Company, eligible pension compensation includes the annualized salary for the year of layoff, rather than actual salary, and years of credited service are increased by any period for which layoff benefits are calculated. Furthermore, certain foreign service as an employee of Phillips Petroleum Company is counted as time and a quarter when determining the service element in the benefit formula under Title I. Among the Named Executive Officers, only Mr. Wallette had any time credited for such foreign service. The notes to the table below provide further detail on that credited service. The plan was amended so that no extra service is credited with regard to foreign assignments after 1991.

Benefits under Title II are based on monthly pay and interest credits to a cash balance account created on the first day of the month after a participant’s hire date. Pay credits are equal to a percentage of total salary and annual incentive compensation. Participants whose combined years of age and service total less than 44 receive a 6 percent pay credit, those with 44 through 65 receive a 7 percent pay credit, and those with 66 or more receive a 9 percent pay credit. Normal retirement age is 65, but participants may receive their vested benefit upon termination of employment at any age.

Eligible pension compensation under Titles I, II and III is limited in accordance with the Internal Revenue Code. In 2013, that limit was $255,000. The Internal Revenue Code also limits the annual benefit (expressed as an annuity) available under Titles I, II and III. In 2013, that limit was $205,000 (reduced actuarially for ages below 62).

In addition to participation in the U.S.-based plans as described above, Mr. Fox is a participant in the ConocoPhillips UK Pension Plan (the UK Plan), a defined benefit pension plan that is funded through a trust, with regard to the time he was on the U.K. payroll. The UK Plan is a U.K. registered plan with Her Majesty’s Revenue and Customs. The UK Plan consists of 2 sections: the ConocoPhillips section and the Heritage Conoco section. The ConocoPhillips section is contributory. The Heritage Conoco section is non-contributory. Mr. Fox will be eligible for a benefit as a deferred vested participant in the Heritage Conoco section. Mr. Fox is not retirement eligible until age 55. The UK Plan provides a final-average-earnings type of pension benefit for eligible employees payable at normal pension age or early retirement upon approval by the Pension Board of Trustees. Under the provisions of the Plan, normal retirement occurs upon termination and after age 60 and entitles the recipient to full benefits. Early retirement may occur after termination and age 55, but results in reduced benefits for each year prior to age 60 that benefits are paid. In general, retirement benefits are calculated as the product of 1.75% times years of credited service times final pensionable salary. Final pensionable salary is basic annual salary plus pensionable allowances earned in the 12 months before active membership in the UK Plan ceased. The UK Plan allows participants a choice of taking a full annuity or a tax free cash lump sum up to 25% of the benefit and a reduced annuity. Both choices are actuarially equivalent and the lump sum is capped at 25% of the lifetime allowance.

As a registered pension plan, the maximum total increase in value that can occur in a tax year under all U.K. registered pension plans is the annual allowance. The annual allowance for tax years 2011/2012 and 2012/2013 is £50,000. Annual additions in excess of maximum total increase are subject to tax charge. In addition, a standard lifetime allowance is imposed. The standard lifetime allowance for tax years 2011/2012 and 2012/2013 is £1.5 million. If the total value of U.K. registered pension benefits exceeds the standard lifetime allowance, legislation dictates the excess will incur a tax penalty.

In addition, the Company maintains several nonqualified pension plans. These are funded through the general assets of the Company, although the Company also maintains trusts of the type generally known as “rabbi trusts” that may be used to pay benefits under the nonqualified pension plans. The plan available to the Named Executive Officers is the ConocoPhillips Key Employee Supplemental Retirement Plan (“KESRP”). This plan is designed to replace benefits that would otherwise not be received due to limitations contained in the Internal Revenue Code that apply to qualified plans. The two such limitations that most frequently impact the benefits to employees are the limit on compensation that can be taken into account in determining benefit accruals and the maximum annual pension benefit. In 2013, the former limit was set at $255,000, while the latter was set at $205,000. The KESRP determines a benefit without regard to such limits, and then reduces that benefit by the amount of benefit payable from the related qualified plan, the CPRP. Thus, in operation the combined benefits payable from the related plans for the eligible employee equals the benefit that would have been paid if there had been no limitations imposed by the Internal Revenue Code. Benefits under KESRP are generally paid in a single sum at the later of age 55 or six months after retirement. When payments do not begin until after retirement, interest at then current six-month Treasury-bill rates, under most circumstances, will be credited on the delayed benefits. Distribution may also be made upon a determination of death or disability. Certain foreign service as an employee of Phillips Petroleum Company is counted as time and a quarter when determining the service element in the benefit formula under KESRP. Among the Named Executive Officers, only Mr. Wallette had any time credited for such foreign service. The notes to the table below provide further detail on that credited service.

Mr. Lance was an employee of ARCO Alaska, which was acquired by Phillips Petroleum Company in 2000. As such, a special provision applies in calculating pension benefits for such employees under Title I. First, the Company calculates a benefit under the Title I formula using service with both ARCO and ConocoPhillips, subtracting from the result the value of the benefit under the ARCO plan through the time of the acquisition (for which the BP Retirement Accumulation Plan remains liable, after the acquisition of ARCO by BP and certain plan mergers). Next, the Company calculates a benefit under the Title I formula using only service with ConocoPhillips. The Company compares the results of the two methods and the employee receives the larger benefit. For Mr. Lance, that calculation currently provides a larger benefit under the first method. The table reflects that benefit, showing only the value payable from the plan of ConocoPhillips, not from the BP Retirement Accumulation Plan.

Mr. Fox was previously an employee of Conoco UK, which merged with a Phillips subsidiary in 2002, at the merger of Conoco Inc. and Phillips Petroleum Company. Upon leaving the Company in 2003, Mr. Fox earned a deferred vested pension benefit in the ConocoPhillips UK Pension Plan. When Mr. Fox returned to ConocoPhillips, he became a participant in the U.S. CPRP Title II. The deferred vested benefit earned as a participant in the ConocoPhillips UK Pension Plan is taken into account when determining his Title II benefit in CPRP and his KESRP benefit.

Mr. Hirshberg was previously an employee of Exxon Mobil Corporation. In connection with his hiring by ConocoPhillips, the Company agreed to provide Mr. Hirshberg with a benefit under KESRP equal to the benefit calculated under KESRP for a participant in Title I of CPRP, reduced by actual benefits payable from CPRP or other ConocoPhillips plans and by estimated benefits payable from the plans of ExxonMobil. Mr. Hirshberg is vested in the benefit payable under KESRP. The table reflects that benefit, showing only the values payable from the plans of ConocoPhillips, not from the plans of ExxonMobil.

ConocoPhillips 2014 Proxy Statement	61

Except where otherwise noted, assumptions used in calculating the present value of accumulated benefits in the table are found in Note 19 in the Notes to Consolidated Financial Statements in the Company’s 2013 Annual Report on Form 10-K.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
R.M. Lance	Title I - ConocoPhillips Retirement Plan	30		$727,940	$-
	ConocoPhillips Key Employee Supplemental Retirement Plan			10,347,497	-
J.W. Sheets	Title I - ConocoPhillips Retirement Plan	34		1,411,990	-
	ConocoPhillips Key Employee Supplemental Retirement Plan			7,900,317	-
M.J. Fox(2)	Title II - ConocoPhillips Retirement Plan	28		262,611	-
	ConocoPhillips UK Pension Plan	20		1,115,785	-
	ConocoPhillips Key Employee Supplemental Retirement Plan			319,414	-
A.J. Hirshberg(3)	Title II - ConocoPhillips Retirement Plan	3		66,043	-
	ConocoPhillips Key Employee Supplemental Retirement Plan	31		7,468,428	-
D.E. Wallette	Title I - ConocoPhillips Retirement Plan	33	(4)	1,335,881	-
	ConocoPhillips Key Employee Supplemental Retirement Plan			7,019,995	-
(1)

In determining the present value of the accumulated benefit for each Named Executive Officer, the eligible pension compensation, as defined on pages 60 through 62, used to calculate the amounts in this column as of December 31, 2013, for each Named Executive Officer is: Mr. Lance, $2,696,042; Mr. Sheets, $1,546,175; Mr. Fox, $2,453,217; Mr. Hirshberg, $2,016,153; and Mr. Wallette, $1,247,265;. Mr. Fox’s UK pension benefit and eligible pension compensation was converted to U.S. dollars at an exchange rate per British Pound Sterling of $1.656 as of December 31, 2013.

(2)

Mr. Fox became an employee of ConocoPhillips on January 1, 2012. Prior to joining ConocoPhillips, Mr. Fox was an employee of Nexen Inc. None of the benefits earned by Mr. Fox as an employee of Nexen are included in the table. The service credited to Mr. Fox does not include his time of service with Nexen. However, prior to his service at Nexen, Mr. Fox had been an employee of ConocoPhillips and ConocoPhillips UK. Mr. Fox’s service shown in the table includes that prior service with ConocoPhillips, in accordance with the standard terms and conditions of the applicable plans. Under Title II, and related provisions in KESRP, Mr. Fox received pay credits equal to 9% of his pension compensation in 2013, when his combined age and years of service exceeded 65. See the Narrative above for a discussion of this feature. For these purposes, years of service would include total years of service with ConocoPhillips, which, in Mr. Fox’s case, are 27.

(3)

Mr. Hirshberg became an employee of ConocoPhillips on October 6, 2010. Prior to joining ConocoPhillips, Mr. Hirshberg was employed by ExxonMobil and participated in its defined benefit plans. None of the benefits earned by Mr. Hirshberg as an employee of ExxonMobil are included in the table. The service credited to Mr. Hirshberg does not include his time of service with ExxonMobil with regard to calculation of his benefit under Title II, but, pursuant to the offer letter and resolutions approved by the HRCC in connection with his hire, service credited to Mr. Hirshberg with regard to calculation of his benefit under KESRP does include his time of service with ExxonMobil. This is reflected in the table by showing different service crediting periods for Mr. Hirshberg with regard to each of the plans. The service crediting period for Title II is also included in the service crediting period for KESRP.

(4)	Includes additional credited service for Mr. Wallette of 7.25 months related to foreign service.

Nonqualified Deferred Compensation

ConocoPhillips maintains several nonqualified deferred compensation plans for its eligible employees. Those available to the Named Executive Officers are briefly described below.

The Key Employee Deferred Compensation Plan of ConocoPhillips (“KEDCP”) is a nonqualified deferral plan that permits certain key employees to voluntarily defer salary and VCIP, or other similar annual incentive compensation program payments that would otherwise be received in the subsequent year. The KEDCP permits eligible employees to defer compensation of up to 100 percent of VCIP and up to 50 percent of salary. All of the Named Executive Officers are eligible to participate in the KEDCP.

Under the KEDCP, for amounts deferred and vested after December 31, 2004, the default distribution option is to receive a lump sum to be paid at least six months after separation from service. Participants may elect to defer payments from one to five years after separation, and to receive annual, semiannual, or quarterly payments for a period of up to 15 years. For elections that set a date certain for payment, the distribution will begin in the calendar quarter following the date requested and will be paid out on the distribution schedule elected by the participant.

For amounts deferred prior to January 1, 2005, a one-time revision of the ten annual installment payments schedule is allowed from 365 days to no later than 90 days prior to retirement at age 55 or above or within 30 days after being notified of layoff in the calendar year in which the employee is age 50 or above. Participants may receive distributions in one to 15 annual installments, two to 30 semi-annual installments, or four to 60 quarterly installments.

The Defined Contribution Make-Up Plan of ConocoPhillips (“DCMP”) is a nonqualified restoration plan under which the Company makes employer contributions and stock allocations that cannot be made in the qualified

ConocoPhillips Savings Plan (“CPSP”)—a defined contribution plan of the type often referred to as a 401(k) plan—due to certain voluntary reductions of salary under the KEDCP or due to limitations imposed by the Internal Revenue Code. For 2013, the Internal Revenue Code limited the amount of compensation that could be taken into account in determining a benefit under the CPSP to $255,000. Employees make no contributions to the DCMP.

Under the DCMP, amounts vested after December 31, 2004, will be distributed as a lump sum six months after separation from service, or, at a participant’s election, in one to 15 annual payments, no earlier than one year after separation from service. For amounts vested prior to January 1, 2005, participants may, from 365 days to no later than 90 days prior to termination or within 30 days of being notified of layoff, indicate a preference to defer the value into their account under the KEDCP.

Each participant directs investments of the individual accounts set up for that participant under both the KEDCP and DCMP. Participants may make changes in the investments as often as daily. All ConocoPhillips defined contribution nonqualified deferred compensation plans allow investment of deferred amounts in a broad range of mutual funds or other market-based investments, including ConocoPhillips stock. As market-based investments, none of these provide above-market return. Since each executive participating in each plan chooses the investment vehicle or vehicles and may change his or her allocations from time to time (as often as daily), the return on the investment will depend on how well the underlying investment fund performed during the period the executive chose it as an investment vehicle. The aggregate performance of such investment is reflected in the Nonqualified Deferred Compensation Table under the column Aggregate Earnings in Last Fiscal Year.

62	ConocoPhillips 2014 Proxy Statement

Benefits due under each of the plans discussed above are paid from the general assets of the Company, although the Company also maintains trusts of the type generally known as “rabbi trusts” that may be used to pay benefits under the plans. The trusts and the funds held in them are assets of ConocoPhillips. In the event of bankruptcy, participants would be unsecured general creditors.

Name	Applicable Plan(1)	Beginning Balance ($)	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in last FY ($)(4)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(5)
R.M. Lance	Defined Contribution Make-Up Plan
	of ConocoPhillips	$599,283	$-	$211,188	$212,013	$-	$1,022,484
	Key Employee Deferred
	Compensation Plan of ConocoPhillips	1,754,104	166,667	-	246,044	-	2,166,815
J.W. Sheets	Defined Contribution Make-Up Plan
	of ConocoPhillips	345,272	-	98,408	114,754	-	558,434
	Key Employee Deferred
	Compensation Plan of ConocoPhillips	3,807,852	-	-	(48,852)	-	3,759,000
M.J. Fox	Defined Contribution Make-Up Plan
	of ConocoPhillips	19,307	-	144,837	19,264	-	183,408
	Key Employee Deferred
	Compensation Plan of ConocoPhillips	-	-	-	-	-	-
A.J. Hirshberg(6)	Defined Contribution Make-Up Plan
	of ConocoPhillips	105,347	-	124,626	45,655	-	275,628
	Key Employee Deferred
	Compensation Plan of ConocoPhillips	450,283	-	-	55,788	(506,071)	-
D.E. Wallette	Defined Contribution Make-Up Plan
	of ConocoPhillips	149,765	-	83,907	49,612	-	283,284
	Key Employee Deferred
	Compensation Plan of ConocoPhillips	2,849,460	576,459	-	443,415	-	3,869,334
(1)

Our primary defined contribution deferred compensation programs for executives (KEDCP and DCMP) make a variety of investments available to participants. As of December 31, 2013, there were a total of 97 investment options, 39 of which were the same as those available in the Company’s primary tax-qualified defined contribution plan for employees (its 401(k) plan, the ConocoPhillips Savings Plan) and 58 of which were other various mutual fund options approved by an administrator designated by the relevant plan.

(2)

For Mr. Lance, this column reflects $166,667 in salary deferred in 2013 (included in the 2013 Salary column of the Summary Compensation Table). For Mr. Wallette, this column reflects $576,459 in 2012 VCIP deferred (included in the 2012 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table).

(3)	Reflects contributions by the Company under the DCMP in 2013 (included in the All Other Compensation column of the Summary Compensation Table on page 54 for 2013).

(4)	None of these earnings are included in the Summary Compensation Table for 2013.

(5)

Reflects contributions by our Named Executive Officers, contributions by the Company, and earnings on balances prior to 2013; plus contributions by our Named Executive Officers, contributions by the Company, and earnings for 2013, less any distributions (shown in the appropriate columns of this table, with amounts that are included in the Summary Compensation Table for 2013 shown in notes 2, 3 and 4 above).

(6)

Mr. Hirshberg became an employee of the Company on October 6, 2010. Pursuant to the terms of his offer letter (approved by the HRCC), a KEDCP account was created for Mr. Hirshberg at the time of his employment and credited with $6,357,436. Forty-seven percent of the account balance as of the first anniversary of his employment vested in 2011, 47 percent vested in 2012 on the second anniversary of his employment, and the remainder vested on the third anniversary of his employment. Distributions occurred on the dates of vesting.

Executive Severance and Changes in Control

Salary and other compensation for our Named Executive Officers is set by the HRCC, as described in “Compensation Discussion and Analysis” beginning on page 39 of this proxy statement. These officers may participate in the Company’s employee benefit plans and programs for which they are eligible, in accordance with their terms. The amounts earned by the Named Executive Officers for 2013 appear in the various Executive Compensation Tables beginning on page 54 of this proxy statement.

Each of our Named Executive Officers is expected to receive amounts earned during his term of employment unless he voluntarily resigns prior to becoming retirement-eligible or is terminated for cause. Such amounts include:

•	VCIP compensation earned during the fiscal year;

•	Grants pursuant to the PSP for the most-recently completed performance period and ongoing performance periods in which the executive participated for at least one year;

•	Previously granted restricted stock and restricted stock units;

•	Vested stock option grants under the Stock Option Program;

•	Amounts contributed and vested under our defined contribution plans; and

•	Amounts accrued and vested under our retirement plans.

While normal retirement age under our benefit plans is 65, early retirement provisions allow benefits at earlier ages if vesting requirements are met, as discussed in the sections of this proxy statement entitled “Pension Benefits” and “Nonqualified Deferred Compensation.” For our compensation programs (VCIP, Stock Option Program, and PSP), early retirement is generally defined to be termination at or after the age of 55 with five years of service. As of December 31, 2013, Messrs. Lance, Fox, and Hirshberg had not met the early retirement criteria under either the applicable title of the pension plan or of our compensation programs. In addition, specific severance arrangements for executive officers, including the Named Executive Officers, are provided under two severance plans of ConocoPhillips: one being the ConocoPhillips Executive Severance Plan (“CPESP”), available to a limited number of senior executives; and the other being the ConocoPhillips Key Employee Change in Control Severance Plan (“CICSP”), also available to a limited number of senior executives, but only upon a change in control. These arrangements are described below. Executives are not entitled to participate in both plans as a result of a single event; for example, executives receiving benefits under the CICSP would not be entitled to benefits potentially payable under the CPESP relating to the event giving rise to benefits under the CICSP.

ConocoPhillips 2014 Proxy Statement	63

ConocoPhillips Executive Severance Plan

The CPESP covers executives in salary grades generally corresponding to vice president and higher. Under the CPESP, if the Company terminates the employment of a plan participant other than for cause, as defined in the plan, upon executing a general release of liability and, if requested by the Company, an agreement not to compete with the Company, the participant will be entitled to:

•	A lump-sum cash payment equal to one-and-a-half or two times the sum of the employee’s base salary and current target VCIP;

•

A lump-sum cash payment equal to the present value of the increase in pension benefits that would result from the crediting of an additional one-and-a-half or two years to the employee’s number of years of age and service under the applicable pension plan;

•	A lump-sum cash payment equal to the Company cost of certain welfare benefits for an additional one-and-a-half or two years;
•	Continuation in eligibility for a pro rata portion of the annual VCIP for which the employee is eligible in the year of termination; and

•

Treatment as a layoff under the various compensation and equity programs of the Company—generally, layoff treatment will allow executives to retain awards previously made and continue their eligibility under ongoing Company programs, thus, actual program grants of restricted stock or restricted stock units would vest and the executive would remain eligible for awards attributable to ongoing performance periods under the PSP in which he or she had participated for at least one year.

The Company may amend or terminate the CPESP at any time. Amounts payable under the plan will be offset by any payments or benefits that are payable to the severed employee under any other plan, policy, or program of ConocoPhillips relating to severance, and amounts may also be reduced in the event of willful and bad faith conduct demonstrably injurious to the Company, monetarily or otherwise.

ConocoPhillips Key Employee Change in Control Severance Plan

The CICSP covers executives in salary grades generally corresponding to vice president and higher. Under the CICSP if the employment of a participant in the plan is terminated by the Company within two years after a “change in control” of ConocoPhillips, other than for cause, or by the participant for good reason, as such terms are defined in the plan, upon executing a general release of liability, the participant will be entitled to:

•	A lump-sum cash payment equal to two or three times the sum of the employee’s base salary and the higher of current target VCIP compensation or previous two years’ average VCIP compensation;

•

A lump-sum cash payment equal to the present value of the increase in pension benefits that would result from the crediting of an additional two or three years to the employee’s number of years of age and service under the applicable pension plan;

•	A lump-sum cash payment equal to the Company cost of certain welfare benefits for an additional two or three years;

•	Continuation in eligibility for a pro rata portion of the annual VCIP compensation for which the employee is eligible in the year of termination; and

•

If necessary, a gross-up payment sufficient to compensate the participant for the amount of any excise tax imposed on payments made under the plan or otherwise pursuant to section 4999 of the Internal Revenue Code and for any taxes imposed on this additional payment, although if the applicable payments are not more than 110 percent of the “safe harbor” amount under section 280G of the Internal Revenue Code, the payments are “cut back” to the safe harbor amount rather than a gross-up payment being made. Employees who became participants in the plan after the repositioning of the Company are not eligible for this gross-up payment.

Upon a change in control, each participant’s equity awards will vest and any applicable restrictions will lapse. Participants will continue to be able to exercise stock options for their remaining terms, but exercisability of stock options will not be accelerated. No distributions are made with respect to restricted stock units until after the participant separates from service. After a change in control, the CICSP may not be amended or terminated if such amendment would be adverse to the interests of any eligible employee, without the employee’s written consent. Amounts payable under the plan will be offset by any payments or benefits that are payable to the severed employee under any other plan, policy, or program of ConocoPhillips relating to severance, and amounts may also be reduced in the event of willful and bad faith conduct demonstrably injurious to the Company, monetarily or otherwise.

Effective January 1, 2014, the CICSP has been amended to modify the accelerated vesting provisions for equity awards. As of the effective date, accelerated vesting for any equity awards granted after December 31, 2013 attributable to performance periods beginning on or after January 1, 2014, that are assumed, or substituted for, by an acquirer, will occur only following both a change in control and a termination of employment. Termination of employment includes involuntary termination for cause or voluntary termination for good reason. This plan revision does not apply to any awards granted prior to or attributable to performance periods prior to January 1, 2014.

Other Arrangements

Mr. Hirshberg became an employee of ConocoPhillips on October 6, 2010. The HRCC approved an offer letter to him which described the terms and conditions of employment, including the fact that he would serve as an at-will employee. The letter also provided certain protections against termination events. He will be considered to have been terminated by the Company if the Company terminates his employment either without cause or if his employment is terminated by mutual agreement, or if he initiates the termination of his employment (but only if given good reason to do so), prior to attaining age 55. Any severance benefits to which he may become entitled prior to attainment of age 55 will not be less than the severance benefits provided under the letter, the CPESP, and the CICSP as those plans were in effect on the date of the letter.

64	ConocoPhillips 2014 Proxy Statement

Quantification of Severance Payments

The tables below reflect the amount of incremental compensation payable in excess of the items listed above to each of our Named Executive Officers in the event of termination of such executive’s employment other than as a result of voluntary resignation. The amount of compensation payable to each Named Executive Officer upon involuntary not-for-cause termination, for-cause termination, termination following a change-in-control (“CIC”) (either involuntarily without cause or for good reason) and in the event of the death or disability of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2013, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

The following tables reflect additional incremental amounts to which each of our Named Executive Officers would be entitled if their employment were terminated due to the events described above.

Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	For-Cause Termination	Involuntary or Good Reason Termination (CIC)	Death	Disability
R.M. Lance†
Base Salary	$3,400,000	$-	$5,100,000	$-	$-
Short-term Incentive	5,440,000	-	8,160,000	-	-
Variable Cash Incentive Program	2,720,000	-	2,720,000	2,720,000	2,720,000
May 2012 - December 2013 (performance period)	8,324,901	-	8,324,901	8,324,901	8,324,901
January 2012 - December 2014 (performance period)	4,271,640	-	4,271,640	4,271,640	4,271,640
January 2013 - December 2015 (performance period)	2,754,078	-	2,754,078	2,754,078	2,754,078
Restricted Stock/Units from prior periods	28,816,377	-	20,587,763	28,816,377	28,816,377
Stock Options/SARs:
Unvested and Accelerated	8,391,253	-	9,004,060	9,004,060	9,004,060
Incremental Pension	8,309,066	-	8,846,439	-	-
Post-employment Health & Welfare	33,782	-	50,546	-	-
Life Insurance	-	-	-	3,400,000	-
280G Tax Gross-up	-	-	16,142,136	-	-
	72,461,097	-	85,961,563	59,291,056	55,891,056

Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	For-Cause Termination	Involuntary or Good Reason Termination (CIC)	Death	Disability
J.W. Sheets†
Base Salary	$1,776,000	$-	$2,664,000	$-	$-
Short-term Incentive	1,669,440	-	2,603,925	-	-
Variable Cash Incentive Program	-	(834,720)	-	-	-
May 2012 - December 2013 (performance period)	-	(2,137,233)	-	-	-
January 2012 - December 2014 (performance period)	-	(1,278,129)	-	-	-
January 2013 - December 2015 (performance period)	-	(703,886)	-	-	-
Restricted Stock/Units from prior periods	-	-	-	-	-
Stock Options/SARs:
Unvested and Accelerated	-	(3,081,296)	-	-	-
Incremental Pension	1,955,979	-	2,964,286	-	-
Post-employment Health & Welfare	34,006	-	50,760	-	-
Life Insurance	-	-	-	1,776,000	-
280G Tax Gross-up	-	-	3,753,029	-	-
	5,435,425	(8,035,264)	12,036,000	1,776,000	-

ConocoPhillips 2014 Proxy Statement	65

Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	For-Cause Termination	Involuntary or Good Reason Termination (CIC)	Death	Disability
M.J. Fox†
Base Salary	$2,482,000	$-	$3,723,000	$-	$-
Short-term Incentive	2,407,540	-	3,677,052	-	-
Variable Cash Incentive Program	1,203,770	-	1,203,770	1,203,770	1,203,770
May 2012 - December 2013 (performance period)	3,503,604	-	3,503,604	3,503,604	3,503,604
January 2012 - December 2014 (performance period)	1,877,029	-	1,877,029	1,877,029	1,877,029
January 2013 - December 2015 (performance period)	1,145,095	-	1,145,095	1,145,095	1,145,095
Restricted Stock/Units from prior periods	9,213,732	-	8,994,452	9,213,732	9,213,732
Stock Options/SARs:
Unvested and Accelerated	3,493,361	-	3,748,165	3,748,165	3,748,165
Incremental Pension	504,970	-	771,898	-	-
Post-employment Health & Welfare	43,738	-	69,084	-	-
Life Insurance	-	-	-	2,482,000	-
280G Tax Gross-up	-	-	5,682,424	-	-
	25,874,839	-	34,395,573	23,173,395	20,691,395

Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	For-Cause Termination	Involuntary or Good Reason Termination (CIC)	Death	Disability
A.J. Hirshberg†
Base Salary	$2,068,000	$-	$3,102,000	$-	$-
Short-term Incentive	1,943,920	-	3,718,895	-	-
Variable Cash Incentive Program	971,960	-	971,960	971,960	971,960
May 2012 - December 2013 (performance period)	2,707,449	-	2,707,449	2,707,449	2,707,449
January 2012 - December 2014 (performance period)	1,558,610	-	1,558,610	1,558,610	1,558,610
January 2013 - December 2015 (performance period)	819,893	-	819,893	819,893	819,893
Restricted Stock/Units from prior periods	8,011,984	-	5,566,655	8,011,984	8,011,984
Stock Options/SARs:
Unvested and Accelerated	3,658,003	-	3,840,514	3,840,514	3,840,514
Incremental Pension	4,771,417	-	5,136,940	-	-
Post-employment Health & Welfare	119,338	-	180,003	-	-
Life Insurance	-	-	-	2,068,000	-
280G Tax Gross-up	-	-	5,805,157	-	-
	26,630,574	-	33,408,076	19,978,410	17,910,410

Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	For-Cause Termination	Involuntary or Good Reason Termination (CIC)	Death	Disability
D.E. Wallette†
Base Salary	$1,748,000	$-	$2,622,000	$-	$-
Short-term Incentive	1,643,120	-	2,464,680	-	-
Variable Cash Incentive Program	-	(821,560)	-	-	-
May 2012 - December 2013 (performance period)	-	(1,946,549)	-	-	-
January 2012 - December 2014 (performance period)	-	(1,054,734)	-	-	-
January 2013 - December 2015 (performance period)	-	(615,150)	-	-	-
Restricted Stock/Units from prior periods	-	-	-	-	-
Stock Options/SARs:
Unvested and Accelerated	-	(2,275,847)	-	-	-
Incremental Pension	1,564,597	-	2,369,322	-	-
Post-employment Health & Welfare	32,495	-	48,742	-	-
Life Insurance	-	-	-	1,748,000	-
280G Tax Gross-up	-	-	3,203,693	-	-
	4,988,212	(6,713,839)	10,708,437	1,748,000	-
†

Notes Applicable to All Termination Tables—In preparing each of the tables above, certain assumptions have been made. Benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll are not included in the amounts shown. The following assumptions were also made:

•

Base Salary—For the base salary amounts, in the event of an involuntary not-for-cause termination not related to a change in control (“regular involuntary termination”), the amount reflects two times base salary, while in the event of an involuntary or good reason termination related to a change in control (“CIC termination”), the amount reflects three times base salary.

•

Short-Term Incentives—For the short-term incentive amounts, in the event of a regular involuntary termination, the amount reflects two times current VCIP target, while in the event of a CIC termination, the amount reflects three times current VCIP target or three times the average of the prior two VCIP payouts.

•

Variable Cash Incentive Program—For the VCIP amounts, in the event of a regular involuntary termination or a CIC termination, the amount reflects the employee’s pro rata current VCIP target. Targets for VCIP are for a full year and are pro rata for the Named Executive Officers based on time spent in their respective positions.

66	ConocoPhillips 2014 Proxy Statement

•

Long-Term Incentives—For the performance periods related to PSP, amounts for the May 2012 - December 2013 period are shown at the payout amount that was awarded in February 2014, while amounts for other periods are prorated to reflect the portion of the performance period completed by the end of 2013. For restricted stock and restricted stock units awarded under PSP, amounts reflect the closing price of ConocoPhillips common stock and Phillips 66 common stock, as reported on the NYSE, on December 31, 2013 ($70.65), the last trading day of 2013. In the Change-in-Control column it is assumed that a CIC event will not trigger acceleration of any Phillips 66 equity awards that were awarded as part of the equity conversion upon the repositioning of ConocoPhillips into an independent E&P company.

•

Stock Options—For stock options where the December 31, 2013 ConocoPhillips common stock price was higher than the option exercise price, the amounts reflect the intrinsic value as if the options had been exercised on December 31, 2013, but only regarding the options that the executive would have retained for the specific termination event. For options with respect to which the December 31, 2013 ConocoPhillips common stock price was lower than the option exercise price, the amounts reflect a zero intrinsic value regarding the options that the executive would have retained for the specific termination event.

•

Incremental Pension Values—For the incremental pension value, the amounts reflect the single sum value of the increment due to an additional two years of age and service with associated pension compensation in the event of a regular involuntary termination (three years in the event of a CIC termination), regardless of whether the value is provided directly through a defined benefit plan or through the relevant severance plan.

•

280G Tax Gross-up—Each Named Executive Officer is entitled, under the change in control plan, to an associated “excise tax gross-up” to the extent any CIC payment triggers the golden parachute excise tax provisions under Section 4999 of the Internal Revenue Code (within certain limitations). While this provision does not apply to any employee who began participation in the plan following the repositioning of the Company, all of the Named Executive Officers were participants in the plan at that time. The following material assumptions were used to estimate excise taxes and associated tax gross-ups:

•	Options are assumed exercised and valued using a Black-Scholes-Merton-based option methodology;

•	Parachute payments for time-vested stock options, restricted stock and restricted stock units were valued using Treas. Reg. Section 1.280G-1 Q&A 24(b) or (c) as applicable; and

•	Calculations assume certain performance-based pay such as PSP awards and pro rata VCIP payments are reasonable compensation for services rendered prior to the CIC.

ConocoPhillips 2014 Proxy Statement	67

STOCK OWNERSHIP

Holdings of Major Stockholders

The following table sets forth information regarding persons whom we know to be the beneficial owners of more than five percent of our issued and outstanding common stock (as of the date of such stockholder’s Schedule 13G filing with the SEC):

	Common Stock
Name and Address	Number of Shares	Percent of Class
BlackRock Inc.(1)	74,586,883	6.1%
40 East 52nd Street
New York, NY 10022
The Vanguard Group(2)	62,223,104	5.07%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
(1)

Based on a Schedule 13G/A filed with the SEC on January 28, 2014, by BlackRock Inc., on behalf of itself, BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors, LLC, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Ltd, BlackRock Asset Management Ireland Limited, BlackRock International Limited, BlackRock Investment Management (UK) Limited, BlackRock Life Limited, BlackRock Fund Management Ireland Limited, BlackRock (Singapore) Limited, and iShares (DE) I InvAG mit Teilgesellschaftsvermoegen.

(2)	Based on a Schedule 13G filed with the SEC on February 12, 2014, by The Vanguard Group, on behalf of itself, Vanguard Fiduciary Trust Company, and Vanguard Investments Australia, Ltd.

Securities Ownership of Officers and Directors

The following table sets forth the number of shares of our common stock beneficially owned as of February 15, 2014, unless otherwise noted, by each ConocoPhillips director nominee, each Named Executive Officer and by all of our director nominees and executive officers as a group. Together these individuals beneficially own less than one percent of our common stock. The table also includes information about stock options, restricted stock, and restricted and deferred stock units credited to the accounts of our directors and executive officers under various compensation and benefit plans. For purposes of this table, shares are considered to be “beneficially” owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to such shares. In addition, a person is deemed to beneficially own shares if that person has the right to acquire such shares within 60 days of February 15, 2014.

	Number of Shares or Units
Name of Beneficial Owner	Total Common Stock Beneficially Owned	Restricted/Deferred Stock Units(1)	Options Exercisable Within 60 Days(2)
Richard L. Armitage	505	22,219	-
Richard H. Auchinleck	6,190	77,885	-
Charles E. Bunch	200	-	-
James E. Copeland, Jr.	21,842	39,675	-
Jody L. Freeman	-	6,245	-
Gay Huey Evans	-	3,224	-
Robert A. Niblock	-	16,054	-
Harald J. Norvik	-	39,596	-
William E. Wade, Jr.(3)	20,764	28,557	-
Ryan M. Lance	36,496	289,615	615,710
Jeffrey W. Sheets	48,048	150,639	320,744
Matthew J. Fox	5,177	127,310	124,630
Alan J. Hirshberg	3,480	142,987	215,304
Donald E. Wallette, Jr.	38,284	81,797	210,876
Director Nominees and Executive Officers as a Group (19 Persons)	213,582	1,172,674	1,958,025
(1)	Includes restricted or deferred stock units that may be voted or sold only upon passage of time.

(2)	Includes beneficial ownership of shares of common stock which may be acquired within 60 days of February 15, 2014, through stock options awarded under compensation plans.

(3)	Includes 367 shares of common stock owned by the Wade Family Trust.

68	ConocoPhillips 2014 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires ConocoPhillips’ directors and executive officers, and persons who own more than 10% of a registered class of ConocoPhillips’ equity securities, to file reports of ownership and changes in ownership of ConocoPhillips common stock with the SEC and the NYSE, and to furnish ConocoPhillips with copies of the forms they file. To ConocoPhillips’ knowledge, based solely upon a review of the copies of such reports furnished to it and written representations of its officers and directors, during the year ended December 31, 2013, all Section 16(a) reports applicable to its officers and directors were filed on a timely basis.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about ConocoPhillips’ common stock that may be issued under all existing equity compensation plans as of December 31, 2013:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2) (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance (#)
Equity compensation plans approved by security holders(1)	33,807,552	(3)	$48.50	35,066,540	(4)
Equity compensation plans not approved by security holders	—		—	—
Total	33,807,552		$48.50	35,066,540
(1)

Includes awards issued from the 2011 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 11, 2011, and from 2009 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 13, 2009, and from the 2004 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 5, 2004. After approval of the 2011 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, no additional awards may be granted under the 2009 or the 2004 Omnibus Stock and Performance Incentive Plans of ConocoPhillips.

(2)

Excludes (a) options to purchase 207,059 shares of ConocoPhillips common stock at a weighted average price of $34.86, (b) 584,672 restricted stock units, and (c) 15,160 shares underlying stock units, payable in common stock on a one-for-one basis, credited to stock unit accounts under our deferred compensation arrangements. These awards, which were excluded from the above table, were issued from the 1998 Stock and Performance Incentive Plan of ConocoPhillips, the 1998 Key Employee Stock Performance Plan of ConocoPhillips, the 2002 Omnibus Securities Plan of Phillips Petroleum Company, the Omnibus Securities Plan of Phillips Petroleum Company, the 1993 Burlington Resources Inc. Stock Incentive Plan, the Burlington Resources Inc. 1997 Employee Stock Incentive Plan, the Burlington Resources Inc. 2002 Stock Incentive Plan, and the Burlington Resources Inc. 2000 Stock Option Plan for Non-Employee Directors. Upon consummation of the merger of Conoco and Phillips, all outstanding options to purchase and restricted stock units payable in common stock of Conoco and Phillips were converted into options to purchase or rights to receive shares of ConocoPhillips common stock. Likewise, upon the acquisition of Burlington Resources, Inc., all outstanding options to purchase and restricted stock units payable in common stock of Burlington Resources, Inc. were converted into options or rights to receive shares of ConocoPhillips common stock. No additional awards may be granted under the aforementioned plans.

(3)

Includes an aggregate of 195,154 restricted stock units issued in payment of annual awards and dividend equivalents which were reinvested with regard to existing awards received annually, and 92,186 restricted stock units issued in payment of dividend equivalents with regard to fees that were deferred in the form of stock units under our deferred compensation arrangements for non-employee members of the Board of Directors of ConocoPhillips, or assumed in connection with the merger for services performed as a non-employee member of the Board of Directors for either Conoco Inc. or Phillips Petroleum Company. Also includes 194,827 restricted stock units issued in payment of dividend equivalents reinvested with respect to certain special awards made to a retired Named Executive Officer. Dividend equivalents were credited under the 2004 Omnibus Stock and Performance Incentive Plan during the time period from May 5, 2004 to May 12, 2009, under the 2009 Plan during the time period from May 13, 2009 to May 10, 2011, and thereafter under the 2011 Omnibus Stock and Performance Incentive Plan. Also includes 250,215 restricted stock units issued in payment of a long-term incentive award for a retired Named Executive Officer and off cycle awards for executives. In addition, 5,048,961 restricted stock units that are eligible for cash dividend equivalents were issued to U.S. and U.K. payrolled employees residing in the United States or the United Kingdom at the time of the grant; 3,480,692 restricted stock units that are not eligible for cash dividend equivalents due to legal restrictions were issued to non-U.S. or non-U.K. payrolled employees and U.S. or U.K. payrolled employees residing in countries other than the United States or United Kingdom at the time of the grant. Both awards vest over a period of five years, the restrictions lapsing in three equal annual installments beginning on the third anniversary of the grant date. Such awards granted on or after January 1, 2012 vest on the third anniversary of the grant date. In addition, 1,859,707 restricted stock units that are not eligible for cash dividend equivalents were issued as retention bonuses; the awards vest over a period of two to three years, the restrictions lapsing in two or three equal annual installments beginning on the first anniversary of the grant dates. Also includes 669,607 restricted stock units issued to executives on February 10, 2006, 574,365 restricted stock units issued to executives on February 8, 2007, 590,936 restricted stock units issued to executives on February 14, 2008, 308,583 restricted stock units issued to executives on February 12, 2009, 172,806 restricted stock units issued to executives on February 12, 2010 and 399,902 restricted stock units issued to executives on February 10, 2011. These restricted stock units have no voting rights, are eligible for cash dividend equivalents, and have restrictions on transferability that last until separation of service from the company. Also includes 963,971 and 1,213,066 restricted stock units issued to executives on February 9, 2012 and April 4, 2012, respectively. These units have no voting rights, are eligible for dividend equivalents, and have restrictions on transferability with a default of five years from the grant date, or if elected, until separation from service. Also includes 132,426 restricted stock units issued to executives on February 5, 2013. These units have no voting rights, are eligible for dividend equivalents, have restrictions on transferability with a default of five years from the grant date, or if elected, until separation of service, and may be settled in cash. Further included are 16,022,191 non-qualified and 85,840 incentive stock options with a term of 10 years and become exercisable in three equal annual installments beginning on the first anniversary of the grant date. Included among these amounts are awards granted to employees who are no longer employed by ConocoPhillips, including those who became employees of Phillips 66 at the spinoff, but who continue to hold awards denominated in ConocoPhillips equity.

(4)

The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, stock awards, stock units, and performance shares. Under the 2011 Omnibus Stock and Performance Incentive Plan, no more than 40,000,000 shares of common stock may be issued for incentive stock options (1,915,347 have been issued with 38,084,653 available for future issuance) and no more than 40,000,000 shares of common stock may be issued with respect to stock awards (32,056,811 have been issued with 7,943,811 available for future issuance). Securities remaining available for future issuance take into account outstanding equity awards made under the 2011 Omnibus Stock and Performance Incentive Plan, the 2009 Omnibus Stock and Performance Incentive Plan, the 2004 Omnibus Stock and Performance Incentive Plan, and prior plans of predecessor companies as set forth in note 2. Refer to pages 70 - 71 of this proxy statement for shares remaining as of February 27, 2014 for future issuance under the above referenced limits.

ConocoPhillips 2014 Proxy Statement	69

APPROVAL OF 2014 OMNIBUS STOCK AND PERFORMANCE

INCENTIVE PLAN OF CONOCOPHILLIPS

What am I voting on?

We are asking you to approve our 2014 Omnibus Stock and Performance Incentive Plan (the “2014 Plan”), as set forth in Appendix B to this proxy statement. The 2014 Plan will only become effective upon approval by stockholders. The 2014 Plan was unanimously approved by our Board on February 19, 2014, and the 2014 Plan will, among other things, allow the issuance of up to 79 million shares of common stock for compensation to our employees and directors (consisting of 37,000,000 new shares and approximately 41,798,146 outstanding shares under the 2011 Omnibus Stock and Performance Incentive Plan (the “2011 Plan”) as of February 27, 2014). The 2014 Plan will replace the 2011 Plan which was previously approved by our stockholders. Outstanding shares under the 2011 Plan, if the 2014 Plan is approved by stockholders, will be used to offset the limit of 79 million shares noted above, so that upon approval, shares will be issued under the 2014 Plan and the 2011 Plan will no longer be used for further awards. There are currently approximately 41,798,146 shares of common stock used for awards under the 2011 Plan. Thus, the 2014 Plan would allow only 37,000,000 shares of common stock for new awards. Additionally, shares currently subject to awards under the 2014 Plan or the 2011 Plan may become available from time to time for awards under the 2014 Plan to the extent that such shares are not actually delivered (whether due to forfeiture, withholding for taxes or any other reason), or to the extent previously issued shares are used to pay the exercise price or cover withholding obligations or are similarly reacquired by the Company.

The 79 million shares available for issuance under the 2014 Plan would represent approximately 6.03 percent of the Company’s outstanding shares as of February 27, 2014. This level of dilution is comparable to that of our peer group of companies and is consistent with the Board’s preference for conservative compensation practices.

Approval of the 2014 Plan by our stockholders will also preserve our ability to fully deduct performance-based awards under the 2014 Plan under section 162(m) of the Internal Revenue Code for a five-year period.

The primary objectives of the 2014 Plan are:

•	To attract and retain the services of employees and directors; and
•	To further our interests and our stockholders’ interests by providing incentives in the form of awards to such persons.

In accordance with these objectives, the 2014 Plan is designed to enable our employees and directors to acquire or increase their ownership of our common stock and other equity derived from common stock, such as options and restricted stock units. The 2014 Plan is designed to compensate employees and directors for the creation of stockholder value. The 2014 Plan is also designed with the intent of placing more of executive compensation at risk and in the longer term. The 2014 Plan provides variable long-term compensation to employees and directors that is consistent with the philosophy adopted by the HRCC as set out in “Compensation Discussion and Analysis – Philosophy and Objectives of Our Executive Compensation Program” beginning on page 41 of this proxy statement. This philosophy is based on the fundamental principles of pay for performance and external competitiveness, and the Board of Directors sees this proposal as a means of further aligning the goals of our employees and directors with those of the stockholders.

While all of our employees and directors would be eligible to participate in the 2014 Plan according to its terms, it is expected that most awards under the 2014 Plan would be made to our key employees, typically senior officers, managers, and technical and professional personnel. As of February 27, 2014, the following options, stock appreciation rights (SARs), restricted stock awards, and restricted stock unit awards (including those under all prior plans, whether reserves have been used or still exist to allow further issuance of awards) were outstanding under the 2011 Plan:

•	Options to purchase approximately 19,658,021 shares of our common stock at a weighted average price of $51.52, of which approximately 13,848,867 shares were subject to vested options;

•	The weighted average remaining term for all options outstanding is 6.40 years;

•	Approximately 60,366 shares of our common stock subject to restricted stock awards; and

•	Approximately 22,079,759 shares outstanding as restricted stock units.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

70	ConocoPhillips 2014 Proxy Statement

What does the Board recommend?

THE BOARD RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF OUR 2014 OMNIBUS STOCK AND PERFORMANCE INCENTIVE PLAN.

Summary of Our 2014 Omnibus Stock and Performance Incentive Plan

The following summary of our 2014 Omnibus Stock and Performance Incentive Plan is qualified by reference to the full text of the 2014 Plan, which is attached as Appendix B to this proxy statement.

Eligibility

Employees eligible for awards under the 2014 Plan are all employees of the Company and its subsidiaries, as well as individuals whom our HRCC expects to become employees within six months of the date of grant, whose performance can have a significant effect on our success, with such awards being subject to the individual actually becoming an employee within such time period and to such other terms and conditions as may be established by the HRCC. The Committee would determine from among the employees of the Company, all of whom are eligible participants, who would be designated as a participant. It is currently the Committee’s expectation to limit eligibility to an executive, management, technical, and professional group, defined by the level of job responsibility. This is consistent with our current practice under the 2011 Plan, under which approximately 5,582 of our employees received awards for the annual compensation program payouts in February 2014 (described in the “Compensation Discussion and Analysis” beginning on page 39). Directors eligible for awards under the 2014 Plan are those who are not our employees.

Authorized Shares and Limits

Subject to stockholder approval, we have reserved a total of approximately 79 million shares of common stock (consisting of approximately 41,798,146 shares of common stock outstanding under the 2011 Plan as of February 27, 2014 and 37,000,000 shares of common stock newly available for issuance under the 2014 Plan) for issuance in connection with the 2014 Plan. If stockholders approve the 2014 Plan, then of the approximately 79 million shares reserved for issuance under the 2014 Plan, the number of shares of common stock available for incentive stock options will be 40 million shares. The number of shares authorized to be issued under the 2014 Plan is subject to adjustment for stock splits, stock dividends, recapitalizations, mergers, or similar corporate events. Upon stockholder approval of the 2014 Plan, the 2011 Plan will no longer be available for use for new awards, although prior awards will continue to be valid.

The 2014 Plan contains limitations with respect to awards that may be made. If stockholders approve the 2014 Plan, the following limitations will apply to any awards made under the 2014 Plan:

•	No participant may be granted, during any calendar year, employee awards consisting of stock options or SARs that are exercisable for or relate to more than 5,000,000 shares of common stock;

•	No participant may be granted, during any calendar year, employee awards consisting of stock awards covering or relating to more than 4,000,000 shares of common stock;

•

No participant may be granted employee awards consisting of cash or in any other form permitted under the 2014 Plan, other than employee awards consisting of stock options or SARs or stock awards, for any calendar year having a value determined on the date of grant in excess of $10,000,000;

•	No participant may be granted, during any calendar year, director awards consisting of stock options or SARs that are exercisable for or relate to more than 60,000 shares of common stock; and

•	No participant may be granted, during any calendar year, director awards consisting of stock awards covering or relating to more than 15,000 shares of common stock.

Potential Dilution

Our potential dilution, or “overhang,” from outstanding awards and shares available for future awards under the 2014 Plan is approximately 6.03 percent. This percentage is calculated on a fully-diluted basis, by dividing the total shares underlying outstanding stock-based awards (41,798,146) plus the shares available for future awards under the 2014 Plan (37,000,000) (together, the numerator) by the total shares of Company common stock outstanding as of February 27, 2014 (1,227,441,288) plus the number of shares in the numerator.

The maximum number of shares that may be issued under the 2014 Plan represents approximately 6.03 percent of the total number of shares of ConocoPhillips common stock outstanding on February 27, 2014, excluding treasury shares.

As shown in the table and notes on page 69 of this proxy statement, at year-end 2013, approximately 35,066,540 shares remained issuable under the 2011 Plan. After awards granted through February 27, 2014, approximately 26,268,146 shares remain available for potential grants under the 2011 Plan (however, if the 2014 Plan is approved, no further shares will be issued under the 2011 Plan and this availability will have no effect on the limits set under the 2014 Plan). Other applicable limits under the prior plans through February 27, 2014 are approximately 2,686,688 full value shares and 38,084,653 incentive stock options. The closing price per share of our common stock on February 27, 2014 as reported by the NYSE corporate transaction system was $66.25. Upon approval, 37,000,000 new shares will be available for issuance under the 2014 Plan.

ConocoPhillips 2014 Proxy Statement	71

Award Terms

The HRCC determines the types of employee awards made under the 2014 Plan and designates the senior officers who are to be the recipients of such awards. The HRCC has delegated authority to designate other recipients of awards under the 2011 Plan to the CEO (acting as a special equity awards committee) and expects to continue that practice under the 2014 Plan. The Board of Directors determines the types of director awards made under the 2014 Plan. We refer to the Board of Directors or the committee authorized to grant awards under the 2014 Plan (or the 2011 Plan) as the “Granting Committee.”

Awards are subject to the terms, conditions, and limitations as determined by the Granting Committee. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under the 2014 Plan or any of our other employee plans or our subsidiaries’ employee plans. An award may provide for the grant or issuance of additional, replacement, or alternative awards upon the occurrence of specified events, including the exercise of the original award. At the discretion of the Granting Committee, a recipient of an award may be offered an election to substitute an award for another award or awards of the same or different type. All or part of an award may be subject to conditions established by the Granting Committee, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates, and other comparable measurements of performance. Upon the termination of service by a recipient, any unexercised, deferred, unvested, or unpaid awards will be treated as set forth in the applicable award agreement.

A stock option granted under the 2014 Plan may consist of either an incentive stock option that complies with the requirements of section 422 of the Internal Revenue Code or a nonqualified stock option that does not comply with those requirements. Incentive stock options and nonqualified stock options must have an exercise price per share that is not less than the fair market value of the common stock on the date of grant and, subject to certain adjustment provisions of the 2014 Plan that apply only on specified corporate events, the exercise price of an option granted under the 2014 Plan may not be decreased. Subject to limitations, the terms, conditions, and limitations applicable to any stock options, including the term of any stock options and the date or dates upon which they become exercisable, will be determined by the Granting Committee.

A SAR may be granted under the 2014 Plan to the holder of a stock option with respect to all or a portion of the shares of common stock subject to the stock option or may be granted separately. The terms, conditions, and limitations applicable to any SARs, including the term of any SARs and the date or dates upon which they become exercisable, will be determined by the Granting Committee.

Stock awards consist of restricted and non-restricted grants of common stock or units denominated in common stock. The terms, conditions, and limitations applicable to any stock awards will be determined by the Granting Committee. Without limiting the foregoing, rights to dividends or dividend equivalents may be extended to and made part of any stock award at the discretion of the Granting Committee. The Granting Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and dividend equivalents for stock awards. Subject to earlier vesting upon death, disability, layoff, retirement, or change in control, stock awards that are performance-based will vest over a minimum period of one year, and stock awards that are not performance-based will vest over a minimum period of three years (unless granted in lieu of salary or bonus).

Cash awards consist of grants denominated in cash. The terms, conditions, and limitations applicable to any cash awards will be determined by the Granting Committee.

Performance awards consist of grants made subject to the attainment of one or more performance goals and may be intended to meet the requirements of qualified performance-based compensation under section 162(m) of the Internal Revenue Code. Such a performance award will be paid, vested, or otherwise deliverable solely upon the attainment of one or more pre-established, objective performance goals established by the HRCC.

A performance goal may be based upon one or more business criteria that apply to the employee, one or more business units of the Company, or the Company as a whole, and may include any of the following: increased revenue; net income measures; stock price measures; market share; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization; economic value added; cash flow measures; return measures, operating measures; expense measures; margins; stockholder value; total stockholder return; reserve addition; proceeds from dispositions; production volumes; refinery runs; reserve replacement ratio; refinery utilizations; total market value; and corporate values measures. Historically, performance goals have included measures such as relative total shareholder return, adjusted return on capital employed (relative and absolute), cash contribution per barrel, income per barrel, health, safety and environmental performance and implementation of the Company’s strategic plan. The performance criteria for 2013 and past periods are discussed in more detail under “Process for Determining Executive Compensation—Performance Criteria” beginning on page 47.

Prior to the payment of any compensation based on the achievement of such performance goals, the HRCC must certify in writing that the applicable performance goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing, the terms, conditions, and limitations applicable to any performance awards will be determined by the Granting Committee.

Unless otherwise provided in an award agreement, in the event of a change in control of the Company, followed by the termination of employment of the participant other than for cause (usually referred to as a “double trigger” event), awards held by a participant that were not previously vested or exercisable become fully vested and exercisable and generally remain exercisable for the remainder of their term if the participant is still in the service of the Company at the time of the change in control, provided that the award is adopted by or a substitute award made by the acquirer.

The 2014 Plan is not qualified under section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Awards Granted

The allocation of awards in 2014 under the 2014 Plan for participants other than nonemployee directors is not currently determinable since allocation is dependent on future decisions of the Granting Committee, subject to applicable provisions of the 2014 Plan. On January 15, 2014, each nonemployee director received an annual grant of restricted stock units covering 3,224 shares of our common stock with a value on the grant date of

$68.225 (an average of the $68.70 high and $67.81 low prices on the grant date). For information about options and other awards granted under the 2011 Plan in 2013 to our CEO and our other Named Executive Officers at the end of 2013, see the Grants of Plan-Based Awards Table on page 57. Awards made prior to the approval of the 2014 Plan by stockholders have been, and will continue to be, made under the 2011 Plan.

72	ConocoPhillips 2014 Proxy Statement

Administration of the 2014 Plan

The HRCC will administer the 2014 Plan with respect to employee awards, as it has done under the 2011 Plan. The HRCC has full and exclusive power to administer the 2014 Plan and take all actions specifically contemplated by the 2014 Plan or necessary or appropriate in connection with its administration. The HRCC has the full and exclusive power to interpret the 2014 Plan and to adopt such rules, regulations, and guidelines for carrying out the 2014 Plan as the HRCC may deem necessary or proper in keeping with its objectives. The HRCC may delegate its duties under the 2014 Plan to our CEO and other senior officers. The Committee also may engage or authorize the engagement of third-party administrators to carry out administrative functions under the 2014 Plan. The HRCC may also correct any defect or supply any omission or reconcile any inconsistency in the 2014 Plan or in any award granted under the 2014 Plan. Any decision of the HRCC in the interpretation and administration of the 2014 Plan shall be within its sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned. With respect to director awards, the Board of Directors shall have the same powers, duties, and authority as the HRCC has with respect to employee awards.

Term

No award may be made under the 2014 Plan following the 10th anniversary of the date stockholders approve the 2014 Plan.

Amendment of the 2014 Plan

The Board of Directors may amend, modify, suspend, or terminate the 2014 Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any participant under any award previously granted to such participant shall be made without the consent of the participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the applicable requirements of the securities exchange on which the Company’s common stock is listed. Furthermore, without the prior approval of the Company’s stockholders, options issued under the 2014 Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted option (except for adjustment for stock splits, stock dividends, recapitalizations, mergers, or similar corporate events).

Federal Income Tax Consequences of the 2014 Plan

The following is a discussion of material U.S. federal income tax consequences to participants in the 2014 Plan. This discussion is based on statutory provisions, Treasury regulations thereunder, judicial decisions, and rulings of the Internal Revenue Service in effect on the date of this proxy statement. This discussion does not purport to be complete, and does not cover, among other things, state, local or foreign tax treatment of participation in the 2014 Plan. Furthermore, differences in participants’ financial situations may cause federal, state, local and foreign tax consequences of participation in the 2014 Plan to vary.

Participants will not realize taxable income upon the grant of a nonqualified stock option or SAR. Upon the exercise of a nonqualified stock option or SAR, the employee or nonemployee director will recognize ordinary income, subject, in the case of employees, to tax withholding by the Company, in an amount equal to the excess of the amount of cash and the fair market value on the date of exercise of the common stock received over the exercise price, if any, paid therefor. The employee or nonemployee director will generally have a tax basis in any shares of common stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a nonqualified stock option, that equals the fair market value of such shares on the date of exercise. Generally, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Employees will not have taxable income upon the grant of an incentive stock option. Upon the exercise of an incentive stock option, the employee will not have taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option over the exercise price will increase the alternative minimum taxable income of the employee, which may cause such employee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of stock received upon exercise of an incentive stock option that has been held for the requisite holding period (generally one year from the date of exercise and two years from the date of grant), the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the stock. However, if an employee disposes of stock that has not been held for the requisite holding period, the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the stock at the time of exercise of the incentive stock option, or, if less, the amount realized in the case of an arm’s-length disqualifying disposition to an unrelated party, exceeds the exercise price paid by the employee for such stock. The employee would also recognize capital gain, or, depending on the holding period, additional ordinary income, to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the stock on the exercise date. If the exercise price paid for the stock exceeds the amount realized in the disqualifying disposition, in the case of an arm’s-length disposition to an unrelated party, such excess would ordinarily constitute a capital loss.

We are generally not entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless the employee makes a disqualifying disposition of the stock. If an employee makes such a disqualifying disposition, we will generally be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee under the rules described in the preceding paragraph.

An employee will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or performance award or, if earlier, at the time such cash is otherwise made available for the employee to draw upon it. An employee will not have taxable income upon the grant of a stock award in the form of units denominated in common stock but rather will generally recognize ordinary compensation income at the time the employee receives common stock or cash in satisfaction of such stock unit award in an amount

ConocoPhillips 2014 Proxy Statement	73

equal to the fair market value of the common stock or cash received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a stock award or performance award in an amount equal to the fair market value of the common stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the common stock when such stock is received.

An employee will be subject to tax withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income under the rules described above with respect to common stock or cash received pursuant to a cash award, performance award, stock award, or stock unit award. Dividends that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. A participant’s tax basis in the common stock received will equal the amount recognized by the employee as compensation income under the rules described in the preceding paragraph, and the employee’s holding period in such shares will commence on the date income is so recognized.

Generally, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules. Section 162(m) of the Internal Revenue Code provides that certain compensation received in any year by a “covered employee” in excess of $1,000,000 is non-deductible by the Company for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The 2014 Plan permits the HRCC to structure grants and awards made under the 2014 Plan to “covered employees” as performance-based compensation that is exempt from the limitations of section 162(m). However, the HRCC may award compensation that is or may become non-deductible, and expects to consider whether it believes such grants are in the best interest of the Company, balancing tax efficiency with long-term strategic objectives.

74	ConocoPhillips 2014 Proxy Statement

STOCKHOLDER PROPOSAL:

REPORT ON LOBBYING EXPENDITURES

What is the Proposal?

ConocoPhillips Lobbying Disclosure

WHEREAS, we have strong interest in full disclosure of our company’s lobbying activities and expenditures to assess whether our company’s lobbying is consistent with its expressed goals and in the best interests of shareholders and long term value.

RESOLVED, the shareholders of ConocoPhillips request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by ConocoPhillips used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which ConocoPhillips is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees of the Board and posted on the company’s website.

Supporting Statement

As shareholders, we encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation both directly and indirectly.

This resolution received 26% voting support in 2011.

We appreciate the update on the company website on both political spending and lobbying including expanded management oversight. But the website disclosure is incomplete since it does not disclose lobbying priorities nor contributions to trade associations used for lobbying.

ConocoPhillips has been on the Board of the United States Chamber of Commerce which is noted as “by far the most muscular business lobby group in Washington” (“Chamber of Secrets,” Economist, April 21, 2012). Since 1998 the Chamber has spent approximately $1 billion on lobbying. Yet ConocoPhillips does not disclose its Chamber payments nor the portions used for lobbying.

This is an integrity problem for ConocoPhillips since the Chamber actively opposes many environmental regulations and sued the EPA when it moved to regulate certain greenhouse gas emissions.

ConocoPhillips spent approximately $45 million in 2010, 2011 and 2012 on direct federal lobbying activities, according to disclosure reports (Senate Records). These figures may not include grassroots lobbying to directly influence legislation by mobilizing public support or opposition nor lobbying expenditures in states that do not require disclosure.

Since ConocoPhillips is now a new company and its lobbying activities and expenditures may have changed, it is an opportune time to set the record straight and disclose company priorities and expenditures going forward. Disclosure is in investor’s best interest.

ConocoPhillips 2014 Proxy Statement	75

What does the Board recommend?

The Board Recommends You Vote “Against” This Proposal For The Following Reasons:

ConocoPhillips complies with all disclosure requirements pertaining to lobbying and political contributions under federal, state and local laws and regulations. We continually provide our stockholders with useful information about our political activities. For example, a description of the Company’s Political Policies, Procedures and Giving, which includes our policies on lobbying and grassroots related activities, is posted on our website at www.conocophillips.com, along with itemized political contributions to candidates and to other political entities, which are updated every six months.

The Board believes it has a responsibility to stockholders and employees to be engaged in the political process, in order to protect and promote their shared interests. The Board believes that such engagement further upholds ConocoPhillips’ support of political free speech by individuals, companies and organizations, including trade associations, who hold positions with which we agree or may sometimes disagree. The Board believes it is in the best interest of stockholders to support the legislative process by making prudent corporate political contributions to political organizations when such contributions are consistent with business objectives and are permitted by federal, state and local laws. The Board also believes in making the Company’s political contributions transparent to interested parties, as evidenced by our regular disclosures of this information on the ConocoPhillips website. And according to one organization which rates corporate political transparency, the Wharton, Zicklin Center’s 2013 Index of Corporate Political Accountability and Disclosure, ConocoPhillips’ political spending policies and procedures rank 9th among the top 200 companies in the S&P 500 index.

The Company further complies with the federal reporting of lobbying activities, which are filed quarterly with the Office of the Clerk, and viewable on the website of the U.S. House of Representatives at http://lobbyingdisclosure.house.gov/ and the U.S. Senate website at http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm. All state lobbying disclosure requirements – which vary by jurisdiction – are met, with some states publishing those reports on their respective websites.

Our candidate contributions also are reported regularly to, and overseen by, Company senior management and the Public Policy Committee of the Board.

Audits are conducted on a biennial basis for our corporate political contributions, and annually for the Spirit political action committee receipts and disbursements.

With respect to trade association contributions, the Company’s primary purpose in joining groups such as the National Association of Manufacturers, the U.S. Chamber of Commerce, and the American Petroleum Institute is not for political purposes, nor does the Company agree with all positions taken by trade and industry associations on issues. In fact, ConocoPhillips publicly acknowledges that we do take contrary positions from time to time. The greater benefits we receive from trade and industry association memberships are the general business, technical and industry standard-setting expertise that these organizations provide. A list of the organizations to which ConocoPhillips has contributed $50,000 or more in dues annually is available on our public website. Furthermore, as with prior reporting periods, ConocoPhillips again stipulated that none of our trade association dues be applied to independent expenditures focused on the election or defeat of any federal candidates for the period May 1, 2012 – December 31, 2013.

ConocoPhillips has adopted and published our Political Policies, Procedures and Giving information on our website regarding political contributions to candidates and other political entities, as well as lobbying and grassroots activities. The Company also complies with all laws regarding lobbying and political giving disclosure, including publicly available reports filed with the U.S. House of Representatives, the U.S. Senate, the Federal Election Commission, and the ethics/campaign finance agencies operated by the states where we lobby and/or make corporate contributions to candidates. Several components of the special report requested within this proposal are already provided in our public disclosures, including payments for direct lobbying and our policies, procedures, management oversight and decision making related to lobbying activities. With regard to indirect lobbying through trade or industry associations, we provide a detailed discussion of our objectives for engagement with such organizations, as well as a list of those to which we have contributed $50,000 or more in dues annually, The Board is confident that the Company’s political activities are aligned with its long-term interests and does not believe that a special report beyond our current voluntary and mandatory disclosures is either necessary or an efficient use of Company resources. Therefore, the adoption of this resolution is unnecessary and the Board recommends you vote AGAINST this proposal.

76	ConocoPhillips 2014 Proxy Statement

STOCKHOLDER PROPOSAL:

GREENHOUSE GAS REDUCTION TARGETS

What is the Proposal?

2014 Resolution to ConocoPhillips on Greenhouse Gas Reduction Goals

WHEREAS: The Intergovernmental Panel on Climate Change (IPCC), the world’s leading scientific authority on climate change, in its 2013 report confirms warming of the climate is unequivocal and human influence is the dominant cause. Recent extreme weather events have caused significant loss of life and billions of dollars of damage. Many investors are deeply concerned about existing and future effects of climate change on society and business.

The International Energy Agency warned in its 2007 World Energy Outlook that “urgent action is needed if greenhouse gas concentrations are to be stabilized at a level that would prevent dangerous interference with the climate system.

In May 2011, a National Academy of Sciences report warned that the risk of dangerous climate change impacts with every ton of greenhouse gases emitted, and reiterated the pressing need for substantial action to limit the magnitude of climate change and prepare to adapt to its impacts. The report also emphasized that, “the sooner that serious efforts to reduce greenhouse gas emissions proceed, the lower the risks posed by climate change, and the less pressure there will be to make larger, more rapid, and potentially more expensive reductions later.”

ConocoPhillips reported total greenhouse gas emissions of 25.8 million metric tons in 2012. This is a reduction of 3 percent over 2011, largely due to curtailed flaring. Adjusting for a lower production level showed a one percent increase per unit.

The company states that each of its business units are required to develop climate change action plans that include specific goals related to greenhouse gas management in their plans. However, there is no requirement to have a quantitative goal for reducing GHG emissions. There is no disclosure of which units have reduction goals and which do not, or which units met their goals and which did not.

RESOLVED: shareholders request that the Board of Directors adopt quantitative goals, based on current technologies, for reducing total greenhouse gas emissions from the Company’s operations; and that the Company report (omitting proprietary information and prepared at reasonable cost) to shareholders by September 30, 2014, on its plan to achieve these goals.

Supporting Statement

For several years, ConocoPhillips has acknowledged the importance of addressing global climate change, and the need to develop greenhouse gas targets for its operations, a process the company says is underway. However, no targets for reductions have been established after all this time, and there appears to be no timeline for setting one. We believe setting targets is an important step in the development of a comprehensive long term strategy to significantly reduce greenhouse gas emissions from operations and products.

As the downstream operations were spun off on April 30, 2012, quantitative goals are even more important given the trend since 2008 of rising emissions per unit of production from the upstream operations that now constitute ConocoPhillips.

Your support by voting “Yes” will signal to our company that we should move forward.

ConocoPhillips 2014 Proxy Statement	77

What does the Board recommend?

The Board Recommends You Vote “Against” This Proposal For The Following Reasons:

Approximately 90% of ConocoPhillips facilities are covered by greenhouse gas-related reporting and/or permitting requirements, and 40% of the Company’s facilities operate in countries with specific greenhouse gas (GHG) emission reduction targets, including emission control legislation or regulation in Australia, Canada, Europe and the United States. For example, the Specified Gas Emitters Regulation (SGER) in Alberta, Canada requires large facilities to reduce facility emissions intensity by 12% after eight years of commercial operation. ConocoPhillips is on track to meet the emission reduction targets before the compliance deadline.

ConocoPhillips continues to demonstrate its commitment to addressing climate change by taking action to reduce its GHG emissions, through implementing GHG emissions reduction plans at the operational level, complying with existing regulatory GHG targets, investing in lower-carbon energy and through active participation in efforts to develop sound government policy for GHG regulation.

In support of our commitment, the Company implements a corporate-wide Climate Change Action Plan that requires business units and major assets to develop and maintain climate change management plans. Each plan includes GHG emission measurements and forecasts identification of key risks and opportunities, and business appropriate goals and metrics. The 2014-2018 plan update is underway. The Company will continue to report progress on its plans, emissions data, emission reduction results, investments, and policy engagement as part of its regular updates to the Sustainable Development Report, found on the ConocoPhillips website. The report is updated annually with consideration of feedback from stakeholders.

The Company also reports progress through organizations such as CDP (formerly the Carbon Disclosure Project), which assesses companies on both their actions and disclosure related to GHG emissions and climate change related activities. ConocoPhillips was placed in performance band ‘B’ with a disclosure score of 83 out of 100 for its 2013 CDP response, reflecting positive performance and disclosure. In its response, ConocoPhillips discusses its approach to GHG emissions reduction targets. ConocoPhillips drives GHG emission reductions through its Climate Change Action Plan rather than an overall voluntary corporate emissions target.

In 2012, as reported in our Sustainable Development Report and our submission to CDP, ConocoPhillips Upstream businesses completed numerous projects to improve energy efficiency, prevent methane loss, and reduce GHG emissions including the following:

•	Use of closed loop gas handling systems for some well completion and service;

•	Plunger lift optimization and controller upgrades;

•	Compressor and gas plant optimization;

•	Pneumatic controller replacements;

•	Small-scale solar for remote power; and

•	Flare reductions.

These projects are estimated to have reduced or avoided 1 million tonnes of CO2e emissions from ConocoPhillips-operated assets. This is equivalent to 4% fewer emissions from the post-split scope of the company’s operations. 2013 emissions and emission reduction projects will be included in the 2014 update to the Sustainable Development Report Performance Metrics.

As noted in our Sustainable Development Report, ConocoPhillips is among the leading U.S. producers of cleaner burning, lower-carbon natural gas. Worldwide, the Company produced about 4.2 billion cubic feet of natural gas per day in 2012. To put this production volume in perspective, if all the natural gas ConocoPhillips produced in 2012 had been used to replace coal for electricity generation GHG emissions would have been reduced by over 80 million metric tons (which is over three times more greenhouse gas than emitted by all ConocoPhillips operations).

Beyond the Company’s natural gas business, we continue to look externally for new business opportunities in lower carbon energy and technologies with the potential to provide future growth prospects for ConocoPhillips. The Company’s Technology Ventures group consists of investment and technical professionals seeking opportunities to accelerate the commercialization of externally developed energy-related technologies with the potential to improve the performance of ConocoPhillips core assets and provide future energy supplies.

ConocoPhillips recognizes that there are questions about GHG emissions from oil sands production. Industry has successfully reduced the GHG intensity per barrel of oil sands crude produced by 39 percent since 1990. The Company continues to investigate technologies focused on running its oil sands facilities more efficiently, with less energy and fewer GHG emissions. We are also designing plans for improved heat integration and testing enhanced oil production technologies both aimed at maximizing fuel efficiency while reducing air emissions associated with steam generation. If successful, such technologies have the potential to reduce the Company’s GHG emissions from oil sands production by as much as 15-35%.

Because of these on-going Company efforts and the emergence of GHG regulations in key countries of operation, and especially in light of the improvements driven by historical performance management practices, the Board does not believe it is in the best interests of the Company, and it would not be an efficient use of Company resources, to address the question of target setting outside of the comprehensive Action Plan approach. Furthermore, since the company reports progress on its plans, emissions data, emission reduction results, investments, and policy engagement as part of its regular updates to the Sustainable Development Report and our annual submissions to CDP, a separate report, issued by September 30, 2014, regarding its plans to achieve such goals would not add value to the Company’s efforts in this area. Therefore, the Board recommends you vote AGAINST this proposal.

78	ConocoPhillips 2014 Proxy Statement

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for the 2015 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal at our principal executive offices by November 28, 2014. Any such proposal should comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

Under our By-Laws, and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these procedures, stockholders must submit the proposed nominee or item of business by delivering a notice to the Corporate Secretary at the following address: Corporate Secretary, ConocoPhillips, P.O. Box 4783, Houston, TX 77210-4783. We must receive notice as follows:

•

We must receive notice of a stockholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Assuming that our 2014 Annual Meeting is held on schedule, we must receive notice pertaining to the 2015 Annual Meeting no earlier than January 12, 2015 and no later than February 11, 2015.

•

However, if we hold the annual meeting on a date that is not within 30 days before or after such anniversary date, and if our first public announcement of the date of such annual meeting is less than 100 days prior to the date of such meeting, we must receive the notice no later than 10 days after the public announcement of such meeting.

•

If we hold a special meeting to elect directors, we must receive a stockholder’s notice of intention to introduce a nomination no later than 10 days after the earlier of the date we first provide notice of the meeting to stockholders or announce it publicly.

As required by Article II of our By-Laws, a notice of a proposed nomination must include information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business and certain other information about the stockholder. You can obtain a copy of ConocoPhillips’ By-Laws by writing the Corporate Secretary at the address above, or via the Internet at www.conocophillips.com under our “Governance” caption.

AVAILABLE INFORMATION

SEC rules require us to provide an annual report to stockholders who receive this proxy statement. Additional printed copies of the annual report, as well as our Corporate Governance Guidelines, Code of Business Ethics and Conduct, charters for each of our Board committees and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to ConocoPhillips Shareholder Relations Department, P.O. Box 2197, Houston, Texas 77079-2197 or via the Internet at www.conocophillips.com. We will furnish the exhibits to our Annual Report on Form 10-K upon payment of our copying and mailing expenses.

ConocoPhillips 2014 Proxy Statement	79

APPENDIX A

NON-GAAP Reconciliations

$ Millions, Except as Indicated
Adjusted Earnings		2013
Net Income Attributable to ConocoPhillips		$9,156
Adjustments:
Impairments		269
Net gain on asset sales		(1,075)
Tax loss carry forward utilization		(1)
FCCL IFRS depreciation adjustment		(33)
Pension settlement expense		41
Pending claims and settlements		(118)
Discontinued operations - Other[1]		(1,178)
Adjusted earnings		7,061
Earnings per share of common stock (dollars)		$7.38
Adjusted earnings per share of common stock (dollars)		$5.70

Price Normalized Cash Margin for Operating Segments[2]	2013	2012
Net Income Attributable to ConocoPhillips	$9,156	8,428
Adjustment to exclude special items	(2,095)	(1,694)
Exclude adjusted earnings for Corporate and Other	781	813
Adjusted Earnings - Operating Segments	$7,842	7,547
Depreciation, depletion & amortization	7,338	6,494
Impairments[3]	27	(23)
Dry holes and leasehold impairment[3]	443	310
Cash Margin - Operating Segments	$15,650	14,328
Price adjustment (using published sensitivities)	(305)	-
Price Normalized Cash Margin - Operating Segments	$15,345	14,328
Production from continuing operations (MBOED)	1,502	1,527
Cash Margin ($ per BOE)	$27.99	25.64

2013 Ending Cash and Short-Term Investments		2013
Cash and cash equivalents		$6,246
Short-term investments		272
2013 Ending Cash and Short-Term Investments		$6,518
1	Includes Kashagan, Algeria and Nigeria.

2

The price normalized cash margin represents cash margin adjusted for the impact of changes in commodity prices using full-year 2012 as the base price. This measure relies on certain assumptions regarding the impact of commodity price changes on earnings. The estimated annualized earnings sensitivities are based on the sensitivities published at our 2013 Analyst Meeting (see below).

3	Impairments, dry holes and leasehold impairment represent items that were not included as special items.

Annualized Net Income Sensitivities

•	Crude

•	Brent/Alaska North Slope: $75-85 MM change for $1/BBL change

•	West Texas Intermediate: $30-40 MM change for $1/BBL change

•	Western Canada Select: $20-25 MM change for $1/BBL change

•	North American NGL

•	Representative blend: $10-15 MM change for $1/BBL change

•	Natural Gas

•	Henry Hub: $115-125 MM change for $0.25/MCF change

•	International gas: $10-15 MM change for $0.25/MCF change

80	ConocoPhillips 2014 Proxy Statement

APPENDIX B

2014 OMNIBUS STOCK AND PERFORMANCE INCENTIVE PLAN OF CONOCOPHILLIPS

(As Established Effective May 13, 2014)

RECITALS

ConocoPhillips, a Delaware Corporation (the “Company”), has established and maintained the 2011 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, effective May 11, 2011 (together with other stock incentive plans established and maintained by ConocoPhillips or its subsidiaries or predecessors under which compensatory awards are outstanding or under which shares have been reserved but not yet used, such plans being set forth in the definition in Section 3 as the “Prior Plans”).

Effective May 13, 2014, upon shareholder approval, ConocoPhillips hereby establishes the 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips (the “Plan”). As of the effective date of the Plan, (i) any shares of common stock, par value $.01 per share, of ConocoPhillips (“Common Stock”) available for future awards under the Prior Plans and (ii) any shares of Common Stock represented by awards granted under the Prior Plans that are forfeited, expire, or are canceled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company shall be available for Awards under the Plan and no new awards shall be granted under the Prior Plans.

1.

Plan. The Plan is adopted by the Company to reward certain employees and nonemployee directors of the Company and its Subsidiaries (as defined below) by providing for certain cash benefits and by enabling them to acquire shares of Common Stock.

2.

Objectives. The purpose of the Plan is to further the interests of the Company, its Subsidiaries, and its shareholders by providing incentives in the form of Awards (as defined below) to employees and nonemployee directors who can contribute materially to the success and profitability of the Company and its Subsidiaries. Such Awards will recognize and reward outstanding performances and individual contributions and give participants in the Plan an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such participants in the Company’s continued success and progress. This Plan will also enable the Company and its Subsidiaries to attract and retain such employees and directors.

3.	Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

“Award” means an Employee Award or a Director Award.

“Award Agreement” means one or more Employee Award Agreements or Director Award Agreements.

“Board” means the Board of Directors of the Company.

“Cash Award” means an award denominated in cash.

“Change of Control” is defined in Attachment A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee or any committee designated pursuant to Section 7.

“Compensation Committee” means the Human Resources and Compensation Committee of the Board or any successor committee of the Board that is designated by the Board to administer certain portions of the Plan.

“Director” means an individual serving as a member of the Board.

“Director Award” means the grant of any Nonqualified Stock Option, SAR, Stock Award, Cash Award, or Performance Award, whether granted singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as may be established in order to fulfill the objectives of the Plan.

“Director Award Agreement” means one or more agreements between the Company and a Nonemployee Director setting forth the terms, conditions, and limitations applicable to a Director Award.

“Dividend Equivalents” means, with respect to Restricted Stock Units or shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.

“Employee” means an employee of the Company or any of its Subsidiaries or an individual who has agreed to become an employee of the Company or any of its Subsidiaries and is expected to become such an employee within the following six months.

“Employee Award” means the grant of any Option, SAR, Stock Award, Cash Award, or Performance Award, whether granted singly, in combination, or in tandem, to an Employee pursuant to such applicable terms, conditions, and limitations (including treatment as a Performance Award) as may be established in order to fulfill the objectives of the Plan.

“Employee Award Agreement” means one or more agreements between the Company and an Employee setting forth the terms, conditions, and limitations applicable to an Employee Award.

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“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) (A) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of the Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the relevant time (as determined under procedures established by the Committee), (B) if the Common Stock is not so listed but is publicly traded, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Pink OTC Markets Inc., or (C) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose in accordance with the requirements of section 409A of the Code, or (ii) if applicable and taking into account the requirements of section 409A of the Code, the price per share as determined in accordance with the terms, conditions, and limitations set forth in an Award Agreement, or (iii) if applicable and taking into account the requirements of section 409A of the Code, the price per share as determined in accordance with the procedures of a third party administrator retained by the Company to administer the Plan and as approved by the Committee.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted award is the Grant Date of the original award.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in section 422 of the Code.

“Nonemployee Director” means an individual serving as a member of the Board who is not an Employee.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which right may be an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” means an Employee or a Director to whom an Award has been granted under this Plan.

“Performance Award” means an award made pursuant to this Plan that is subject to the attainment of one or more Performance Goals.

“Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Prior Plans” means the following plans:

1.	1986 Stock Plan of Phillips Petroleum Company
2.	1990 Stock Plan of Phillips Petroleum Company
3.	Annual Incentive Compensation Plan of Phillips Petroleum Company
4.	Incentive Compensation Plan of Phillips Petroleum Company
5.	Omnibus Securities Plan of Phillips Petroleum Company
6.	Phillips Petroleum Company Stock Plan for Non-Employee Directors
7.	2002 Omnibus Securities Plan of Phillips Petroleum Company
8.	Burlington Resources Inc. 1993 Stock Incentive Plan
9.	Burlington Resources Inc. 1997 Stock Incentive Plan
10.	Burlington Resources Inc. 2000 Stock Option Plan for Non-Employee Directors
11.	Burlington Resources Inc. 2002 Stock Incentive Plan
12.	1998 Stock and Performance Incentive Plan of ConocoPhillips
13.	1998 Key Employee Stock Performance Plan of ConocoPhillips
14.	2004 Omnibus Stock and Performance Incentive Plan of ConocoPhillips
15.	2009 Omnibus Stock and Performance Incentive Plan of ConocoPhillips
16.	2011 Omnibus Stock and Performance Incentive Plan of ConocoPhillips

“Qualified Performance Award” means a Performance Award intended to qualify as qualified performance-based compensation under section 162(m) of the Code, as provided in Section 8(a)(v)(B).

“Restricted Stock” means any shares of Common Stock that are restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a Stock Unit that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock or Restricted Stock Units and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

“Stock Award” means an Award in the form of shares of Common Stock or Stock Units, including an award of Restricted Stock or Restricted Stock Units.

“Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value (as determined by the Committee).

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted

82	ConocoPhillips 2014 Proxy Statement

to a vote of the shareholders of such corporation, (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital, or profits interests (whether in the form of partnership interests, membership interests or otherwise), and (iii) any other corporation, partnership or other entity that is a “subsidiary” of the Company within the meaning of Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

“Ten Percent Shareholder” means a person owning shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company, any subsidiary corporation (within the meaning of section 424(f) of the Code), or parent corporation (within the meaning of section 424(e) of the Code).

4.	Eligibility.

a.	Employees. All Employees are eligible for the grant of Employee Awards under this Plan in the discretion of the Committee.

b.	Directors. Nonemployee Directors are eligible for the grant of Director Awards under this Plan.

5.

Common Stock Available for Awards. Subject to the provisions of Section 17 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under this Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding under this Plan or any Prior Plan (after giving effect to the grant of the Award in question) to exceed 79,000,000. No more than 40,000,000 shares of Common Stock shall be available for Incentive Stock Options. All such share limits in this Section 5 are inclusive of any Awards under Prior Plans which remain outstanding at the date the Plan becomes effective.

The number of shares of Common Stock that are the subject of Awards under this Plan or the Prior Plans that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock, or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. If the Grant Price or other purchase price of any Option or other Award granted under the Plan or the Prior Plans is satisfied by tendering shares of Common Stock to the Company or by forfeiture or cancellation of a portion of the Option or other Award, or if the tax withholding obligation resulting from the settlement of any such Option or other Award is satisfied by tendering or withholding shares of Common Stock or by forfeiture or cancellation of a portion of the Option or other Award, only the number of shares of Common Stock issued net of the shares of Common Stock tendered, withheld, forfeited, or cancelled shall be deemed delivered for purposes of determining usage of shares against the maximum number of shares of Common Stock available for delivery under the Plan or any sublimit set forth above. Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made (a) upon the assumption, substitution, conversion, or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the New York Stock Exchange (or, if Common Stock is not principally traded on the New York Stock Exchange at such time, the securities exchange on which Common Stock is principally traded, if any) for equity compensation plans applies. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges, and transaction reporting systems, to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6.	Administration.

a.	This Plan shall be administered by the Committee, except as otherwise provided herein.

b.

Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to interpret and administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations, and guidelines for carrying out this Plan as it may deem necessary or proper. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned.

c.

No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee, or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

d.

Subject to Section 8(a)(v)(B), the Board shall have the same powers, duties, and authority to administer the Plan with respect to Director Awards as the Committee retains with respect to Employee Awards.

e.

No Option or Stock Appreciation Right may be repriced, replaced, or regranted through cancellation or modified without shareholder approval (except as contemplated in Section 17 of this Plan), if the effect would be to reduce the exercise price for the shares underlying such Option or Stock Appreciation Right.

7.

Delegation of Authority. Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Board or the Committee may authorize a committee of one or more members of the Board, or one or more officers of the Company, to grant individual Employee Awards from such pool pursuant to such conditions or limitations as the Board or the Committee may establish consistent with section 157(c) of the Delaware General Corporation Law, if applicable. The Committee may delegate to the Chief Executive Officer and to other employees of the Company its administrative duties under this Plan (excluding its granting authority) pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

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8.	Employee Awards.

a.

The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award may, in the discretion of the Committee, be embodied in an Employee Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Employee Award is granted and signed for and on behalf of the Company. Employee Awards may consist of those listed in this Section 8(a) and may be granted singly, in combination, or in tandem. Employee Awards may also be granted in combination or in tandem with, in replacement of (subject to the last sentence of Section 15), or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. Subject to the immediately following Clauses i. and ii., an Employee Award may provide for the grant or issuance of additional, replacement, or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, items referenced in Clause v. below, and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested, or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement or as otherwise specified by the Committee. Notwithstanding the foregoing, any Award that constitutes a “stock right” within the meaning of section 409A of the Code shall only be granted to Participants with respect to whom the Company is an “eligible issuer of service recipient stock” under Section 409A of the Code.

i.

Options. An Employee Award may be in the form of an Option, which may be an Incentive Stock Option or a Nonqualified Stock Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date, provided that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Grant Price shall be no less than 110 percent of the Fair Market Value of the Common Stock subject to such Option on the Grant Date. The term of the Option shall extend no more than 10 years after the Grant Date, provided that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the term shall extend no more than five years after the Grant Date. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option, and the date or dates upon which they become exercisable, shall be determined by the Committee.

ii.

Stock Appreciation Rights. An Employee Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The holder of an SAR granted in tandem with an Option may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Committee.

iii.

Stock Awards. An Employee Award may be in the form of a Stock Award. The terms, conditions, and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee, subject to the limitations set forth below. Any Stock Award which is not a Performance Award shall have a minimum Restriction Period of three years from the Grant Date, provided that (i) the Committee may provide for earlier vesting upon a termination of employment by reason of death, disability, layoff, retirement, or Change of Control, and (ii) such three-year minimum Restriction Period shall not apply to a Stock Award that is granted in lieu of salary or bonus.

iv.

Cash Awards. An Employee Award may be in the form of a Cash Award. The terms, conditions, and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

v.

Performance Awards. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. The terms, conditions, and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee, subject to the limitations set forth below. Any Stock Award granted as an Employee Award which is a Performance Award shall have a minimum Restriction Period of one year from the Grant Date, provided that the Committee may provide for earlier vesting upon a termination of employment by reason of death, disability, or Change of Control, or with respect to Performance Awards that are not Qualified Performance Awards, upon a termination of employment by reason of layoff or retirement. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

A.

Nonqualified Performance Awards. Performance Awards granted to Employees that are not intended to be Qualified Performance Awards, or that are Options or SARs, shall be based on achievement of such goals and be subject to such terms, conditions, and restrictions as the Committee or its delegate shall determine.

B.

Qualified Performance Awards. Qualified Performance Awards granted to Employees under the Plan shall be paid, vested, or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Compensation Committee. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units, divisions, or sectors of the Company, or the Company as a whole, and if so desired by the Compensation Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following: Increased revenue; Net income measures (including but not limited to income after capital costs and income before or after taxes); Stock price measures (including but not limited to growth measures and total shareholder return); Market share; Earnings per share (actual or targeted growth); Earnings before interest, taxes, depreciation, and amortization (“EBITDA”); Economic value added (“EVA®”); Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities); Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital, and return on average equity); Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency); Expense measures (including but not limited to finding and development costs, overhead cost, and general and administrative expense); Margins; Shareholder value; Total shareholder return; Reserve addition; Proceeds from dispositions; Production volumes; Refinery runs; Reserve replacement ratio; Refinery utilizations; Total market value; and corporate value measures which may be objectively determined (including ethics compliance, environmental, and safety).

84	ConocoPhillips 2014 Proxy Statement

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of the Plan to conform with the standards of section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to section 162(m) of the Code, and the Compensation Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals for Qualified Performance Awards, the Compensation Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Compensation Committee.

b.	Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

i.

no Participant may be granted, during any calendar year, Employee Awards consisting of Options or SARs (including Options or SARs that are granted as Performance Awards) that are exercisable for or in respect of more than 5,000,000 shares of Common Stock;

ii.

no Participant may be granted, during any calendar year, Stock Awards (including Stock Awards that are granted as Performance Awards) covering or relating to more than 4,000,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock Based Awards Limitations”); and

iii.	no Participant may be paid an Employee Award consisting of cash (including Cash Awards that are granted as Performance Awards) during any calendar year in excess of $10,000,000.

9.	Director Awards.

a.

The Board may grant Director Awards to Nonemployee Directors of the Company from time to time in accordance with this Section 9. Director Awards may consist of those listed in this Section 9 and may be granted singly, in combination, or in tandem. Each Director Award may, in the discretion of the Board, be embodied in a Director Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Board in its sole discretion and, if required by the Board, shall be signed by the Participant to whom the Director Award is granted and signed for and on behalf of the Company.

i.

Options. A Director Award may be in the form of an Option; provided that Options granted as Director Awards are not Incentive Stock Options. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. In no event shall the term of the Option extend more than 10 years after the Grant Date. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any Options awarded to Participants pursuant to this Section 9, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Board.

ii.

Stock Appreciation Rights. A Director Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The holder of an SAR granted in tandem with an Option may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SARs awarded to Directors pursuant to this Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Board.

iii.

Stock Awards. A Director Award may be in the form of a Stock Award. Any terms, conditions, and limitations applicable to any Stock Awards granted to a Nonemployee Director pursuant to this Plan, including but not limited to rights to Dividend Equivalents, shall be determined by the Board.

iv.

Performance Awards. Without limiting the type or number of Director Awards that may be made under the other provisions of this Plan, a Director Award may be in the form of a Performance Award. Any additional terms, conditions, and limitations applicable to any Performance Awards granted to a Nonemployee Director pursuant to this Plan shall be determined by the Board. The Board shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Nonemployee Director.

b.	Notwithstanding anything to the contrary contained in this Plan the following limitations shall apply to any Director Awards made hereunder:

i.

no Participant may be granted, during any fiscal year, Director Awards consisting of Options or SARs (including Options or SARs that are granted as Performance Awards) that are exercisable for or in respect of more than 60,000 shares of Common Stock; and

ii.

no Participant may be granted, during any fiscal year, Director Awards consisting of Stock Awards (including Stock Awards that are granted as Performance Awards) covering or relating to more than 15,000 shares of Common Stock.

c.

Subject to Section 15, at the discretion of the Board, Director Awards may be settled by a cash payment in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Director Awards (which, in the case of Option or SARs, may be the excess, if any, of the Fair Market Value of the Common Stock subject to such Award over Grant Price of such Award).

d.

Each Nonemployee Director may have the option to elect to receive shares of Common Stock, including Restricted Stock or Restricted Stock Units, as prescribed by the Board, in lieu of all or part of the compensation otherwise payable by the Company to such Nonemployee Director.

10.

Change of Control. Notwithstanding any other provisions of the Plan, including Sections 8 and 9 hereof, and unless otherwise expressly provided in the applicable Award Agreement or in any deferral election agreement, in the event of a Change of Control during a Participant’s employment (or service as a Nonemployee Director) with the Company or one of its Subsidiaries, followed by the termination of employment of such Participant (or separation from service of such Nonemployee Director), (i) each Award granted under this Plan to the Participant shall become immediately vested and fully exercisable and any restrictions applicable to the Award shall lapse and (ii) if the Award is an Option or SAR, shall remain exercisable until the expiration of the term of the

ConocoPhillips 2014 Proxy Statement	85

Award or, if the Participant should die before the expiration of the term of the Award and the Award is an Incentive Stock Option, until the earlier of (a) the expiration of the term of the Incentive Stock Option or (b) two (2) years following the date of the Participant’s death; provided, however, that with respect to any Stock Unit or Restricted Stock Unit or other Award that constitutes a “nonqualified deferred compensation plan” within the meaning of section 409A of the Code, the timing of settlement of such Stock Unit or Restricted Stock Unit or other Award pursuant to this Section 10 shall, subject to Section 23, be in accordance with the settlement terms set forth in the applicable Award Agreement if such Change of Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of section 409A(a)(2)(A)(v) of the Code.

11.

Non-United States Participants. The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures, and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

12.	Payment of Awards.

a.

General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the Committee shall specify whether the underlying shares are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.

b.

Deferral. With the approval of the Committee and in a manner which is intended to either (i) comply with section 409A of the Code or (ii) not cause an Award to become subject to section 409A of the Code, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures or a plan, program, or other arrangement established by the Company or a Subsidiary in a manner which is intended to either (i) comply with section 409A of the Code or (ii) not cause an Award to become subject to section 409A of the Code, and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Committee, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.

c.

Dividends, Earnings, and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions, and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards. No dividends or Dividend Equivalents may be paid in respect of any unearned Performance Award, provided that, in the discretion of the Committee, dividends or Dividend Equivalents may be accrued or reinvested in additional Performance Awards and paid or settled at the time that the underlying Performance Award is settled.

d.

Substitution of Awards. Subject to Sections 15 and 17, at the discretion of the Committee, a Participant who is an Employee may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type, provided that, without the Participant’s consent, such substitution may not be offered in a manner which would result in accelerated or additional tax to the Participant pursuant to section 409A of the Code.

e.

Cash-out of Awards. Subject to Section 15, at the discretion of the Committee, an Award may be settled by a cash payment in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Award (which, in the case of an Option or SAR, may be the excess, if any, of the Fair Market Value of the Common Stock subject to such Award over Grant Price of such Award).

13.

Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants who are Employees to tender Common Stock or other Employee Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event the Committee allows shares of Restricted Stock to be tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may also provide that the option may be exercised by a “net-share settlement” method for exercising outstanding nonqualified stock options, whereby the exercise price thereof and/or any minimum required tax withholding thereon are satisfied by withholding from the delivery of the shares as to which such option is exercised a number of shares having a fair market value equal to the applicable exercise price and/or the amount of any minimum required tax withholding, canceling such withheld number, and delivering the remainder. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section 13.

An optionee desiring to pay the Grant Price of an Option by tendering Common Stock using the method of attestation may, subject to any such conditions and in compliance with any such procedures as the Committee may adopt, do so by attesting to the ownership of Common Stock of the requisite value in which case the Company shall issue or otherwise deliver to the optionee upon such exercise a number of shares of Common Stock subject to the Option equal to the result obtained, rounded down to the nearest whole share, by dividing (a) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the Grant Price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option, and the optionee may retain the shares of Common Stock the ownership of which is attested.

14.

Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the

86	ConocoPhillips 2014 Proxy Statement

opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, to the extent not otherwise prohibited by law (including, without limitation, the Sarbanes-Oxley Act of 2002), on either a short term or demand basis, from the Company to a Participant who is an Employee to permit the payment of taxes required by law.

15.

Amendment, Modification, Suspension, or Termination of the Plan. The Board may amend, modify, suspend, or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent such approval is required by applicable legal requirements or the applicable requirements of the securities exchange on which the Company’s Common Stock is listed. Notwithstanding anything herein to the contrary but subject to the adjustment provisions of Section 17, without the prior approval of the Company’s shareholders, Options or SARs issued under the Plan (i) will not be repriced, replaced, or regranted through cancellation or by decreasing the Grant Price of a previously granted Option or SAR, and (ii) as to which the Fair Market Value of the Common Stock subject thereto is less than or equal to the Grant Price thereof may not be substituted for pursuant to Section 12(d) or cashed out pursuant to Section 9(c) or Section 12(e).

16.

Assignability. Unless otherwise determined by the Committee and provided in an Award Agreement or the terms of an Award, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, by beneficiary designation, or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or the regulations thereunder. In the event that a beneficiary designation conflicts with an assignment by will or the laws of descent and distribution, the beneficiary designation will prevail. The Committee may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 16 shall be null and void.

17.	Adjustments.

a.

The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

b.

In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number and kind of shares of Common Stock or other securities reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 5, (ii) the number and kind of shares of Common Stock or other securities covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) to the extent consistent with the requirements of section 162(m) of the Code, the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as the Board deems appropriate, in its sole discretion, to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (including cash dividends that the Board determines are not in the ordinary course of business but excluding normal cash dividends or dividends payable in Common Stock), the Board shall make such adjustments as it determines, in its sole discretion, appropriate to (x) the number and kind of shares of Common Stock or other securities reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 5 and (y)(i) the number and kind of shares of Common Stock or other securities covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) to the extent consistent with the requirements of section 162(m) of the Code, the Stock Based Awards Limitations to reflect such transaction. In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization, or liquidation, the Board shall be authorized (x) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment; (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 15 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess, if any, of the Fair Market Value of Common Stock on such date over the Grant Price of such Award. Any adjustment under this Section 17(b) need not be the same for all Participants.

c.

The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Securities and Exchange Commission, provided that in the case of Performance Goals applicable to any Qualified Performance Awards, such adjustment does not violate Section 162(m) of the Code.

d.

Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 17 to Awards that are considered “deferred compensation” within the meaning of section 409A of the Code shall be made in a manner which is intended to not result in accelerated or additional tax to a Participant pursuant to section 409A of the Code; (ii) any adjustments made pursuant to Section 17 to Awards that are not considered “deferred compensation” subject to section 409A of the Code shall be made in such a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to section 409A of the Code or (B) do not result in accelerated or additional tax to a Participant pursuant to section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 17 to the extent the existence of such authority would cause an Award that is not intended to be subject to section 409A of the Code at the Grant Date to be subject thereto as of the Grant Date.

18.

Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the

ConocoPhillips 2014 Proxy Statement	87

Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

19.

Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, a Subsidiary, the Board, or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor a Subsidiary nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

20.

Right to Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate any Participant’s employment or other service relationship at any time, or confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or its Subsidiaries.

21.

Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

22.

Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

23.

Section 409A. It is the intention of the Company that Awards granted under the Plan either (i) shall not be “nonqualified deferred compensation” subject to section 409A of the Code or (ii) shall meet the requirements of section 409A of the Code such that no Participant shall be subject to accelerated or additional tax pursuant to section 409A of the Code in respect thereof, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. Notwithstanding any other provision of the Plan to the contrary, any payments (whether in cash, shares of Common Stock, or other property) with respect to any Award that constitutes “nonqualified deferred compensation” subject to section 409A of the Code, to be made upon a Participant’s termination of employment shall be made no earlier than (A) the first day of the seventh month following the Participant’s “separation from service” (within the meaning of section 409A of the Code) and (B) the Participant’s death if at the time of such termination of employment the Participant is a “specified employee,” within the meaning of section 409A of the Code (as determined by the Company in accordance with its uniform policy with respect to all arrangements subject to section 409A of the Code).

24.

Effectiveness and Term. The Plan will be submitted to the shareholders of the Company for approval at the 2014 annual meeting of the shareholders, and the effectiveness of the Plan shall be subject to such approval. No Award shall be made under the Plan 10 years or more after such approval. Notwithstanding anything herein to the contrary, any and all outstanding awards granted under the Prior Plans shall continue to be outstanding and shall be subject to the appropriate terms of the Prior Plan under which such award was granted and as are in effect as of the date this Plan is effective.

Attachment “A”

“Change of Control”

The following definitions apply to the Change of Control provision in Section 10 of the foregoing Plan.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination.

“Associate” shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization, or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“Beneficial Owner” shall mean, with reference to any securities, any Person if:

a.

such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination) such securities or otherwise has the right to vote or dispose of such securities;

b.

such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

c.

such Person or any of such Person’s Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

88	ConocoPhillips 2014 Proxy Statement

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a shareholder list, to call a shareholder meeting, or to inspect corporate books and records), or otherwise giving an authorization (within the meaning of section 14(a) of the Exchange Act) in respect of such security.

The terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to this definition of the term “Beneficial Owner.”

“Board” shall have the meaning set forth in the foregoing Plan.

“Change of Control” shall mean any of the following occurring on or after May 13, 2014:

a.

any Person (other than an Exempt Person) shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding solely as a result of (i) any acquisition directly from the Company or (ii) any acquisition by a Person pursuant to a transaction that complies with clauses (i), (ii), and (iii) of subsection (c) of this definition;

b.

individuals who, as of May 13, 2014, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 13, 2014 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

c.

the Company shall consummate a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (i) 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such Business Combination and the combined voting power of the then outstanding Voting Stock of such corporation or other entity are beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such Business Combination or the combined voting power of the then outstanding Voting Stock of such corporation or other entity, and (iii) at least a majority of the members of the board of directors of the corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, resulting from such Business Combination were members of the Incumbent Board at the time of the initial agreement or initial action by the Board providing for such Business Combination; or

d.

the shareholders of the Company shall approve a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a transaction that complies with clauses (i), (ii), and (iii) of subsection (c) of this definition.

“Common Stock” shall have the meaning set forth in the foregoing Plan.

“Company” shall have the meaning set forth in the foregoing Plan.

“Exchange Act” shall have the meaning set forth in the foregoing Plan.

“Exempt Person” shall mean any of the Company, any entity controlled by the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan.

“Exempt Rights” shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of May 13, 2014 or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

“Person” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization, or other entity.

“Voting Stock” shall mean, (i) with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of, or to appoint by contract, directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred) and (ii) with respect to an entity which is not a corporation, all securities of any class or series that are entitled to vote generally in the election of, or to appoint by contract, members of the body which is most analogous to the board of directors of a corporation.

ConocoPhillips 2014 Proxy Statement	89

Our vision is to be the E&P company of choice for all stakeholders by pioneering a new standard of excellence. Use these QR codes or URLs to learn more about ConocoPhillips:

Follow ConocoPhillips on your favorite social media to keep up to date with our latest news and innovations wherever you are.

ConocoPhillips is the world’s largest independent E&P company based on production and proved reserves. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 27 countries, $54 billion in annual revenue, $118 billion of total assets and approximately 18,400 employees as of December 31, 2013. Production from continuing operations averaged 1,502 MBOED in 2013, and proved reserves were 8.9 billion BOE as of December 31, 2013. For more information, please visit www.conocophillips.com.

90	ConocoPhillips 2014 Proxy Statement

SPIRIT Values

S — SAFETY

We operate safely.

P — PEOPLE

We respect one another, recognizing that our success depends upon the commitment, capabilities and diversity of our employees.

I — INTEGRITY

We are ethical and trustworthy in our relationships with stakeholders.

R — RESPONSIBILITY

We are accountable for our actions. We are a good neighbor and citizen in the communities where we operate.

I — INNOVATION

We anticipate change and respond with creative solutions. We are agile and responsive to the changing needs of stakeholders and embrace learning opportunities from our experience around the world.

T — TEAMWORK

Our "can do" spirit delivers top performance. We encourage collaboration, celebrate success, and build and nurture long-standing relationships.

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 600 N. DAIRY ASHFORD MCLEAN BUILDING #1142 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS HOUSTON, TX 77079 If you would like to reduce the costs incurred by ConocoPhillips in mailing proxy materials, you can consent to receiving all future proxy statements, Voting Direction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your Voting Direction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M69617-P47741 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY CONOCOPHILLIPS THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1-4. 1. ELECTION OF DIRECTORS Nominees: For Against Abstain 1a. Richard L. Armitage For Against Abstain 1b. Richard H. Auchinleck 2. Proposal to ratify appointment of Ernst & Young LLP as ConocoPhillips’ independent registered public accounting 1c. Charles E. Bunch ?rm for 2014. 1d. James E. Copeland, Jr. 3. Advisory Approval of Executive Compensation. 1e. Jody L. Freeman 4. Approval of 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips. 1f. Gay Huey Evans THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEMS 5-6. 1g. Ryan M. Lance 5. Report on Lobbying Expenditures. 1h. Robert A. Niblock 6. Greenhouse Gas Reduction Targets. 1i. Harald J. Norvik 7. In its discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. 1j. William E. Wade, Jr. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET If you plan on attending the Annual Meeting of Stockholders, you will be required to verify that you are a stockholder by presenting this admission ticket or proof of ownership together with valid picture identi?cation. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M69618-P47741 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 13, 2014 The stockholder(s) hereby appoint(s) Jeff W. Sheets and Janet Langford Kelly, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ConocoPhillips that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 13, 2014, at the Omni Houston Hotel at Westside, 13210 Katy Freeway, Houston, Texas, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS CONOCOPHILLIPS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION, FOR THE APPROVAL OF THE 2014 OMNIBUS STOCK AND PERFORMANCE INCENTIVE PLAN OF CONOCOPHILLIPS, AND AGAINST EACH OF THE STOCKHOLDER PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 8, 2014. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting 600 N. DAIRY ASHFORD instruction form. MCLEAN BUILDING #1142 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS HOUSTON, TX 77079 If you would like to reduce the costs incurred by ConocoPhillips in mailing proxy materials, you can consent to receiving all future proxy statements, Voting Direction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 8, 2014. Have your Voting Direction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M69619-Z62502 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY CONOCOPHILLIPS THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1-4. 1. ELECTION OF DIRECTORS Nominees: For Against Abstain 1a. Richard L. Armitage ! ! ! For Against Abstain 1b. Richard H. Auchinleck ! ! ! 2. Proposal to ratify appointment of Ernst & Young LLP as ! ! ! ConocoPhillips’ independent registered public accounting ?rm for 2014. 1c. Charles E. Bunch ! ! ! 1d. James E. Copeland, Jr. ! ! ! 3. Advisory Approval of Executive Compensation. ! ! ! 4. Approval of 2014 Omnibus Stock and Performance 1e. Jody L. Freeman ! ! ! ! ! ! Incentive Plan of ConocoPhillips. 1f. Gay Huey Evans ! ! ! THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEMS 5-6. 1g. Ryan M. Lance ! ! ! 5. Report on Lobbying Expenditures. ! ! ! 1h. Robert A. Niblock ! ! ! 6. Greenhouse Gas Reduction Targets. ! ! ! 1i. Harald J. Norvik ! ! ! 7. In its discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. 1j. William E. Wade, Jr. ! ! ! Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET If you plan on attending the Annual Meeting of Stockholders, you will be required to verify that you are a stockholder by presenting this admission ticket or proof of ownership together with valid picture identi?cation. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M69620-Z62502 ConocoPhillips Savings Plan CONFIDENTIAL FIDUCIARY VOTING DIRECTION ConocoPhillips Annual Meeting of Stockholders May 13, 2014 The undersigned hereby directs that Vanguard Fiduciary Trust Company, Trustee of the ConocoPhillips Savings Plan (“CPSP”), vote all shares of stock representing the interest of CPSP participants who fail to give voting direction at the ConocoPhillips Annual Meeting of Stockholders to be held at the Omni Houston Hotel at Westside, 13210 Katy Freeway, Houston, Texas, on May 13, 2014, at 9:00 a.m., Central Time, and at any adjournment thereof, in the manner indicated on the back of this card as to the matters shown and at its discretion as to any other matters that come before the meeting, all as described in the Notice and Proxy Statement. If Broadridge, the Tabulator for the Trustee, Vanguard Fiduciary Trust Company, does not receive this Voting Direction card by May 8, 2014 at 11:59 p.m. EDT, if you do not ?ll in any boxes on the back of this card, if you return this card unsigned, and if you do not vote by the Internet or telephone on or before May 8, 2014, any shares in the CPSP that you otherwise could have directed will be directed by other eligible employees who elect to direct such shares. Important Information—I understand that by electing to direct the Trustee’s vote of shares which do not represent my own part of the CPSP that I become a ?duciary of the CPSP for voting such shares; that I must act in the best interests of all participants of the CPSP when giving directions for voting shares not representing my part of the CPSP; that I have read and understand my duties as a ?duciary as they are described on pages 32 and 33 of the CPSP Employee Handbook dated January 1, 2011; and that I may decline to accept the responsibility of a ?duciary as to such shares by NOT completing or returning this Voting Direction card or NOT voting by Internet or telephone. ConocoPhillips has acknowledged and agreed to honor the con?dentiality of your voting instructions to the Trustee. The Trustee will keep your voting instructions con?dential. This package contains your con?dential Voting Direction card to instruct the Trustee of the Plan how to vote the shares of ConocoPhillips Common Stock in the CPSP Plan re?ecting the interest of CPSP participants who fail to give voting direction. Also enclosed is the Company’s 2013 Annual Report along with the Notice and Proxy Statement for the 2014 Annual Meeting. Please use these documents to help you decide how to direct the way the Trustee (Vanguard Fiduciary Trust Company) should vote. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 8, 2014. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting 600 N. DAIRY ASHFORD instruction form. MCLEAN BUILDING #1142 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS HOUSTON, TX 77079 If you would like to reduce the costs incurred by ConocoPhillips in mailing proxy materials, you can consent to receiving all future proxy statements, Voting Direction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 8, 2014. Have your Voting Direction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M69631-Z62504 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY CONOCOPHILLIPS THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1-4. 1. ELECTION OF DIRECTORS Nominees: For Against Abstain 1a. Richard L. Armitage ! ! ! For Against Abstain 1b. Richard H. Auchinleck ! ! ! 2. Proposal to ratify appointment of Ernst & Young LLP as ! ! ! ConocoPhillips’ independent registered public accounting ?rm for 2014. 1c. Charles E. Bunch ! ! ! 1d. James E. Copeland, Jr. ! ! ! 3. Advisory Approval of Executive Compensation. ! ! ! 4. Approval of 2014 Omnibus Stock and Performance 1e. Jody L. Freeman ! ! ! ! ! ! Incentive Plan of ConocoPhillips. 1f. Gay Huey Evans ! ! ! THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEMS 5-6. 1g. Ryan M. Lance ! ! ! 5. Report on Lobbying Expenditures. ! ! ! 1h. Robert A. Niblock ! ! ! 6. Greenhouse Gas Reduction Targets. ! ! ! 1i. Harald J. Norvik ! ! ! 7. In its discretion, upon such other matters that may properly come before the meeting or any adjournment 1j. William E. Wade, Jr. ! ! ! or adjournments thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET If you plan on attending the Annual Meeting of Stockholders, you will be required to verify that you are a stockholder by presenting this admission ticket or proof of ownership together with valid picture identi?cation. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M69632-Z62504 ConocoPhillips Savings Plan CONFIDENTIAL VOTING DIRECTION ConocoPhillips Annual Meeting of Stockholders May 13, 2014 The undersigned hereby directs that Vanguard Fiduciary Trust Company, Trustee of the ConocoPhillips Savings Plan (“CPSP”), vote all shares of ConocoPhillips Common Stock representing your interest in the CPSP (described on the back of this Voting Direction card) at the ConocoPhillips Annual Meeting of Stockholders to be held at the Omni Houston Hotel at Westside, 13210 Katy Freeway, Houston, Texas, on May 13, 2014, at 9:00 a.m., Central Time, and at any adjournment thereof, in the manner indicated on the back of this card as to the matters shown and at its discretion as to any other matters that come before the meeting, all as described in the Notice and Proxy Statement. If Broadridge, the Tabulator for the Trustee, The Vanguard Fiduciary Trust Company, does not receive this Voting Direction card by 11:59 p.m. EDT on May 8, 2014, if you do not ?ll in any boxes on the back of this card, if you return this card unsigned, and if you do not vote by the Internet or telephone on or before May 8, 2014, any shares in the CPSP that you otherwise could have directed will be directed by other eligible employees who elect to direct such shares. ConocoPhillips has acknowledged and agreed to honor the con?dentiality of your voting instructions to the Trustee. The Trustee will keep your voting instructions con?dential. This package contains your con?dential Voting Direction card to instruct the Trustee of the Plan how to vote the shares of ConocoPhillips Common Stock described on the back of the card representing your interest in the Plan. Also enclosed is the Company’s 2013 Annual Report along with the Notice and Proxy Statement for the 2014 Annual Meeting. Please use these documents to help you decide how to direct the way the Trustee (Vanguard Fiduciary Trust Company) should vote. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 6, 2014. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting 600 N. DAIRY ASHFORD instruction form. MCLEAN BUILDING #1142 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS HOUSTON, TX 77079 If you would like to reduce the costs incurred by ConocoPhillips in mailing proxy materials, you can consent to receiving all future proxy statements, Voting Direction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 6, 2014. Have your Voting Direction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M69633-Z62512 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION CONOCOPHILLIPS THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1-4. 1. ELECTION OF DIRECTORS For Against Abstain Nominees: 1a. Richard L. Armitage ! ! ! For Against Abstain 1b. Richard H. Auchinleck ! ! ! 2. Proposal to ratify appointment of Ernst & Young LLP as ! ! ! ConocoPhillips’ independent registered public accounting ?rm for 2014. 1c. Charles E. Bunch ! ! ! 1d. James E. Copeland, Jr. ! ! ! 3. Advisory Approval of Executive Compensation. ! ! ! 4. Approval of 2014 Omnibus Stock and Performance 1e. Jody L. Freeman ! ! ! ! ! ! Incentive Plan of ConocoPhillips. 1f. Gay Huey Evans ! ! ! THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEMS 5-6. 1g. Ryan M. Lance ! ! ! 5. Report on Lobbying Expenditures. ! ! ! 1h. Robert A. Niblock ! ! ! 6. Greenhouse Gas Reduction Targets. ! ! ! 1i. Harald J. Norvik ! ! ! 7. In its discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. 1j. William E. Wade, Jr. ! ! ! Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET If you plan on attending the Annual Meeting of Stockholders, you will be required to verify that you are a stockholder by presenting this admission ticket or proof of ownership together with valid picture identi?cation. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M69634-Z62512 CONOCOPHILLIPS UK, Australia, Norway Plans CONFIDENTIAL VOTING DIRECTION ConocoPhillips Annual Meeting of Stockholders May 13, 2014 The undersigned hereby directs that EES Trustees Limited, Trustee of the ConocoPhillips Share Incentive Plan, ConocoPhillips Overseas Stock Savings Plan (Australia or Norway), Conoco Stock Ownership Plan, Employee Share Allocation Scheme of Phillips Petroleum Company United Kingdom Limited, and/or Conoco Employee Share Ownership Plan (the “Plan”), vote all shares of ConocoPhillips Common Stock (described on the back of this Voting Direction card) at the ConocoPhillips Annual Meeting of Stockholders to be held at the Omni Houston Hotel at Westside, 13210 Katy Freeway, Houston, Texas, on May 13, 2014, at 9:00 a.m., Central Time, and at any adjournment thereof, in the manner indicated on the back of this card as to the matters shown and at its discretion as to any other matters that come before the meeting, all as described in the Notice and Proxy Statement. In order for your vote to be counted, Broadridge, the Tabulator for the Trustee, EES Trustees Limited, must receive this Voting Direction card no later than 11:59 p.m. EDT on May 6, 2014. If Broadridge, the Tabulator for the Trustee, Vanguard Fiduciary Trust Company, does not receive this Voting Direction card by 11:59 p.m. EDT on May 6, 2014, if you do not ?ll in any boxes on the back of this card, if you return this card unsigned, and if you do not vote by the Internet or telephone on or before May 6, 2014, any shares held in the ConocoPhillips Overseas Savings Plan (Australia or Norway) or the Employee Share Allocation Scheme of Phillips Petroleum Company United Kingdom Limited that you otherwise could have directed will be voted in the same proportion as the shares for which the Trustee has received instructions. Any such shares held in the ConocoPhillips Share Incentive Plan, the Conoco Stock Ownership Plan or the Conoco Employee Share Ownership Plan will not be voted by the Trustee. ConocoPhillips has acknowledged and agreed to honor the con?dentiality of your voting instructions to the Trustee. The Trustee will keep your voting instructions con?dential. This package contains your con?dential Voting Direction card to instruct the Trustee of the Plan how to vote the shares of ConocoPhillips Common Stock described on the back of the card representing your interest in the Plan. Also enclosed is the Company’s 2013 Annual Report along with the Notice and Proxy Statement for the 2014 Annual Meeting. Please use these documents to help you decide how to direct the way the Trustee (EES Trustees Limited) should vote. Continued and to be signed on reverse side